                                                                   EXHIBIT 10.2


                                CREDIT AGREEMENT

                                     among


                  OPRYLAND HOTEL - FLORIDA LIMITED PARTNERSHIP
                                      and
                  OPRYLAND HOTEL - TEXAS LIMITED PARTNERSHIP,
                                as Co-Borrowers,


                         GAYLORD ENTERTAINMENT COMPANY,
                              as Parent Guarantor,

                          VARIOUS LENDERS PARTY HERETO

                                      and

                     DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            as Administrative Agent





                            Dated as of May 22, 2003



                                      with



                         DEUTSCHE BANK SECURITIES INC.,
                       BANC OF AMERICA SECURITIES LLC and
                           CIBC WORLD MARKETS CORP.,
                       as Joint Book Running Managers and
                               Co-Lead Arrangers,

                                      and

                             BANK OF AMERICA, N.A.
                                 and CIBC INC.,
                             as Syndication Agents

                               TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I             DEFINITIONS.................................................................................1


ARTICLE II            AMOUNT AND TERMS OF CREDIT.................................................................36

         2.1      The Commitments................................................................................36
         2.2      Mandatory Principal Repayments.................................................................38
         2.3      Ratable Loans..................................................................................40
         2.4      Types of Advances..............................................................................40
         2.5      Commitment and Administrative Agency Fees......................................................40
         2.6      Minimum Amount of Each Revolving Loan Advance; Disbursement Provisions.........................41
         2.7      Optional Principal Payments....................................................................42
         2.8      Method of Selecting Types and Interest Periods for Advances....................................42
         2.9      Conversion and Continuation of Outstanding Advances............................................43
         2.10     Interest Rate; Changes in Interest Rate; Interest Periods; etc.................................44
         2.11     Rates Applicable After Default.................................................................44
         2.12     Method of Payment..............................................................................45
         2.13     Notes; Evidence of Indebtedness................................................................45
         2.14     Telephonic Notices.............................................................................46
         2.15     Interest Payment Dates; Interest and Fee Basis.................................................47
         2.16     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions................47
         2.17     Lending Offices................................................................................47
         2.18     Non-Receipt of Funds by the Administrative Agent...............................................47
         2.19     Equity Contributions...........................................................................48
         2.21     Completion Reserve.............................................................................48
         2.22     FF&E Reserve Accounts..........................................................................50
         2.23     Replacement of Lender..........................................................................51

ARTICLE III           YIELD PROTECTION; TAXES....................................................................52

         3.1      Yield Protection...............................................................................52
         3.2      Changes in Capital Adequacy Regulations........................................................52
         3.3      Availability of Types of Advances..............................................................53
         3.4      Funding Indemnification........................................................................53
         3.5      Taxes..........................................................................................53
         3.6      Lender Statements; Survival of Indemnity.......................................................55
         3.7      Reasonable Efforts to Mitigate.................................................................55

ARTICLE IV            CONDITIONS PRECEDENT.......................................................................56

         4.1      Closing Deliveries.............................................................................56
         4.2      Conditions Precedent to Each Revolving Loan Advance and Disbursements from Completion
                  Reserve Account................................................................................61

         4.3      Limited Nature of Waivers of Requirements......................................................63
         4.4      Notices to Owner...............................................................................63

ARTICLE V             REPRESENTATIONS AND WARRANTIES.............................................................63

         5.1      Ownership, Existence and Standing..............................................................64
         5.2      Authorization and Validity.....................................................................64
         5.3      No Conflict; Government Consent................................................................64
         5.4      Financial Statements and Projections...........................................................65
         5.5      Intentionally Reserved.........................................................................65
         5.6      Taxes..........................................................................................65
         5.7      Litigation and Contingent Obligations..........................................................66
         5.8      Subsidiaries...................................................................................66
         5.9      Affiliate Contracts............................................................................66
         5.10     Accuracy of Information........................................................................66
         5.11     Margin Regulations.............................................................................66
         5.12     Material Agreements............................................................................67
         5.13     Compliance With Laws...........................................................................67
         5.14     Ownership of Certain Properties................................................................67
         5.15     Plan Assets; Prohibited Transactions; ERISA....................................................68
         5.16     Environmental Matters..........................................................................68
         5.17     Investment Company Act.........................................................................69
         5.18     Public Utility Holding Company Act.............................................................69
         5.19     Solvency.......................................................................................70
         5.20     Permits, Zoning, Government Approvals, Trademarks, Etc.........................................70
         5.21     Utilities; Access; Structural Soundness........................................................71
         5.22     Leasehold Matters..............................................................................71
         5.23     Ground Lease Matters...........................................................................71
         5.24     Casualty; Condemnation.........................................................................72
         5.25     Construction...................................................................................72
         5.26     Brokerage Fees.................................................................................73
         5.27     Personal Property..............................................................................73
         5.28     Incentive Agreements...........................................................................73
         5.29     SAILS Contract.................................................................................73

ARTICLE VI            COVENANTS..................................................................................74

         6.1      Financial Reporting............................................................................74
         6.2      Use of Proceeds................................................................................76
         6.3      Notice of Default..............................................................................76
         6.4      Conduct of Business; Corporate Existence.......................................................76
         6.5      Taxes and Claims...............................................................................77
         6.6      Insurance......................................................................................78
         6.7      Compliance with Laws...........................................................................82
         6.8      Alterations; Restaurant Facility...............................................................83
         6.9      Inspections; Books and Records.................................................................83
         6.10     Completion of Project; Required Completion Dates...............................................85
         6.11     Correction of Defects..........................................................................86

         6.12     Changes and Amendments; Monthly Budget Updates.................................................86
         6.13     Distributions; Mandatory Application of Net Operating Income to the Loans......................86
         6.14     Indebtedness...................................................................................87
         6.15     Merger.........................................................................................88
         6.16     Ownership of Assets; Restrictions on Transfer..................................................88
         6.17     Sales of Assets; Prepayments from Asset Sales; Releases of Subsidiary Guarantors...............89
         6.18     Investments; New Subsidiary Guarantors.........................................................89
         6.19     Liens..........................................................................................90
         6.20     Affiliates.....................................................................................91
         6.21     Required Rate Management Transactions..........................................................91
         6.22     Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities........................92
         6.23     Intentionally Reserved.........................................................................92
         6.24     Financial Contracts............................................................................92
         6.25     Financial Covenants............................................................................92
                  6.25.2   Minimum Consolidated Net Worth........................................................92
                  6.25.3   Minimum Interest Coverage Ratio.......................................................92
                  6.25.3   Maximum Total Leverage Ratio..........................................................92
                  6.25.4   Maximum Debt Leverage Ratio...........................................................93
                  6.25.5   Opryland Hotel Florida Minimum Adjusted NOI...........................................94
                  6.25.6   Minimum Fixed Charge Coverage Ratio...................................................94
         6.26     Environmental Audits...........................................................................95
         6.27     Insurance and Condemnation Proceeds............................................................95
         6.28     The Administrative Agent's and the Lenders' Actions for Their Own Protection Only..............98
         6.29     Storage of Property............................................................................98
         6.30     Proceedings to Enjoin or Prevent Construction..................................................99
         6.31     No Obligation to Monitor.......................................................................99
         6.32     Compliance with Agreements.....................................................................99
         6.33     Organizational Documents.......................................................................99
         6.34     Leasing Provisions.............................................................................99
         6.35     Ground Lease Covenants........................................................................100
         6.36     Zoning Changes................................................................................103
         6.37     Fiscal Year...................................................................................104
         6.38     Cooperation with Construction Consultant......................................................104
         6.39     Security Interest in Accounts; Certain Remedies...............................................104
         6.40     Principal Places of Business; Names...........................................................106
         6.41     Documents of Further Assurance................................................................107
         6.42     Wetlands......................................................................................107
         6.43     Post Closing Obligations with Respect to Texas Real Estate....................................107

ARTICLE VII           DEFAULTS..................................................................................108


ARTICLE VIII          ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................................111

         8.1      Acceleration..................................................................................111
         8.2      All Remedies..................................................................................112
         8.3       Construction.................................................................................112
         8.4       Enforcement..................................................................................113
         8.5      Preservation of Rights........................................................................113

ARTICLE IX            GENERAL PROVISIONS........................................................................114

         9.1      Survival of Representations...................................................................114
         9.2      Governmental Regulation.......................................................................114
         9.3      Headings......................................................................................114
         9.4      Entire Agreement..............................................................................114
         9.5      Obligations; Benefits of this Agreement.......................................................114
         9.6      Expenses; Indemnification.....................................................................114
         9.7      Numbers of Documents..........................................................................115
         9.8      Accounting....................................................................................115
         9.9      Severability of Provisions....................................................................115
         9.10     Nonliability of Lenders.......................................................................116
         9.11     Confidentiality...............................................................................116
         9.12     Nonreliance...................................................................................117
         9.13     Disclosure....................................................................................117
         9.14     Marshalling; Payments Set Aside...............................................................117
         9.15     Successors and Assigns........................................................................118
         9.16     Inconsistencies...............................................................................118
         9.17     Disclaimer by Lender..........................................................................118
         9.18     Time is of the Essence........................................................................118
         9.19     Protective Advances...........................................................................119

ARTICLE X             THE ADMINISTRATIVE AGENT AND THE LENDERS..................................................119

         10.1     Appointment...................................................................................119
         10.2     Nature of Duties..............................................................................120
         10.3     Lack of Reliance on the Administrative Agent..................................................120
         10.4     Certain Rights of the Administrative Agent....................................................121
         10.5     Reliance......................................................................................121
         10.6     Indemnification...............................................................................121
         10.7     The Administrative Agent in its Individual Capacity...........................................121
         10.8     Holders.......................................................................................122
         10.9     Resignation by the Administrative Agent.......................................................122
         10.10    Other Agents..................................................................................122
         10.11    Lender Default................................................................................123
         10.12    Authority.....................................................................................126
         10.13    Co-Borrower Default...........................................................................129
         10.14    Acquisition of Collateral.....................................................................130

         10.15    Documents.....................................................................................131
         10.16    Receipt and Maintenance of Loan Documents.....................................................131
         10.17    No Representations............................................................................131
         10.18    No Relation...................................................................................132
         10.19    Standard of Care..............................................................................132
         10.20    No Responsibility for Loans, Etc..............................................................132
         10.21    Payments After Default........................................................................132
         10.22    Payments Received.............................................................................133

ARTICLE XI            SETOFF; RATABLE PAYMENTS..................................................................133

         11.1     Setoff........................................................................................133
         11.2     Ratable Payments..............................................................................134

ARTICLE XII           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........................................134

         12.1     Successors and Assigns........................................................................134
         12.2     Participations................................................................................134
                  12.2.1   Permitted Participants; Effect.......................................................134
                  12.2.2   Voting Rights........................................................................135
                  12.2.3   Benefit of Setoff....................................................................135
         12.3     Assignments...................................................................................136
                  12.3.1   Permitted Assignments................................................................136
                  12.3.2  Transfers 137
                  12.3.3  Effect; Effective Date................................................................137
         12.4     Dissemination of Information..................................................................138
         12.5     Tax Treatment.................................................................................138

ARTICLE XIII          NOTICES...................................................................................138

         13.1     Notices.......................................................................................138
         13.2     Change of Address.............................................................................139

ARTICLE XIV           COUNTERPARTS..............................................................................139


ARTICLE XV            CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..............................139

         15.1     CHOICE OF LAW.................................................................................139
         15.2     CONSENT TO JURISDICTION.......................................................................140
         15.3     WAIVER OF JURY TRIAL..........................................................................140

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A        Form of Architect's Certificate
Exhibit B-1      Form of Florida Term "Renewal" Note
Exhibit B-2      Form of Term Note
Exhibit B-3      Form of Revolving Note
Exhibit B-4      Form of Swingline Note
Exhibit C        Permitted Existing Liens
Exhibit D-1      Legal Description of Project
Exhibit D-2      Legal Description of Opryland Hotel Florida
Exhibit E-1      Form of Texas Co-Borrower's Certification of Completion
Exhibit E-2      Form of Project General Contractor's Certification of
                 Completion
Exhibit E-3      Form of Project Architect's Certification of Completion
Exhibit F        Form of Assignment Agreement
Exhibit G        Form of Co-Borrowers' and Parent Guarantor's Compliance
                 Certificate

Schedule 1       Approved Construction Budget
Schedule 2       Commitments
Schedule 3       Environmental Reports
Schedule 4       Initial Subsidiary Guarantors
Schedule 5.1     Ownership Chart
Schedule 5.7     Litigation Pending or Threatened
Schedule 5.9     Affiliate Contracts with respect to the Project
Schedule 5.13    Violations of Law
Schedule 5.14    Defective Property
Schedule 5.15    ERISA Matters
Schedule 5.16    Environmental Matters
Schedule 5.20(b) Pending Land Use Modifications with respect to Permissible
                 Modifications
Schedule 5.22    Leasehold Matters
Schedule 6.20    Non-Arms Length Transactions
Schedule 6.38    Items to be Provided by Texas Co-Borrower to Construction
                 Consultant
Schedule 6.39    Certain Project Accounts
Schedule 6.43    Post-Closing Requirements

                                CREDIT AGREEMENT

         Credit Agreement, dated as of May 22, 2003 (the "Effective Date"), among Opryland Hotel - Florida Limited Partnership, a Florida limited partnership, and Opryland Hotel - Texas Limited Partnership, a Delaware limited partnership, as Co-Borrowers, GAYLORD ENTERTAINMENT COMPANY, as Parent Guarantor, the Lenders party hereto from time to time, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities Inc., Bank of America Securities LLC and CIBC World Markets Corp., as Joint Book Running Managers and Co-Lead Arrangers, and Bank of America, N.A. and CIBC Inc., as Syndication Agents.

                                  WITNESSETH:

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to Co-Borrowers the credit facility provided for herein;

         NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement:

         "Account Collateral" is defined in Section 6.39.

         "Account Holders" is defined in Section 6.39.

         "Account Control Agreement" means, (a) in the case of the Completion Reserve Account, the Account Pledge, Assignment and Control Agreement dated as of the Effective Date, between Texas Co-Borrower, Administrative Agent and Deutsche Bank Trust Company Americas, as Reserve Account Bank, (in such capacity, the "Reserve Account Bank"), (b) in the case of the Florida FF&E Reserve Account, the Account Pledge, Assignment and Control Agreement dated as of the Effective Date between Florida Co-Borrower, Administrative Agent and the Reserve Account Bank, and (c) in the case of the Texas FF&E Reserve Account, the Account Pledge, Assignment and Control Agreement substantially in the form of the agreement referred to in the preceding clause (b), to be entered into on or before the Final Completion Date in accordance with Section 2.22(e), between Texas Co-Borrower, Administrative Agent and the Reserve Account Bank.

         "Accounts" is defined in Section 6.39.

         "Adjusted Net Operating Income" for any period means (i) with respect to the Opryland Hotel Florida, Net Operating Income for such period, less the sum of (a) an assumed management fee of 3% of Gross Revenues for such period, and (b) actual deposits required to be made into the Florida FF&E Reserve Account for such period hereunder and (ii) with respect to the Project, Net Operating Income for such period, less the sum of (a) an assumed management fee of 3% of Gross Revenues for such period, and (b) actual deposits required to be made into the Texas FF&E Reserve Account for such period hereunder.

         "Adjustment Date" is defined in Section 6.18(a).

         "Administrative Agent" means Deutsche Bank Trust Company Americas, in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

         "Advance" means, collectively, the Effective Date Advance, any Revolving Loan Advance and any Swingline Loan Advance.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 50% or more of any class of voting securities (or other ownership interests) of the controlled Person, or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agency Fee" is defined in Section 2.5(b).

         "Aggregate Available Commitment" means, at any time, the aggregate Revolving Loan Commitment then in effect minus the aggregate outstanding principal amount of all Revolving Loans at such time.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time ("GAAP"), applied in a manner consistent with that used in preparing the financial statements referred to in
Section 6.1(i).

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Lending Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Ancillary Space Lease" is defined in Section 6.34.

         "Applicable LIBO Rate" means, with respect to any LIBO Rate Loan for the Interest Period applicable to such LIBO Rate Loan, the per annum rate equal to the greater of: (a) the Reserve Adjusted LIBO Rate plus 3.50% and (b) 4.82%.

         "Appraisal" means, (a) with respect to the Project, the appraisal by Cushman & Wakefield, and (b) with respect to the Opryland Hotel Florida, the appraisal by Cushman & Wakefield, each obtained by the Administrative Agent prior to the Effective Date or, in either case, another written appraisal prepared by an appraiser selected and engaged by the Administrative Agent and in all respects acceptable to the Majority Lenders as an approved Appraisal for purposes of this Agreement, using assumptions and containing information approved by the Administrative Agent and conforming with the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions.

         "Approved Construction Budget" means the budget for construction of the Project as approved by the Administrative Agent on the advice of the Construction Consultant on or before the Effective Date, a copy of which budget is attached hereto as Schedule 1, together with any modifications thereto so approved and any further modifications thereto made thereafter that are either Permissible Modifications or are approved in writing by Texas Co-Borrower and the Administrative Agent in accordance with the terms of this Agreement.

         "Approved Construction Costs" means the Construction Costs identified by line item category and dollar amount in the Approved Construction Budget, other than Costs Previously Paid.

         "Approved FF&E Budget" means each Co-Borrower's budget for normal maintenance capital expenditures, as in effect and approved by the Administrative Agent from time to time.

         "Approved Plans and Specifications" means the Plans and Specifications, together with any modifications thereto which are after the Effective Date, approved in writing by Texas Co-Borrower and, to the extent such modifications are not Permissible Modifications, the Administrative Agent.

         "Approved Project Schedule" means the Project Schedule, together with any modifications thereto which are, after the Effective Date, approved in writing by Texas Co-Borrower and, to the extent such modifications are not Permissible Modifications, the Administrative Agent.

         "Architect's Certificate" means the form of Architect's Certificate attached hereto as Exhibit A, as the same may be revised from time to time with the written consent of Texas Co-Borrower and the Administrative Agent.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Asset Sale" means (a) the sale, lease (other than operating leases in respect of facilities which are ancillary to the operation of Co-Borrowers', Parent Guarantor's or a Subsidiary's properties), conveyance or other disposition of any property or assets of either Co-Borrower, Parent Guarantor or any Subsidiary of Parent Guarantor, including the Texas Outparcel and any portion thereof (and including any such transaction by way of a sale-leaseback transaction and including a disposition by either Co-Borrower, Parent Guarantor or a Subsidiary of Equity Interests in a Subsidiary), (b) the issuance or sale of Equity Interests of any of Parent Guarantor's

Subsidiaries or (c) any event of loss by reason of casualty, condemnation or otherwise, other than, with respect to clauses (a), (b), and (c) above, the following: (i) the sale or disposition of personal property held for sale in the ordinary course of business, (ii) the sale or disposal of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of either Co-Borrower, Parent Guarantor or such Subsidiary, as applicable, or is simultaneously replaced with similar property, (iii) the transfer of assets (other than assets that constitute Collateral) between Co-Borrowers or by either Co-Borrower to Parent Guarantor, or to a Subsidiary Guarantor, or by a Subsidiary of Parent Guarantor (other than Co-Borrowers) to either Co-Borrower, Parent Guarantor or a Subsidiary Guarantor and (iv) the sale or disposition of any single asset having a value not in excess of $500,000.00, in a transaction unrelated to any other Asset Sale.

         "Assumed Rate For Senior Loans" means, as of any date of determination thereof, the greatest of (i) an 8% per annum interest rate, (ii) the actual interest rate payable with respect to the Loans hereunder as of such date (on a weighted average basis if more than one such rate is then in effect) and (iii) the sum of (x) the Seven Year U.S. Treasury Rate plus (y) 3.50% per annum.

         "Assumed Rate For All Loans" means, as of any date of determination thereof, the greatest of (i) an 8% per annum interest rate, (ii) the actual interest rate payable with respect to the Loans hereunder and the Subordinated Loans as of such date (on a weighted average basis) and (iii) the sum of (x) the Seven Year U.S. Treasury Rate plus (y) 3.50% per annum.

         "Authorized Officer" means either the Chief Executive Officer or the Chief Financial Officer of Parent Guarantor, in its capacity as sole member of the General Partner of either Co-Borrower, acting singly, or such other representative of either Co-Borrower or the Chief Executive Officer or the Chief Financial Officer of Parent Guarantor, designated from time to time by such Co-Borrower or Parent Guarantor, in a written notice signed by either Co-Borrower or Parent Guarantor and delivered to the Administrative Agent.

         "Available Commitment" means, at any time and for any Lender, the Revolving Loan Commitment of such Lender then in effect minus the aggregate outstanding principal amount of such Lender's Revolving Loans at such time.

         "Available Sources" means, as of any date of determination, the sum of
(a) Unrestricted Cash On Hand, (b) all amounts on deposit in the Completion Reserve Account as of such date and (c) the Aggregate Available Commitment as of such date, less the aggregate outstanding principal amount of Swingline Loans, as of such date.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capital Stock" means, with respect to any Person, any capital stock, partnership or joint venture interests of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into any of the foregoing), warrants or options to purchase any of the foregoing.

         "Capital Expenditures" means with respect to any Person, all expenditures by such Person which should be capitalized in accordance with Agreement Accounting Principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with Agreement Accounting Principles) and the amount of capital assets associated with Capitalized Lease Obligations incurred by such Person (which shall be deemed to include (a) expenditures by such Person to acquire stock or other evidence of beneficial ownership of any other Person for the purpose of acquiring the capital assets of such Person (to the extent of such capital assets) and (b) expenditures for fixed or capital equipment or real property).

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest, and (d) investments in money market funds substantially all of the assets of which are comprised of investments of the types described in clauses (a) through (c) above or corporate securities (other than commercial paper) with maturities of 397 days or less, provided that the weighted average maturity of such securities does not exceed 90 days.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of either Co-Borrower's or Parent Guarantor's assets to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of either Co-Borrower or Parent Guarantor, (iii) the acquisition by any person or group (as such term is used in Section 13 (d)(3) of the Securities Exchange Act) of a direct or indirect interest in more than 50% of the ownership of either Co-Borrower or Parent Guarantor or the voting power of the voting stock of Parent Guarantor by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of Parent Guarantor as a result of such transaction), (iv) any consolidation of Parent Guarantor with, or merger of Parent Guarantor into, any other Person or any merger of another Person into Parent Guarantor in each case with the effect that immediately after such transaction the stockholders of Parent Guarantor immediately prior to such transaction hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation, (v) the first day on which a majority of the members of the Board of Directors of Parent Guarantor are not Continuing Directors or
(vi) Parent Guarantor ceases to own, directly or indirectly 100% of all ownership interests in either Co-Borrower or Opryland Hotel Nashville, LLC, a Delaware limited liability company or Parent Guarantor or either Co-Borrower is otherwise in breach of Section 6.16 or Section 6.17(a). A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act, as in effect on the date hereof.

         "Claim" means any claim, action, suit or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

         "Co-Borrowers" means, collectively, Opryland Hotel - Florida Limited Partnership, a Florida limited partnership and Opryland Hotel - Texas Limited Partnership, a Delaware limited partnership.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means all Property and interests in Property (now owned or hereafter acquired) upon which a Lien is granted under any of the Loan Documents, including the Accounts, the Project and the Opryland Hotel Florida.

         "Collateral Assignments" means (a) those certain Assignments of Lessor's Interest in Leases and Rents of even date herewith executed and delivered by each Co-Borrower in favor of the Administrative Agent, for the benefit of the Lenders and other Holders of Secured Obligations, as it may be amended or modified and in effect from time to time and (b) those certain Assignments of Agreements, Licenses, Permits and Contracts of even date herewith executed and delivered by each Co-Borrower, Parent Guarantor, Gaylord Hotels, LLC and Opryland Hospitality Group in favor of the Administrative Agent, for the benefit of the Lenders and other Holders of Secured Obligations, as each may be amended or modified and in effect from time to time.

         "Collateral Documents" means, collectively, the Mortgages, the Collateral Assignments, the Account Control Agreements and all other Loan Documents under which a Lien is granted in, against or with respect to the Project, the Opryland Hotel Florida or any other Property.

         "Commitments" means, collectively, the Term Loan Commitment and the Revolving Loan Commitment, each of which is referred to singly as a "Commitment".

         "Completion" with respect to the Project means the occurrence of all of the following (collectively, the "Completion Conditions"):

                  (a) Construction of the Project shall be completed substantially in accordance with the Approved Plans and Specifications and all Laws, and (i) the Administrative Agent shall have received a report with respect thereto from the Construction Consultant, reasonably satisfactory to the Administrative Agent, and (ii) the Texas Co-Borrower shall have delivered to the Administrative Agent certifications with respect thereto executed by the Texas Co-Borrower, the Project General Contractor and the Project Architect (in the respective forms attached as Exhibits E-1, E-2 and E-3), properly completed.

                  (b) At least one hundred and eighty (180) days shall have passed since the Substantial Completion Date.

                  (c) The Project shall be open for business to the general public and accepting paying guests on a regular daily and nightly basis.

                  (d) Texas Co-Borrower shall have furnished to the Administrative Agent a copy of the valid, permanent certificate or certificates of occupancy with respect to the Project, including all aspects of the hotel and spa and convention center facilities and all other material Improvements for which certificates of occupancy are required under applicable Laws, and copies of all other Permits required under applicable Laws or otherwise necessary for the use, occupancy and operation of the entire Project.

                  (e) Texas Co-Borrower shall have furnished the Administrative Agent with copies of the Required Lien Waivers.

                  (f) Texas Co-Borrower shall have furnished the Administrative Agent with an updated Survey of the Project, showing the Improvements completed on the Project with the dimensions thereof and distances to the property lines, utilities, easements, parking areas and spaces, as well as any set-back requirements or violations of the same, and encroachments by the Improvements on easement areas and adjoining property and encroachments on the Project; and encroachments or violations shall have been insured against under the Texas Mortgage Title Insurance Policy for the Project and shall have been determined to be reasonably acceptable to the Administrative Agent.

                  (g) Texas Co-Borrower shall have furnished to the Administrative Agent a date down endorsement which continues the coverage under the Texas Mortgage Title Insurance Policy to a current date and also includes an updated survey endorsement based on the Title Insurer's review of the "as built" Survey, based on the Improvements to the Project as completed, without exception for any matter not previously approved by the Administrative Agent in writing, and such other endorsements as the Administrative Agent shall request, to the extent available. Texas Co-Borrower shall also have furnished the Administrative Agent with evidence reasonably satisfactory to the Administrative Agent regarding the compliance of all aspects of the Project with applicable zoning, subdivision and land use Requirements of Law.

                  (h) All fixtures, furniture, furnishings, equipment and other property contemplated under the Approved Construction Budget and the Approved Plans and Specifications to be incorporated into or installed in the Project (with the exception of de minimis items having no adverse effect on the operation of the Project and reasonably expected to be completed within 90 days after the Final Completion Date) shall have been so incorporated or installed free and clear of all Liens (other than mechanics' liens being contested in accordance with the provision in Section 6.19(b) hereof and other Customary Permitted Liens), and Texas

Co-Borrower shall have furnished the Administrative Agent with current searches of all Uniform Commercial Code financing statements filed against Texas Co-Borrower, as debtor, in such offices and jurisdictions as the Administrative Agent may require, showing no Uniform Commercial Code financing statements are filed against Texas Co-Borrower (other than those filed in favor of the Administrative Agent for the benefit of the Holders of the Secured Obligations and in favor of equipment lessors under equipment leases otherwise permitted under this Agreement).

                  (i) Texas Co-Borrower shall have furnished evidence reasonably satisfactory to the Administrative Agent that the Project as completed has adequate water, gas and electrical supply, storm and sanitary sewage facilities and other required utilities, and adequate means of vehicular and pedestrian ingress and egress to public streets.

                  (j) The Project shall be undamaged by fire or other cause, or if damaged, shall have been fully repaired and restored and there shall be no condemnation or eminent domain proceedings pending or threatened against the Project.

                  (k) The Administrative Agent (i) shall have approved in writing and received an executed copy of any Management Agreement or other agreement for self management or management by Parent Guarantor for the Project, which shall be reasonably satisfactory to the Administrative Agent, and (ii) shall be satisfied in its reasonable discretion that such agreement is sufficient to provide for suitable pre-opening, management and operating services for the Project.

                  (l) Texas Co-Borrower shall have furnished to the Administrative Agent true and complete copies of a current rent roll and all Leases with respect to the Project.

         "Completion Reserve Account" is defined in Section 2.21.

         "Completion Reserve Disbursement" is defined in Section 4.2.

         "Completion Reserve Disbursement Date" means the date of a disbursement from the Completion Reserve Account.

         "Completion Reserve Disbursement Request" means an irrevocable notice given by Co-Borrowers to the Administrative Agent not later than 1:00 p.m. (Eastern time) at least three (3) Business Days before the date on which the Completion Reserve Disbursement is requested to be made, specifying (a) the Completion Reserve Disbursement Date, which shall be a Business Day, (b) the amount of the Completion Reserve Disbursement and (c) calculations to demonstrate that the requested disbursement is consistent with the requirements of Section 2.21 hereof.

         "Conduit" is defined in Section 12.3.2.

         "Conduit Credit Enhancer" is defined in Section 12.3.2.

         "Conduit Inventory Loan" is defined in Section 12.3.2.

         "Consent and Agreement" is defined in Section 4.2(j).

         "Consolidated EBITDA" means for any period, the Consolidated Net Income of Parent Guarantor and its Consolidated Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles, before
(a) Consolidated Interest Expense, (b) any non-cash interest expense, (c) any pre-opening expenses, (d) provision for taxes and (e) depreciation and amortization charges, and without giving effect to (i) any extraordinary items,
(ii) non-cash items (except to the extent that they give rise to a liability that would be required to be reflected on the consolidated balance sheet of Parent Guarantor, or to the extent that a cash payment will be required to be made in respect thereof in a future period), including non-cash portions of both (A) ground rents expense and (B) expense with respect to the Naming Rights Agreement dated November 24, 1999 between Nashville Hockey Club Limited Partnership and Parent Guarantor, (iii) gains or losses attributable to asset sales or debt restructurings, and (iv) unrealized gains or losses from the SAILS Forward Exchange Contracts and any other Financial Contract.

         "Consolidated Fixed Charges" means, for any period, the sum of: (a) Consolidated Interest Expense and (b) required amortization of Indebtedness, determined on a consolidated basis in accordance with Agreement Accounting Principles, for the period involved and discount or premium relating to any such Indebtedness for any period involved, whether expensed or capitalized; determined without duplication of items included in Consolidated Interest Expense, in each case of Parent Guarantor and its Subsidiaries.

         "Consolidated Indebtedness" means, at any time, without duplication, the aggregate outstanding principal amount of all Indebtedness of Parent Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with Agreement Accounting Principles, and excluding Indebtedness with regard to the SAILS Forward Exchange Contracts.

         "Consolidated Interest Expense" means for any period, the total interest expense of any Person for such period, determined on a consolidated basis in accordance with Agreement Accounting Principles, plus, without duplication, that portion of Capitalized Lease Obligations of such Person representing the interest factor for such period, in each case net of the total consolidated cash interest income of such Person for such period; provided, however, that (a) all non-cash interest expenses and (b) capitalized interest reflected on such Person's financial statements shall be excluded.

         "Consolidated Net Income" means, for any period, net after tax income of Parent Guarantor and its Consolidated Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Net Worth" means at any date the sum of all amounts which, in conformity with Agreement Accounting Principles, would be included under the caption "redeemable preferred stock" and "total stockholders' equity" (or like captions) on a consolidated balance sheet of Parent Guarantor on and as at such date.

         "Consolidated Subsidiaries" means, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with Agreement Accounting Principles.

         "Construction Agreements" is defined in Section 4.1(t).

         "Construction Consultant" means, collectively, with respect to the Project, the architect(s), engineer(s) and any other consultant(s) engaged by the Administrative Agent from time to time to review plans and specifications, budgets, schedules, construction and other matters relating to the Project.

         "Construction Costs" means (a) all costs incurred by Texas Co-Borrower in connection with the construction of the Project, including the cost of acquisition of the underlying fee and ground lease interests in Real Property included within the Project, (i) the "hard costs" costs described within categories in the Approved Project Budget, (ii) pre-opening expenses and (iii) all so-called "soft costs," including fees and charges of the Project Architect and all other architects, engineers and other consultants engaged by Texas Co-Borrower, and the costs and fees incurred in connection with the procurement of all Permits necessary to make the Project ready for use and occupancy, including costs and fees incurred in connection with Real Property not included within the Project to the extent that Texas Co-Borrower establishes to the satisfaction of the Administrative Agent that such costs were necessary to obtain Permits required for development or use of the Project, (b) to the extent projected revenues are not sufficient to pay the same, real estate taxes, insurance premiums, leasing, maintenance and operation costs and other carrying costs for the Project which accrue or become payable during the Construction Period; provided, that under no circumstances shall Construction Costs include (A) any principal or interest payments on Indebtedness, (B) any dividends, distributions or other payments to any partner of Texas Co-Borrower or any Affiliate of Texas Co-Borrower, or (C) except for those amounts provided for in clause (a)(iii) above, any land acquisition costs, infrastructure costs, development costs or other hard or soft costs attributable or allocable to any Property which is not a part of the Project.

         "Construction Period" means the period of time beginning as of the Effective Date and ending on the Final Completion Date.

         "Contaminant" means gasoline, petroleum and other petroleum by-products, asbestos, explosives, PCBs, radioactive materials, biological toxins, toxic mold, or any "hazardous" or "toxic" material, substance or waste which is defined by those or similar terms or is regulated as such under any statute, law, ordinance, rule or regulation of any Governmental Authority having jurisdiction over the Project or Opryland Hotel Florida or any portion thereof or its use, including any material, substance or waste which is: (a) defined as a "hazardous substance" under the Water Pollution Control Act (33 U.S.C. ss. 1301 et seq.), as amended; (b) defined as a "hazardous waste" under
Section 10.4 of The Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., as amended; (c) defined as a "hazardous substance" or "hazardous waste" under Section 101 of The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss. 9601 et seq., or any other so-called "superfund" or "superlien" law, including the judicial interpretations thereof; (d) defined as a "pollutant" or "contaminant" under 42 U.S.C.A. ss. 9601(33); (e) defined as "hazardous waste" pursuant to 40 C.F.R. Parts 260 and 261; (f) defined as a "hazardous chemical" under 29 C.F.R. Part 1910; (g) subject to any other law or other past (and still in effect), present or future requirement of any Governmental Authority regulating, relating to, or imposing obligations, liability or standards of conduct concerning, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property free from the presence in the environment of any solid, liquid, gas, odor or any form of energy from whatever source.

         "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Continuing Directors" means, as of any date of determination, any member of the board of directors of Parent Guarantor who (a) was a member of such board of directors on the Effective Date or (b) was nominated for election or elected to such board of directors with the affirmative vote of at least a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Costs Previously Paid" means Construction Costs paid for by Texas Co-Borrower with the cash equity contributions from Parent Guarantor described in Section 2.19.

         "Cost to Complete" means at any time, all then-unpaid Construction Costs expected to be incurred through the Final Completion Date, assuming that construction of the Project is completed in accordance with the Approved Plans and Specifications, which amount shall be determined by the Administrative Agent after consultation with the Construction Consultant.

         "Customary Permitted Liens" means Permitted Existing Liens, together with (a) Liens with respect to real estate taxes and assessments to the extent not due and payable, (b) Liens to the extent permitted by Section 6.5, (c) Liens in favor of the Administrative Agent and securing the Secured Obligations, and (d) utility, sanitary sewer, storm drainage, access and other easements (including easements for ingress, egress and vehicular parking for public use with respect to roadways and parking facilities at the Project, provided the same are approved by the Administrative Agent, such approval not to be unreasonably withheld), provided such easements do not adversely affect the Opryland Hotel Florida or the Project in any material respect and access to or use of such easements would not materially disturb or materially affect any material Improvement.

         "Default" means an event described in Article VII.

         "Default Amount" is defined in Section 10.11.

         "Default Amount Accrued Interest" is defined in Section 10.11(f)(i).

         "Default Rate" means the default rate of interest determined pursuant to Section 2.11.

         "Defaulting Lender" is defined in Section 10.11.

         "Effective Date" is defined in the preamble of this Agreement.

         "Effective Date Advance" means the Advance of the Term Loans in the amount of $150,000,000.00 that the Lenders have made to Co-Borrowers on the Effective Date.

         "Eligible Assignee" means (a) any Lender, any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, real estate mortgage investment conduit, grantor trust, pension trust, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate investment trust, investment company, money management firm, "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act of 1933, as amended), "accredited investor" (as defined in Regulation D of the Securities Act), publicly traded corporation, publicly or privately held fund engaged in real estate, corporate or commercial lending or investing, or any entity substantially similar to any of the foregoing, which in each case has a minimum net worth, net assets or net capital of $100,000,000, and (b) any Affiliate of any of the foregoing, provided that under no circumstances shall Parent Guarantor, either Co-Borrower or any Affiliate of Parent Guarantor or either Co-Borrower be an Eligible Assignee.

         "Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement dated as of the Effective Date, executed and delivered by each Co-Borrower, Parent Guarantor and the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit of the Lenders and other Holders of Secured Obligations, as it may be amended or modified and in effect from time to time.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, Contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, Contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for any (a) liabilities under any Environmental Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Environmental Property Transfer Act" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Transfer Act."

         "Environmental Report" means, collectively, those reports listed and described on Schedule 3 hereto.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Business Day" means a Business Day on which commercial banks in London, England are open for domestic and international business.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Office and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it.

         "Exercise Notice" is defined in Section 10.11.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Indebtedness" means the existing indebtedness of Parent Guarantor and Florida Co-Borrower in the aggregate outstanding principal amount of $60,000,000.00, which indebtedness has been refinanced in full on the date hereof with a portion of the proceeds of the Term Loans and is now evidenced by the Florida Term Notes.

         "Facility Year" means each period of one year commencing on the Effective Date and on each anniversary thereof.

         "FF&E Reserve Disbursement" is defined in Section 4.3.

         "FF&E Reserve Disbursement Date" means the date of a disbursement from either the Florida FF&E Account or the Texas FF&E Account.

         "FF&E Reserve Disbursement Request" means a notice given by either Co-Borrower to the Administrative Agent not later than 1:00 p.m. (Eastern time) at least three (3) Business Days before the date on which a FF&E Reserve Disbursement is requested to be made, specifying (a) the requested FF&E Reserve Disbursement Date, which shall be a Business Day no earlier than three (3) Business Days after the date on which such FF&E Reserve Disbursement Request is given and (b) the amount of the requested FF&E Reserve Disbursement.

         "FF&E Reserves" means, collectively, the Florida FF&E Reserve and the Texas FF&E Reserve.

         "FF&E Reserve Accounts" means, collectively, the Florida FF&E Reserve Account and the Texas FF&E Reserve Account.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Final Completion Date" means the date, on or prior to December 31, 2004, upon which Completion of the Project has occurred.

         "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Rate Management Transaction.

         "Fiscal Quarter" means each calendar quarter beginning January 1, April 1, July 1 and October 1 of each Fiscal Year.

         "Fiscal Year" means January 1 through December 31 of each year.

         "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) 2.25%, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Florida Co-Borrower" means Opryland Hotel - Florida Limited Partnership, a Florida limited partnership.

         "Florida FF&E Reserve" is defined in Section 2.22(b).

         "Florida FF&E Reserve Account" is defined in Section 2.22(a).

         "Florida Ground Lease Estoppels" means collectively, (i) an estoppel certificate relating to the Florida Hotel Ground Lease delivered by the Florida Ground Lessor and (ii) an estoppel certificate relating to the Florida Master Ground Lease delivered by the Florida Master Lessor, in each case in form and content satisfactory to the Administrative Agent.

         "Florida Ground Leases" means the Florida Hotel Ground Lease and the Florida Master Ground Lease.

         "Florida Ground Lessor" means Xentury City, or its successors, from time to time, as the holder or holders of the lessor's interest under the Florida Hotel Ground Lease.

         "Florida Hotel Ground Lease" means that certain Opryland Hotel - Florida Ground Lease, dated as of March 3, 1999, by and between Xentury City, as landlord, and Florida Co-Borrower, as tenant, a memorandum of which was recorded on March 23, 2000 in Book 1717, Page 796 of the Official Records, as amended by that certain Omnibus Amendment to Master Lease and Hotel Lease (the "Omnibus Amendment"), dated as of October 4, 2001 and recorded on October 10, 2001 in Book 1942, Page 666 of the Official Records, between GP LP, Xentury City and Florida Co-Borrower, as the same may have been or hereinafter may be amended, modified, substituted or replaced.

         "Florida Master Ground Lease" means that certain GP/Xentury Master Ground Lease, dated as of March 3, 1999, by and between Florida Master Lessor, as landlord and Xentury City, as tenant, a memorandum of which was recorded on March 23, 2000 in Book 1717, Page 775 of the Official Records, as amended by the Omnibus Amendment, as the same may have been or hereinafter may be amended, modified, substituted or replaced.

         "Florida Master Lessor" means GP LP, or its successors, from time to time, as the holder or holders of the lessor's interest under the Florida Master Ground Lease.

         "Florida Mortgage" means the Amended and Restated Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, executed and delivered to the Administrative Agent (for the benefit of the Lenders and other Holders of Secured Obligations) by the Florida Co-Borrower securing the Secured Obligations, as such document may be amended, restated, modified or supplemented from time to time.

         "Florida Mortgage Title Insurance Policy" means an American Land Title Association loan policy (ALTA 1970/84 Form), insuring the Florida Mortgage as a valid and subsisting first mortgage, encumbering the Opryland Hotel Florida, subject only to the Permitted Existing Liens, and naming the Administrative Agent as the insured party, in such form as excludes any exception for creditors' rights, and containing (a) a Florida Form 9 endorsement, (b) a survey endorsement, (c) a contiguity endorsement, (d) an additional interest endorsement, and (e) variable rate, revolving credit and such other endorsements as the Administrative Agent may require and which are available in the State of Florida, and also accompanied by reinsurance in such amounts and from such title insurance reinsurers as the Administrative Agent may require, provided pursuant to direct access facultative reinsurance agreements in form and substance satisfactory to Administrative Agent, as such title insurance policy and reinsurance agreements may be revised and updated from time to time with the Administrative Agent's consent.

         "Florida Term Note" means any of the promissory notes in the form of Exhibit B-1 issued pursuant to Section 2.13, which promissory notes (collectively, "Florida Term Notes") shall be in the aggregate original principal amount of $60,000,000.00.

         "Force Majeure Event" means a delay in Project Construction due to strikes, acts of God, casualties, enemy action, insurrection, or other matters beyond the control of Borrower (despite commercially reasonable efforts to mitigate the delay in Project Construction caused by such matters), provided that Texas Co-Borrower gives written notice of any such delay to the Administrative Agent within the earlier to occur of (a) five (5) Business Days after Texas Co-Borrower knows or with the exercise of reasonable diligence should have known of the occurrence of the event resulting in such delay or (b) five (5) Business Days after notice of same from the Project General Contractor.

         "Funded Default Amount" is defined in Section 10.11(c).

         "GAAP" is defined in the definition of "Agreement Accounting
Principles."

         "Governmental Approval" means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued with respect to the Project by any Governmental Authority having jurisdiction with respect to any Person or Property.

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GP LP" means GP Limited Partnership, a Florida limited partnership.

         "Gross Revenues" means, for any period, all receipts resulting from the operation of the Opryland Hotel Florida or the Project, as applicable, determined net of allowances in accordance with Agreement Accounting Principles and consistent with the Uniform System of Accounts for the Lodging Industry, 9th Revised Edition, 1996, as published by the Hotel Association of New York City, as the same may be further revised from time to time, including, without limitation, rents or other payments from guests and customers, tenants, licensees and concessionaires and business interruption and rental loss insurance payments; provided, that Gross Revenues shall exclude (a) excise, sales, use, occupancy and similar taxes and charges collected from guests or customers and remitted to Governmental Authorities, (b) gratuities collected for employees (excluding service charges), (c) security deposits and other advance deposits, unless and until same are forfeited to the applicable Co-Borrower, (d) federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services, (e) interest income on the Opryland Hotel Florida's bank accounts or the Project's bank accounts or otherwise earned by the applicable Co-Borrower, and (f) rebates, refunds or discounts (including, without limitation, free or discounted accommodations).

         "Ground Leases" means collectively, the Florida Hotel Ground Lease, the Florida Master Ground Lease, the Texas Hotel Ground Lease and the Texas Master Ground Lease.

         "Guaranty" means that certain Guaranty dated as of the Effective Date, executed and delivered by Parent Guarantor and the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit of the Lenders and other Holders of Secured Obligations, as it may be amended or modified and in effect from time to time, together with any additional guaranty of payment executed and delivered by a Subsidiary of Parent Guarantor in accordance with Section
6.17 or Section 6.18.

         "hereof," "hereto," "hereunder, "herewith" and "herein" shall be deemed to refer to this Agreement as a whole, and not a particular clause, Section or Article of this Agreement.

         "Holders of Secured Obligations" means the Administrative Agent, the Lenders and the Secured Counterparties under Secured Rate Management Transactions, if any.

         "Hotel Ground Leases" means the Florida Hotel Ground Lease and the Texas Hotel Ground Lease.

         "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed at the Project or the Opryland Hotel Florida, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with Co-Borrowers and (c) any items of personal property.

         "including" means including without limitation.

         "Incentive Agreements" means the following, as amended and in effect from time to time: (a) the Joint Marketing Agreement dated as of October 1, 1998, by and between Osceola County, Florida (the "County") and Opryland Hospitality, Inc. and (b) the Public Improvements Partnership Agreement (the "PIP") dated as of October 1, 1998, between the County and Xentury City Community Development District.

         "Indebtedness" means, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than, to the extent deferred in the ordinary course of business, deferred payments in respect of services by employees) due more than 90 days after acquisition of the property or receipt of services or which is otherwise represented by a note, (b) the maximum amount available to be drawn under all Letters of Credit issued for the account of such Person and all unpaid drawings in respect of such Letters of Credit, (c) all Indebtedness of the types described in clause (a), (b), (d), (e) or (f) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the lesser of the amount of such Indebtedness and the value of the respective property), (d) Capitalized Lease Obligations, (e) all Contingent Obligations of such Person, and (f) Rate Management Obligations.

         "Initial Funding Date" means the date on which all of the conditions described in Article IV, as applicable, have been satisfied (or waived) in a manner satisfactory to the Lenders and on which the Term Loans under this Agreement are made by the Lenders.

         "Initial Lender Affiliate" is defined in Section 9.5.

         "Interest Period" means, with respect to a LIBO Rate Advance, a period of one, two or three months commencing on a Eurodollar Business Day selected by Co-Borrowers pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two or three months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Eurodollar Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall end on the next succeeding Eurodollar Business Day; further provided, however, that if said next succeeding Eurodollar Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Eurodollar Business Day. Notwithstanding the foregoing, during the period when Advances are being made hereunder, an Interest Period that is up to five (5) days more or less than one month may be selected in order to coordinate the expiration of such Interest Period with that of another Interest Period.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Law" means, collectively, all Requirements of Law and all Environmental Laws.

         "Lease" means a lease, sublease, license, concession agreement or other agreement (not including the Ground Leases) providing for the use or occupancy of any portion of any Real Property owned or leased by either of the Co-Borrowers, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

         "Lender Default" is defined in Section 10.11.

         "Lender Payment Portion" is defined in Section 10.11(b).

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Office" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, disbursements, costs and expenses (including attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "LIBO Rate" means, with respect to any LIBO Rate Loan for the Interest Period applicable to such LIBO Rate Loan, the per annum rate for such Interest Period and for an amount equal to the amount of such LIBO Rate Loan shown on Dow Jones Telerate Page 3750 at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period or if such rate is not quoted, the arithmetic average as determined by the Administrative Agent of the rates at which deposits in immediately available U.S. dollars in an amount equal to the amount of such LIBO Rate Loan having a maturity approximately equal to such Interest Period are offered to four (4) reference banks to be selected by the Administrative Agent in the London interbank market, at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period.

         "LIBO Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Applicable LIBO Rate.

         "LIBO Rate Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the Applicable LIBO Rate.

         "LIBO Reserve Percentage" means with respect to an Interest Period for a LIBO Rate Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capitalized Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

         "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.13, the Collateral Documents, the Environmental Indemnity Agreement, the Guaranty, the Texas Co-Borrower Guaranty, any Property Manager's Subordination Agreement and all other agreements, assignments, consents, acknowledgments and other instruments, including, without limitation, opinions of counsel, executed by Co-Borrowers, Parent Guarantor, the Subsidiary Guarantors, any Property Manager or any other Person in favor of the Administrative Agent or the Lenders pursuant to this Agreement or in connection with the Advances and other transactions contemplated hereby.

         "Loan Pledgee" is defined in Section 12.3.2.

         "Loans" means, collectively, the Term Loans, the Revolving Loans and the Swingline Loans.

         "Majority Lenders" means at least two Non-Defaulting Lenders in the aggregate having at least fifty-one percent (51%) of the sum of (a) the Aggregate Outstanding Credit Exposure (excluding the outstanding amount of Swingline Loans) held by all the Non-Defaulting Lenders and (b) the Aggregate Available Commitment held by all the Non-Defaulting Lenders.

         "Management Agreements" means the property management agreements, if any, for the Opryland Hotel Florida and the Project, respectively, as approved by the Administrative Agent.

         "Management Fees" means the management and other fees payable under any applicable Management Agreement.

         "Mandatory Advance" is defined in Section 2.1(d).

         "Master Leases" means the Florida Master Lease and the Texas Master Lease.

         "Material Adverse Effect" means a material adverse effect on the business, operations, property or condition (financial or otherwise) of (a) either of the Co-Borrowers or (b) Parent Guarantor and its Subsidiaries, taken as a whole, or an event, condition or circumstance as a result of which any of the following shall have occurred or the Administrative Agent, after consultation with the Construction Consultant, if applicable, determines that it is substantially likely that any of the following may occur: (a) the Completion Conditions will not be fulfilled on or before the Final Completion Date, or (b) the validity or enforceability of any of the Loan Documents, or the rights or remedies of the Administrative Agent or the Lenders thereunder, shall be impaired.

         "Maturity Date" means the third anniversary of the Effective Date.

         "Maximum Swingline Amount" means $5,000,000.00.

         "Media Assets" means certain assets used or held for use in connection with the operation of radio broadcast stations WSM-FM and WWTN(FM) serving the Nashville, Tennessee market, including Federal Communications Commission authorizations, other licenses and authorizations, fixtures, equipment and tangible personal property, interests in real property leases and subleases, contracts and contract rights, intangibles, records and goodwill and going concern value.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgages" means, collectively, the Florida Mortgage and the Texas Deed of Trust.

         "Mortgage Title Insurance Policies" means, collectively, the Florida Mortgage Title Insurance Policy and the Texas Mortgage Title Insurance Policy.

         "Nashville Loans" means, collectively, the Nashville Senior Loan and the Nashville Mezzanine Loan.

         "Nashville Mezzanine Loan" means the loan in the original principal amount of $100,000,000.00 made as of March 27, 2001 by Merrill Lynch Mortgage Capital, Inc. to OHN Holdings, LLC, secured by, among other things, a Pledge by OHN Holdings, LLC of its membership interest in Opryland Hotel Nashville, LLC, as in effect on the date hereof.

         "Nashville Mezzanine Loan Agreement" means the Mezzanine Loan Agreement dated as of March 27, 2001 by and between OHN Holdings, LLC, as mezzanine borrower, and Merrill Lynch Mortgage Capital, Inc., as mezzanine lender, as in effect on the date hereof.

         "Nashville Senior Loan" means the loan in the original principal amount of $275,000,000.00 made as of March 27, 2001 by Merrill Lynch Mortgage Lending, Inc. to Opryland Hotel Nashville, LLC, secured by, among other things, a first priority deed of trust encumbering Opryland Nashville, as in effect on the date hereof.

         "Net Cash Proceeds" means the aggregate cash proceeds (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when so received) received by either Co-Borrower, Parent Guarantor or any of their Subsidiaries from any Asset Sale less the sum, without duplication, of (a) the amounts required to be applied to the repayment of Indebtedness or secured by a Lien on such Property (other than the Obligations), (b) the direct costs relating to such sale or other disposition (including, without limitation, legal, accounting and sales fees and commissions), including income taxes paid or estimated to be actually payable as a result thereof, after taking into account any available tax credits or deductions and any tax sharing arrangements (provided that the amount of income taxes so estimated to be actually payable shall be approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed), (c) a reserve for all adjustments that are reasonably likely to be made to the sales price, and (d) the amount of any cash reserve actually provided by either Co-Borrower, Parent Guarantor or the applicable Subsidiary, in accordance with Agreement Accounting Principles, after such sale or other permanent disposition, including, without limitation, for liabilities related to environmental matters and liabilities under any indemnification obligations, but only to the extent and for so long as a cash reserve is actually established.

         "Net Debt/Equity Proceeds" means with respect to each Securities Issuance by a Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the Securities Issuance or from the respective capital contribution.

         "Net Income" means, for any period, net after tax income determined in accordance with Agreement Accounting Principles.

         "Net Operating Income" means, for any period, the amount if any by which Gross Revenues for such period exceeds Operating Expenses for such period, where Gross Revenues and Operating Expenses are determined on an accrual basis, except for ground rents payable under the Florida Hotel Ground Lease or the Texas Hotel Ground Lease, which, for the purposes of this definition, will be determined on a cash basis, in accordance with Agreement Accounting Principles.

         "Non-Defaulting Lenders" means at any time all Lenders which are not then Defaulting Lenders or their Affiliates.

         "Non-Material Casualty" means a casualty in connection with either the Opryland Hotel Florida or the Project in respect of which (a) the applicable Co-Borrower has developed a plan for the Restoration of the Opryland Hotel Florida or the Project, as applicable, which is satisfactory to the Administrative Agent and, if such casualty occurs prior to the Final Completion Date in the case of the Project, provides for satisfaction of the Completion Conditions on or before the Final Completion Date, (b) the applicable Co-Borrower has demonstrated to the Administrative Agent's satisfaction that such Restoration shall be completed pursuant to such plan, and (c) the applicable Co-Borrower has demonstrated to the Administrative Agent's satisfaction that the combination of insurance proceeds, equity contributions and remaining Aggregate Available Commitment, if any, less the aggregate outstanding principal amount of any Swingline Loans, will be sufficient to pay the costs of such Restoration pursuant to such plan. A casualty which initially is determined to be a Non-Material Casualty shall no longer constitute a Non-Material Casualty if the conditions set forth in clauses (a) through (c) above are no longer satisfied, due to a change in circumstances or otherwise.

         "Non-Material Condemnation" means a condemnation in connection with which (a) the Administrative Agent determines that no material portion of the Opryland Hotel Florida or the Project, as applicable, is affected, and no portion of the Opryland Hotel Florida or the Project is affected which could reasonably be expected to have a material adverse impact on the development, construction, completion, use, operation or value of the Opryland Hotel Florida or the Project, as applicable, or any of its components, including any driveways, accessways, parking areas or recreation facilities, (b) the applicable Co-Borrower has developed a plan for any necessary (in the Administrative Agent's determination) Restoration of the Opryland Hotel Florida or the Project, as applicable, which is satisfactory to the Administrative Agent and, if such taking occurs prior to the Final Completion Date in the case of the Project, provides for the satisfaction of the Completion Conditions on or before the Final Completion Date, (c) the Co-Borrower has demonstrated to the Administrative Agent's reasonable satisfaction that such Restoration shall be completed pursuant to such plan, and (d) the Co-Borrower has demonstrated to the Administrative Agent's satisfaction that the combination of the condemnation award, equity contributions and remaining Aggregate Available Commitment, if any, less the aggregate outstanding principal amount of any Swingline Loans, will be sufficient to pay the costs of such Restoration pursuant to such plan. A condemnation which initially is determined to be a Non-Material Condemnation shall no longer constitute a Non-Material Condemnation if the conditions set forth in clauses (a) through (d) above are no longer satisfied, due to a change in circumstances or otherwise.

         "Non-Material Project Agreements" is defined in the definition of "Project Agreements."

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means either a Florida Term Note in the form of Exhibit B-1, a Term Note in the form of Exhibit B-2, a Revolving Note in the form of Exhibit B-3, or a Swingline Note in the form of Exhibit B-4 issued pursuant to Section 2.13.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Co-Borrowers and Parent Guarantor to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents. The term "Obligations" includes all interest, charges, expenses, fees, Protective Advances, attorneys' fees and disbursements and any other sum chargeable to Co-Borrowers and Parent Guarantor or any Subsidiary Guarantor under this Agreement or any other Loan Document.

         "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (c) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person.

         "Official Records" means the official records of Osceola County, Florida and Tarrant County, Texas, as applicable.

         "Omnibus Amendment" is defined in the definition of "Florida Hotel Ground Lease".

         "Opening Date" means the date on which the Project or any material portion thereof first opens for business to the general public.

         "Operating and Capital Budget" is defined in Section 6.1(iv).

         "Operating Expenses" means, for any period, the actual costs and expenses of owning, operating, managing, repairing and maintaining the Opryland Hotel Florida or the Project during such period incurred by the applicable Co-Borrower, including ground rents payable for such period under the Florida Ground Leases and the Texas Ground Leases, and actual real estate taxes; provided that for the period from the Opening Date to the commencement of the first fiscal period of the applicable taxing authority with respect to which real estate taxes for the Project are based on an assessment of the completed Project, real estate taxes for the Project shall be deemed to be the greater of
(x) actual real estate taxes for such period and (y) $400,000.00 per month (pro rated for such period); and provided, further, that in no event shall Operating Expenses include (a) interest and/or principal due on the Loans, or other Indebtedness, (b) distributions or other payments to either Co-Borrower, or any partners, members or Affiliates of either Co-Borrower, (c) income taxes, (d) depreciation and amortization, (e) deposits into the FF&E Reserve Accounts, (f) Management Fees, (g) pre-opening expenses, (h) extraordinary items and (i) non-cash items (except to the extent that they give rise to a liability that would be required to be reflected on the consolidated balance sheet of Parent Guarantor, or to the extent that a cash payment will be required to be made in respect thereof in a future period), including the non-cash portion of ground rents expense.

         "Opryland Hotel Florida" means Florida Co-Borrower's ground lease and other interests in Real Property more particularly described on Exhibit D-2 and the Improvements constructed thereon, consisting of a first-class hotel and convention center known as the "Gaylord Palms", comprised of an approximately 1,400 room full service hotel, 380,000 square feet of meeting space, a 178,000 square foot exhibition hall, three full service restaurants, a spa and fitness facility and related facilities, together with all Property of Florida Co-Borrower now or hereafter constructed or located thereon or used in connection therewith.

         "Opryland Nashville" means the property known as the Opryland Hotel Nashville, consisting of approximately 2,883 hotel rooms and 600,000 square feet of meeting and exhibition space in Nashville, Tennessee.

         "Ordinary Course Claim" is defined in Section 6.1(x)(a).

         "Organizational Documents" means, with respect to any corporation, limited liability company, or partnership (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (b) the partnership agreement executed by the partners in the partnership, (c) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership and (d) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock or such limited liability company's or partnership's equity or ownership interests.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of the aggregate principal amount of its Loans outstanding at such time.

         "Parent Guarantor" means Gaylord Entertainment Company, a Delaware corporation.

         "Participants" is defined in Section 12.2.1.

         "Permissible Modification" means (a) any reallocation among line items in the Approved Construction Budget, (b) any change order or other amendment to any Construction Agreement, (c) any amendment, addition or other change to the Approved Plans and Specifications or (d) any amendment or other change to the Approved Project Schedule (any of items (a), (b), (c) and (d) being hereinafter referred to as a "Modification"), which Modification satisfies all of the following conditions:

                  (i) Such Modification has been approved in writing by Texas Co-Borrower and (A) in the case of a Modification (including any change order) to any agreement, the parties thereto, and (B) in the case of any Modification to the Plans and Specifications, the Project General Contractor and the Project Architect, and copies of such Modification and approvals have been promptly furnished to the Administrative Agent;

                  (ii) Such Modification is consistent with the Project Scope of Work and complies with all applicable Laws;

                  (iii) Such Modification does not impair the ability of Texas Co-Borrower to fulfill the Completion Conditions on or before the Final Completion Date;

                  (iv) Such Modification will not have a material adverse effect on the operation or financial performance of the Project;

                  (v) Such Modification is not otherwise prohibited by this Agreement; and

                  (vi) In the case of a Modification consisting of a reallocation of line items within the Approved Construction Budget, such Modification is either (A) a reallocation of actual or reasonably projected cost savings in one or more line items (provided that any adjustment to the line item for "Construction Contract and GMP" shall be supported by a change order submitted to and acceptable to the Administrative Agent) within a single category of line item costs to one or more line items within the same category (i.e., a reallocation of actual or reasonably projected cost savings among line items within "Building Construction" or "Furniture, Fixtures and Equipment" or "Soft Costs" but not from one of such line item categories to another) or (B) a reallocation to or from the "Contingency" line item to or from any other line item.

         "Permits" means any permit, consent, approval, authorization license, variance, or permission with respect to the Opryland Hotel Florida and the Project required from any Person, including any Governmental Approvals.

         "Permitted Debt" is defined in Section 6.14.

         "Permitted Existing Liens" means the Liens identified as such on Exhibit C.

         "Permitted FF&E Expenditures" means expenditures made by Florida Co-Borrower from time to time after the Effective Date, and by Texas Co-Borrower from time to time after the Final Completion Date, as applicable, for normal maintenance capital expenditures or capital improvements in connection with the Opryland Hotel Florida and the Project, respectively, including furniture, fixtures and equipment, provided that all such expenditures are substantially consistent with such Co-Borrower's Approved FF&E Budget, as the same may be adjusted from time to time, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to reallocate cost savings among line items therein.

         "Permitted Refinancing" means a refinancing of the Nashville Loans (i) that is in an amount, net of applicable closing costs and financing fees, at least sufficient to refinance the entire outstanding principal balance of the Nashville Loans at the time of such refinancing, (ii) that results in no greater recourse to Parent Guarantor, Opryland Hotel Nashville, LLC or any of their Affiliates than exists under the existing Nashville Loans, (iii) that has a maturity date at least 6 months after the Maturity Date of the Loans, and
(iv) the Net Debt/Equity Proceeds, if any, of which are applied in accordance with the provisions of Sections 2.2 and 2.21 hereof.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PIP" is defined in the definition of "Incentive Agreements."

         "Pledge" is defined in Section 12.3.2.

         "Post-Closing Documents" is defined in Section 6.43.

         "Post-Closing Requirements" is defined in Section 6.43.

         "Plans and Specifications" is defined in Section 4.1(p).

         "Prime Lending Rate" means a rate per annum equal to the prime lending rate announced from time to time by the New York office of the Administrative Agent (in its individual capacity) or, if such office ceases to announce such rate, such other United States office of the Administrative Agent or an Affiliate selected by it from time to time, such per annum rate changing when and as said prime rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         "Project" means Texas Co-Borrower's ground lease and other interests in the Real Property more particularly described on Exhibit D-1 and the Improvements constructed and to be constructed thereon, consisting of a first-class hotel and convention center known as the "Gaylord Opryland Resort & Convention Center Texas," comprised of an approximately 1,500 room full service hotel and 400,000 square feet of meeting and exhibition space together with all Property of Texas Co-Borrower now or hereafter constructed or located thereon or used in connection therewith.

         "Project Agreements" means all material agreements executed by Texas Co-Borrower (or to which Texas Co-Borrower or the Project shall be subject) for the construction, development, financing, leasing and management of the Project, including any Management Agreement and all Construction Agreements. The following (collectively, "Non-Material Project Agreements") shall not be "Project Agreements" for the purposes of this Agreement: (a) agreements (other than Ancillary Space Leases) with respect to operation of the Project entered into by Texas Co-Borrower in the ordinary course of business, other than Leases and any Management Agreement for the Project, provided that each of such Agreements is (i) on arms-length terms and conditions (ii) cancelable on not more than 90 days notice, without penalty or premium and (iii) represents a cost not in excess of $300,000.00 in any Fiscal Year, and (b) Ancillary Space Leases.

         "Project Architect" is defined in Section 4.1(o).

         "Project Architect's Agreement" is defined in Section 4.1(o).

         "Project Construction" means the construction of the Project contemplated under the Approved Plans and Specifications, and all work related thereto.

         "Project General Contract" is defined in Section 4.1(s).

         "Project General Contractor" means Centex Construction Company, Inc., a Nevada corporation.

         "Project Schedule" is defined in Section 4.1(t).

         "Project Scope of Work" means the development and construction of the Project substantially in accordance with the Plans and Specifications as submitted to and approved by the Administrative Agent prior to the Effective Date.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Property Award Event" is defined in Section 6.27.

         "Property Awards" means all compensation, awards, damages, refunds, claims, rights of action and proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received in lieu of cash) payable under policies of property damage, boiler and machinery, rental loss, rental value and business interruption insurance or with respect to any condemnation or eminent domain claim or award relating to the Project or any portion thereof.

         "Property Manager" means, any property manager and its successors and permitted assigns under any Management Agreement for either the Opryland Hotel Florida or the Project, as approved by the Administrative Agent.

         "Pro Rata Revolving Loans Share" means, with respect to a Lender, a fraction the numerator of which is such Lender's Revolving Loan Commitment and the denominator of which is the aggregate Revolving Loan Commitment of all Lenders.

         "Pro Rata Share" means, with respect to a Lender, a fraction the numerator of which is the sum of (a) such Lender's Term Loan Commitment, plus
(b) such Lender's Revolving Loan Commitment, and the denominator of which is the Aggregate Commitment.

         "Protective Advances" is defined in Section 9.19.

         "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31 occurring after the Effective Date.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions (other than the SAILS Forward Exchange Contracts), and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means, with respect to any Person, any transaction (including an agreement with respect thereto) now existing or hereafter entered into between such Person and any counterparty which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Real Property" means the present and future right, title and interest (including any leasehold estate) in (a) any plots, pieces or parcels of land,
(b) any Improvements of every nature whatsoever (the rights and interests described in clauses (a) and (b) above being, for the purpose of this definition, the "Premises"), (c) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (d) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (c) and (d) above.

         "Redirection Notice" is defined in Section 12.3.2.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

         "Remedial Action" means any remedial actions as may be prudent or required from time to time to comply with Environmental Laws.

         "Required FF&E Percentage" means, with respect to the Gross Revenues generated from the Opryland Hotel Florida, the following percentage for each calendar year:


                  Calendar Year                                        Designated Percentage
                  -------------                                        ---------------------
                  January 1, 2003 - December 31, 2003                            2.0%
                  January 1, 2004 - December 31, 2004,                           3.0%
                    and thereafter

and with respect to the Gross Revenues generated from the Project, the following percentage for each calendar year:


                  Calendar Year                                        Designated Percentage
                  -------------                                        ---------------------
                  January 1, 2004 - December 31, 2004                            1.0%
                  January 1, 2005 - December 31, 2005                            1.0%
                  January 1, 2006 - December 31, 2006                            2.0%

         "Required Lien Waivers" means written waivers of Lien from Persons who shall have furnished or shall be furnishing labor or materials in connection with the Project, in customary form, duly executed, acknowledged and delivered, and sufficient, in the judgment of the Administrative Agent and the Construction Consultant, to demonstrate that, as of any date in respect of which such waivers are to be delivered hereunder, the Project is and shall remain free of Liens for labor or materials, other than such Liens as are permitted by Section 6.19 hereof.

         "Requirements of Law" means, as to any Person the charter and by-laws or other organizational or governing documents of such Person, and as to any Person or Property, any law, rule, code or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or Property or to which such Person or Property is subject, including the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, any certificate of occupancy, zoning or land use ordinance, building, environmental or land use requirement, code or Permit.

         "Reserve Account Bank" is defined in the definition of "Account Control Agreement."

         "Reserve Adjusted LIBO Rate" means, with respect to any LIBO Rate Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/100 of one percent) calculated as of the first day of such Interest Period in accordance with the following formula:

                     Reserve Adjusted LIBO Rate    =    LR
                                                      -------
                                                       1-LRP

         where
         LR = LIBO Rate
         LRP = LIBO Reserve Percentage

         "Restaurant Facility" means Texas Co-Borrower's proposed full service restaurant facility to be constructed on the north side of the Project on or near the existing pier and lake, currently contemplated by Texas Co-Borrower to be known as "The Point".

         "Restoration" is defined in Section 6.27(b).

         "Restoration Account" is defined in Section 6.27(c).

         "Revolving Loan Commitment" means, for each RL Lender, the obligation of such RL Lender to make Revolving Loans to Co-Borrowers in an aggregate amount not exceeding the amount set forth for such RL Lender in Schedule 2 or as set forth in any instrument of assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "Revolving Loans" is defined in Section 2.1(b).

         "Revolving Loans Advance" means a borrowing hereunder (a) advanced by the RL Lenders on the same Borrowing Date, or (b) converted or continued by the RL Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Revolving Loans of the same Type and, in the case of LIBO Rate Loans, for the same Interest Period.

         "Revolving Note" means any promissory note in the form of Exhibit B-3 issued pursuant to Section 2.13.

         "RL Lender" means, at any time, each Lender with a Revolving Loan Commitment.

         "SAILS Forward Exchange Contracts" means, collectively, the SAILS Mandatorily Exchangeable Securities Contract dated May 22, 2000, among Parent Guarantor, OLH, G.P., Credit Suisse First Boston International and Credit Suisse First Boston Corporation, as Agent, together with the SAILS Pledge Agreement dated as of May 22, 2000, among Parent Guarantor, Credit Suisse First Boston International and Credit Suisse First Boston Corporation, as Agent, as amended by letter dated October 6, 2000 by Credit Suisse First Boston International and Credit Suisse First Boston Corporation to OLH, G.P. and Merrill Lynch Mortgage Capital, Inc.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Counterparties" means Lenders, Subordinated Lenders and any Affiliates of any of them, which in either case are parties to any Secured Rate Management Transactions entered into by Co-Borrowers in accordance with Section
6.21 of this Agreement, together with their successors and assigns under such Secured Rate Management Transactions.

         "Secured Obligations" means, collectively, (a) the Obligations and (b) the Secured Rate Management Obligations.

         "Secured Rate Management Obligations" means Rate Management Obligations from time to time payable by Co-Borrowers to one or more Secured Counterparties under a Secured Rate Management Transaction.

         "Secured Rate Management Transaction" means a Rate Management Transaction between Co-Borrowers and one or more of the Secured Counterparties (but not any other Rate Management Transaction to which Co-Borrowers are or may hereafter be a party).

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Securities Issuance" means the sale of (a) any shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in equity of any Person or (b) any notes, bonds, debentures or similar instruments issued by any Person.

         "Senior Consolidated Indebtedness" means, at any time, without duplication, the aggregate outstanding principal amount of all Indebtedness of Parent Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with Agreement Accounting Principles, and excluding Indebtedness with regard to (a) the SAILS Forward Exchange Contracts,
(b) the Subordinated Loans and (c) unsecured, senior subordinated notes of Parent Guarantor permitted to be issued pursuant to Section 6.14(a)(x).

         "Senior Debt Service Coverage Ratio" means, as of any date of calculation, the ratio of (a) Adjusted Net Operating Income for the Opryland Hotel Florida and the Project for the last full twelve calendar months for which actual financials are available, on such date of calculation, in accordance with Parent Guarantor's ordinary operating practices, provided that, for the purpose of such calculation, for each of the first full twelve calendar months ending after the Opening Date, Adjusted Net Operating Income for the Project shall be annualized (by multiplying Adjusted Net Operating Income for the Project for the period from the Opening Date to the last day of such calendar month by a fraction, the numerator of which is 365 and the denominator of which is the number of days in the period from the Opening Date through the last day of such calendar month), to (b) an assumed annual debt service amount computed by using (1) the Assumed Rate For Senior Loans, (2) a notional principal amount equal to the sum of the Aggregate Available Commitment plus the Aggregate Outstanding Credit Exposure (less the aggregate outstanding principal amount of Swingline Loans), and (3) a twenty-five year amortization schedule.

         "Senior Lenders" means the Lenders.

         "Seven Year U.S. Treasury Rate" means, as of any date of determination, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yield of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the seventh anniversary thereof, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates, under the heading U.S. Governmental Security/Treasury Constant Maturities, or such other recognized source of financial market information as shall be selected by Administrative Agent.

         "Subordinated Administrative Agent" means the "Administrative Agent" as defined in the Subordinated Loan Agreement.

         "Subordinated Borrower" means Gaylord Hotels, LLC, a Delaware limited liability company.

         "Subordinated Lenders" is defined in the definition of "Subordinated Loan Agreement".

         "Subordinated Loan Agreement" means that certain Credit Agreement dated as of the Effective Date, with respect to the Subordinated Loans, executed and delivered by Subordinated Borrower, Parent Guarantor, the Administrative Agent and the lenders party thereto (collectively, the "Subordinated Lenders") as it may be amended or modified.

         "Subordinated Loans" means the loans in the aggregate original principal amount of $50,000,000.00, made as of the Effective Date by the Subordinated Lenders to Subordinated Borrower, secured by, among other things, a pledge by Subordinated Borrower of its partnership interests in each of Florida Co-Borrower and Texas Co-Borrower.

         "Subordination and Intercreditor Agreement" means that certain Subordination and Intercreditor Agreement dated as of the Effective Date, executed and delivered by the Senior Lenders, the Subordinated Lenders, the Administrative Agent (as defined in the Subordinated Loan Agreement) and the Administrative Agent hereunder, as it may be amended or modified.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Subsidiary Guarantor" means each of the Persons listed on Schedule 4, together with each direct and indirect wholly-owned Subsidiary of Parent Guarantor formed or acquired after the date hereof, collectively referred to as the "Subsidiary Guarantors".

         "Substantial Completion Date" means the date, on or prior to June 30, 2004, upon which (i) the Project is substantially complete in accordance with the Approved Plans and Specifications, (ii) a temporary certificate or certificates of occupancy has been obtained by Texas Co-Borrower for substantially all the Project, (iii) Texas Co-Borrower has obtained all insurance coverages required by Section 6.6(c) and delivered evidence thereof to the Administrative Agent, and (iv) substantially all of the Project is open for business to the general public and accepting paying guests on a regular daily and nightly basis.

         "Surveys" means those plats of surveys showing the outline of the applicable Real Property (a) prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA, ACSM and NSPS in 1999, and pursuant to the Accuracy Standards as adopted by ALTA, NSPS and ACSM and in effect on the date of the plat or survey, bearing a proper certificate by the surveyor certifying such optional items as are acceptable to the Administrative Agent from Table A, Optional Survey Responsibilities and Specifications, of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, which certificate shall include the legal description of the Real Property and shall be made in favor of the Administrative Agent, the Title Insurer, Florida Co-Borrower or Texas Co-Borrower, as applicable, and such other parties as the Administrative Agent may direct, (b) showing or stating (i) the square footage of the land; (ii) any encroachments by any Improvements located on adjoining property onto such Real Property or of any Improvements comprising a portion of such Real Property onto adjoining property; (iii) that such Improvements are not located in a 100-year flood plain or special flood hazard area (or indicating any applicable flood zone); and (iv) such additional information as may be required by the Administrative Agent or the Title Insurer and (c) if any water, gas, electrical, storm or sanitary sewerage or other utility facilities serving any of such Real Property are located or are to be located in land beyond such Real Property, other than land or easements which have been dedicated to the public or to the utility which is to furnish the service, accompanied by evidence satisfactory to the Administrative Agent of the existence of permanent easement rights therefor benefiting such Real Property, in form and substance reasonably satisfactory to the Administrative Agent, which easement rights shall be covered by the Lien of the applicable Mortgage and which Lien shall be insured under the applicable Mortgage Title Insurance Policy.

         "Swingline Expiry Date" means the date which is five (5) Business Days prior to the Maturity Date.

         "Swingline Lender" means Deutsche Bank Trust Company Americas.

         "Swingline Loan" is defined in Section 2.1(c).

         "Swingline Loan Advance" means a Floating Rate Advance hereunder made by the Swingline Lender on a Borrowing Date, consisting of a Swingline Loan.

         "Swingline Loan Notice" is defined in Section 2.8(b).

         "Swingline Note" means any promissory note in the form of Exhibit B-4 issued pursuant to Section 2.13.

         "Syndication Date" means the earlier to occur of (a) the date that is 90 days after the Effective Date and (b) the date upon which the Administrative Agent and Joint Book Running Managers determine in their sole discretion (and notify Co-Borrowers) that the primary syndication with respect to the Commitments and Loans contemplated hereby (and the resultant addition of Persons as Lenders pursuant to Article XII) has been completed.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Term Lender" means, at any time, each Lender with a Term Loan Commitment.

         "Term Loan Commitment" means, for each Lender, the obligation of such Lender to make Term Loans to Co-Borrowers in an aggregate amount not exceeding the amount set forth for such Lender in Schedule 2 or as set forth in any instrument of assignment that has become effective pursuant to Section 12.3.2.

         "Term Loans" is defined in Section 2.1(a).

         "Term Note" means any of the promissory notes in the form of Exhibit B-2 issued pursuant to Section 2.13, which promissory notes (collectively, "Term Notes") shall be in the aggregate original principal amount of $90,000,000.00.

         "Texas Co-Borrower" means Opryland Hotel - Texas Limited Partnership, a Delaware limited partnership.

         "Texas Co-Borrower Guaranty" means that certain Guaranty dated as of the Effective Date, executed and delivered by Texas Co-Borrower in favor of the Administrative Agent, for the benefit of the Lenders and other Holders of Secured Obligations, as it may be amended or modified and in effect from time to time.

         "Texas Deed of Trust" means the Leasehold and Fee Deed of Trust, Security Agreement, Assignment of Rents and Leases and UCC Fixture Filing, executed and delivered to the Administrative Agent (for the benefit of the Lenders and other Holders of Secured Obligations) by the Texas Co-Borrower securing the Secured Obligations and Texas Co-Borrower's obligations under the Texas Co-Borrower Guaranty, as such document may be amended, restated, modified or supplemented from time to time.

         "Texas FF&E Reserve" is defined in Section 2.22(f).

         "Texas FF&E Reserve Account" is defined in Section 2.22(e).

         "Texas Ground Lease Estoppels" means collectively, (i) an estoppel certificate relating to the Texas Hotel Ground Lease delivered by the Texas Ground Lessor and (ii) an estoppel certificate relating to the Texas Master Ground Lease delivered by the Texas Master Lessor, in each case in form and content satisfactory to the Administrative Agent.

         "Texas Ground Leases" means the Texas Hotel Ground Lease and the Texas Master Ground Lease.

         "Texas Ground Lessor" means the City of Grapevine, Texas, its successors and assigns, as sublessor under the Texas Hotel Ground Lease.

         "Texas Hotel Ground Lease" means that certain Hotel/Convention Center Sublease Agreement, dated as of May 16, 2000, by and between Texas Ground Lessor, as sublessor, and Texas Co-Borrower, as tenant, as amended by that certain Sublease Addendum Number 1, dated July 28, 2000, between Texas Ground Lessor and Texas Co-Borrower, as the same may have been or hereinafter may be amended, modified, substituted or replaced.

         "Texas Master Ground Lease" means that certain Lease, dated as of March 18, 1994, by and between Texas Master Lessor, as landlord, and Texas Ground Lessor, as tenant, as the same may have been or hereinafter may be amended, modified, substituted or replaced.

         "Texas Master Lessor" means the Secretary of the Army, its successors and assigns, as landlord under the Texas Master Ground Lease.

         "Texas Mortgage Title Insurance Policy" means a Texas Land Title Association loan policy (Form T-2), insuring the Texas Deed of Trust as a valid and subsisting first deed of trust, encumbering the Project, subject only to the Permitted Existing Liens, and naming the Administrative Agent as the insured party, and containing, (a) a T-19 comprehensive endorsement, (b) a first loss endorsement, and (c) variable rate, revolving credit and such other endorsements as the Administrative Agent may require and which are available in the State of Texas, and also accompanied by reinsurance in such amounts and from such title insurance reinsurers as the Administrative Agent may require, provided pursuant to direct access facultative reinsurance agreements in form and substance satisfactory to Administrative Agent, as such title insurance policy and reinsurance agreements may be revised and updated from time to time with the Administrative Agent's consent.

         "Texas Outparcel" means Lot 2, approximately 9.261 acres, as shown on Final Plat of Lots 1-3, Block 1 (Opryland Second Addition), dated February 18, 2003 and prepared by Carter Burgess, as recorded March 3, 2003 in Vol. 388.50, Page 90, Plat Records of Tarrant County, Texas.

         "Title Insurer" means, with respect to the Florida Mortgage Title Insurance Policy, Fidelity National Title Insurance Company of New York, and, with respect to the Texas Mortgage Title Insurance Policy, Fidelity National Title Insurance Company.

         "Total Debt Service Coverage Ratio" means, as of any date of calculation, the ratio of (a) Adjusted Net Operating Income for the Opryland Hotel Florida and the Project for the last full twelve calendar months for which actual financials are available, on such date of calculation, in accordance with Parent Guarantor's ordinary operating practices, provided that, for the purpose of such calculation, for each of the first full twelve calendar months ending after the Opening Date, Adjusted Net Operating Income for the Project shall be annualized (by multiplying Adjusted Net Operating Income for the Project for the period from the Opening Date to the last day of such calendar month by a fraction, the numerator of which is 365 and the denominator of which is the number of days in the period from the Opening Date through the last day of such calendar month), to (b) an assumed annual debt service amount computed by using (1) the Assumed Rate For All Loans, (2) a notional principal amount equal to the sum of the Aggregate Available Commitment, plus the Aggregate Outstanding Credit Exposure (less the aggregate outstanding principal amount of Swingline Loans), plus the then-outstanding principal amount of the Subordinated Loans, and (3) a twenty-five year amortization schedule.

         "Transfer" means any sale, conveyance, transfer, disposition, alienation, hypothecation, lease, assignment, pledge, mortgage, encumbrance or divestiture, whether direct or indirect, voluntary or involuntary.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a LIBO Rate Advance.

         "Unanimous Lenders" means all Non-Defaulting Lenders in the aggregate having one hundred percent (100%) of the Aggregate Outstanding Credit Exposure and Aggregate Available Commitment held by all the Non-Defaulting Lenders.

         "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

         "Unmatured Default" means an event which but for the lapse of any time period or the giving of any notice, or both, would constitute a Default.

         "Unmatured Monetary Default" means, as of any date, any nonpayment of principal of or interest on any Loan, any commitment fee or any other Obligation payable to the Administrative Agent or any of the Lenders under any of the Loan Documents due on or before such date, which nonpayment has not become a Default as of such date.

         "Unrestricted Cash On Hand" means, as of any date of determination, the sum of the aggregate amount of unrestricted cash held by Co-Borrowers and Parent Guarantor as shown on their balance sheets on such date.

         "Xentury City" means Xentury City Development Company, L.C., a Florida limited liability company.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

         2.1 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make, on the Effective Date, a term loan or term loans (each, a "Term Loan" and collectively, the "Term Loans") to Co-

Borrowers (or in the case of Term Loans in the aggregate principal amount of $60,000,000 evidenced by the Florida Term Notes, to Florida Co-Borrower), which Term Loans: (i) shall be denominated in Dollars, (ii) except as hereinafter provided, shall, at the option of Co-Borrowers, be incurred and maintained as, and/or converted into, Floating Rate Loans or LIBO Rate Loans, and (iii) shall be made by each such Lender in a principal amount equal to the Term Loan Commitment of such Lender. Once repaid, Term Loans may not be reborrowed.

                  (b) Subject to and upon the terms and conditions set forth herein, each RL Lender severally agrees to make, at any time and from time to time after the Effective Date and prior to the Maturity Date, a loan or loans (each, a "Revolving Loan" and collectively, the "Revolving Loans") to Co-Borrowers, which Revolving Loans (i) shall be denominated in Dollars, (ii) except as hereinafter provided, shall, at the option of Co-Borrowers, be incurred and maintained as, and/or converted into, Floating Rate Loans or LIBO Rate Loans, provided that all Revolving Loans comprising the same Advance shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed, in aggregate principal amount outstanding at any time for any such Lender, such Lender's Revolving Loan Commitment.

                  (c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, from time to time after the Final Completion Date and prior to the Swingline Expiry Date, a loan or loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to Co-Borrowers, which Swingline Loans (i) shall be denominated in Dollars, (ii) shall be made and maintained as Floating Rate Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, provided that a Swingline Loan may not be used to repay another Swingline Loan, (iv) shall not be made (or be required to be made) on any date if, after giving effect thereto, the Aggregate Outstanding Credit Exposure with respect to Revolving Loans and Swingline Loans would exceed the aggregate Revolving Loan Commitment then in effect and (v) shall not exceed, in aggregate principal amount at any time outstanding, the Maximum Swingline Amount. The Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, which arrangements may include the cash collateralization of such Defaulting Lender's or Lenders' Available Commitment. Notwithstanding anything to the contrary contained in this Section 2.1(c), the Swingline Lender shall not make any Swingline Loan if it has actual notice that a Default exists and is continuing until such time as the Swingline Lender shall have received written notice (i) of the waiver of such Default by the Majority Lenders or Unanimous Lenders, as applicable, or
(ii) that the Administrative Agent in good faith believes such Default has ceased to exist.

                  (d) In the event that (i) Co-Borrowers do not repay any outstanding principal balance of any Swingline Loan by 2:00 p.m. New York time on the Business Day immediately following the fifth (5th) Business Day after such Swingline Loan was made or (ii) any Swingline Loans are outstanding on the Swingline Expiry Date, or upon the occurrence of a Default under Section 7.6 or
Section 7.7, or upon the exercise of any remedies pursuant to Article VIII, the Swingline Lender shall by 2:00 p.m. New York time on the immediately succeeding Business Day give notice to the RL Lenders that its outstanding Swingline Loans shall be funded with a

Revolving Loans Advance. In each such case, a Revolving Loans Advance (each such Advance, a "Mandatory Advance") shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each Lender's Revolving Loan Commitment (determined on such date, but before giving effect to any termination of the Revolving Loan Commitments pursuant to Article VIII) and the proceeds thereof shall be paid directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one (1) Business Day's notice pursuant to each Mandatory Advance in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of any Mandatory Advance may not comply with the minimum amount otherwise required hereunder in respect of a Revolving Loans Advance, (ii) whether a Default then exists (other than a Default by reason of which the applicable Swingline Loan was made in violation of the last sentence of Section 2.1(c) hereof), (iii) whether any applicable conditions precedent to an Advance hereunder have been satisfied and (iv) provided that the applicable Swingline Loan was not made in violation of clause
(iv) or clause (v) of the first sentence of Section 2.1(c) hereof, the amount of its Available Commitment at such time. If any Mandatory Advance cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to either Co-Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Advance would otherwise have occurred, but adjusted for any payments received from Co-Borrowers on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such RL Lenders to share in such Swingline Loans ratably based upon their respective Pro Rata Revolving Loans Share (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to Article VIII), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be for the account of the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lenders shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the respective participation would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Effective Rate for the first day and at the rate otherwise applicable to Revolving Loans maintained as Floating Rate Loans hereunder for each day thereafter.

         2.2      Mandatory Principal Repayments.

                  (a)      If, on any date following the Final Completion Date,
(i) the Senior Debt Service Coverage Ratio is less than 1.75x or (ii) the Total Debt Service Coverage Ratio is less than 1.4x, then the following amounts shall be applied promptly upon receipt, and in any event within five (5) Business Days thereafter, by either Co-Borrower, Parent Guarantor or any Subsidiary Guarantor, as applicable (it being understood that Parent Guarantor shall cause each Subsidiary Guarantor to comply with the provisions of this Section 2.2(a)) to repayment of the Loans and reduction of the Revolving Loan Commitment to the extent necessary to cause (x) the Senior Debt Service Coverage Ratio to be increased to 1.75x (or to such higher level as may result from satisfying the requirement of clause (y) of this sentence) and (y) the Total Debt

Service Coverage Ratio to be increased to 1.4x (or to such higher level as may result from satisfying the requirement of clause (x) of this sentence):

                           (i)      Net Cash Proceeds of Asset Sales; and

                           (ii)     Net Debt/Equity Proceeds.

So long as no Default shall have occurred and be continuing at the time any of such amounts are received and are to be applied to repayment of the Loans, such amounts, after application to any payments required under Section 2.12(a)(i) and (ii), shall be applied first to reduce the outstanding principal balance of the Term Loans, and thereafter to reduce the outstanding principal balance of the Revolving Loans. Any Net Cash Proceeds of Asset Sales and Net Debt/Equity Proceeds in excess of such amounts as are required to be applied to the Loans in order to restore the Senior Debt Service Coverage Ratio and Total Debt Service Coverage Ratio to the required levels may be retained by Co-Borrowers, Parent Guarantor or the applicable Subsidiary Guarantor. If a Default shall have occurred and be continuing at the time any of such amounts are received and are to be applied as a prepayment of the Loans, such amounts shall be applied in accordance with Sections 2.12(b) and 10.21 hereof.

                  (b) On each date which is 45 days following the end of each Fiscal Quarter ending from and after the Final Completion Date, if (i) the Senior Debt Service Coverage Ratio is less than 1.75x or (ii) the Total Debt Service Coverage Ratio is less than 1.4x, then the following amounts shall be applied on each such date to repayment of the Loans and reduction of the Revolving Loan Commitment to the extent necessary to cause (x) the Senior Debt Service Coverage Ratio to be increased to 1.75x (or to such higher level as may result from satisfying the requirement of clause (y) of this sentence) and (y) the Total Debt Service Coverage Ratio to be increased to 1.4x (or to such higher level as may result from satisfying the requirement of clause (x) of this sentence):

                           (i) Adjusted Net Operating Income of the Opryland Hotel Florida for the prior Fiscal Quarter; and

                           (ii) Adjusted Net Operating Income of the Project for the prior Fiscal Quarter.

So long as no Default shall have occurred and be continuing at the time any of such amounts are received and are to be applied as a prepayment of the Loans, such amounts, after application to any payments required under Section 2.12(a)(i) and (ii), shall be applied first to reduce the outstanding principal balance of the Term Loans, and thereafter to reduce the outstanding principal balance of the Revolving Loans. Any Adjusted Net Operating Income of Opryland Hotel Florida or the Project in excess of such amounts as are required to be applied to the Loans in order to restore the Senior Debt Service Coverage Ratio and Total Debt Service Coverage Ratio to the required levels may be retained by Co-Borrowers, Parent Guarantor or the applicable Subsidiary Guarantor. If a Default shall have occurred and be continuing at the time any of such amounts are received and are to be applied as a prepayment of the Loans, such amounts shall be applied in accordance with Sections 2.12(b) and 10.21 hereof.

                  (c) In addition to any other mandatory repayments pursuant to this Section

2.2, on each date set forth below, unless the Unanimous Lenders otherwise agree in writing to extend such dates, Co-Borrowers shall make a payment in respect of the principal amount of Term Loans in the amount set forth below opposite each such date, as the same may be reduced pursuant to Section 2.2(d) and
Section 2.21(c):


              Date                                     Amount
              ----                                     ------

        June 30, 2005                              $5,000,000.00
        September 30, 2005                         $5,000,000.00
        December 31, 2005                          $5,000,000.00

                  (d)      Each payment made pursuant to Section 2.2(a) or
Section 2.2(b) in respect of the principal balance of Term Loans shall effect a pro rata reduction in the then-remaining scheduled amounts of mandatory repayments in respect of Term Loans pursuant to Section 2.2(c). Each payment in respect of the principal balance of Revolving Loans made pursuant to Section 2.2(a) or Section 2.2(b) shall effect a permanent pro tanto reduction in the amount of the Revolving Loan Commitment.

                  (e) The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by Co-Borrowers on the Maturity Date or on any earlier date on which the Obligations become due and payable pursuant to the terms hereof.

         2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their respective Pro Rata Term Loan Shares or Pro Rata Revolving Loan Shares, as applicable.

         2.4 Types of Advances. The Advances may be Floating Rate Advances or LIBO Rate Advances (except for Swingline Loan Advances, which at all times shall be Floating Rate Advances), or a combination thereof, selected by Co-Borrowers in accordance with Sections 2.8 and 2.9.

         2.5      Commitment and Administrative Agency Fees.

                  (a) Parent Guarantor agrees to pay to the Administrative Agent for the account of each RL Lender, according to its Pro Rata Revolving Loans Share, an undrawn fee of 0.50% per annum on the average daily undrawn Aggregate Available Commitment, from the Effective Date until the date on which all obligations of the Lenders to make Advances hereunder are terminated, payable in arrears on the last day of each calendar quarter following the Effective Date. All accrued undrawn fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Advances hereunder.

                  (b) Parent Guarantor agrees to pay when due to the Administrative Agent the fees (herein referred to as the "Agency Fee") set forth in that certain letter agreement dated February 10, 2003, between Administrative Agent and Parent Guarantor.

         2.6 Minimum Amount of Each Revolving Loan Advance and Each Swingline Loan Advance; Disbursement Provisions.

                  (a) With respect to the Revolving Loans, each LIBO Rate Advance shall be in the minimum amount of $3,000,000, and each Floating Rate Advance shall be in the minimum amount of $3,000,000. No more than eight (8) LIBO Rate Advances may be outstanding at any time. Revolving Loan disbursements shall be made subject to the provisions of Section 2.8 hereof.

                  (b) With respect to the Swingline Loans, each Advance shall be in the minimum amount of $200,000.00.

                  (c)      The Lenders shall not be obligated to:

                           (i)      make any Loan hereunder unless and until
all applicable conditions precedent set forth in Article IV shall have been satisfied;

                           (ii)     make any Revolving Loan or Swingline Loan
if (A) except for a Non-Material Casualty or a Non-Material Condemnation, the Improvements are demolished or are in the Administrative Agent's reasonable determination substantially destroyed or condemnation or eminent domain proceedings are commenced or threatened against the Opryland Hotel Florida or the Project, (B) a change in the status of title to or encroachment on or off the Opryland Hotel Florida or the Project (other than Customary Permitted Liens) exists or has occurred subsequent to the Initial Funding Date without the Administrative Agent's prior written consent, (C) subject to Section 6.19(b) hereof, any event has occurred which has given or is likely to give rise to a Lien claim of equal or superior rank to the Liens in favor of or benefiting the Administrative Agent and the Lenders intended to be created by the Loan Documents, or which calls into question the validity or priority of such Liens, (D) any litigation or proceeding is commenced to enjoin the construction at the Project or any portion thereof, alter in any adverse way the zoning or land use classification of the Project or the Opryland Hotel Florida or any portion of either, to prohibit the construction or operation of the Project or the Opryland Hotel Florida or any portion of either, or to enjoin or prohibit either Co-Borrower, Parent Guarantor, the Administrative Agent or the Lenders from performing their respective obligations under this Agreement, (E) any material deviation, other than a Permissible Modification, exists in the construction of the Improvements on the Project from the Approved Plans and Specifications without the prior written approval of the Administrative Agent, or the Administrative Agent determines, upon consultation with the Construction Consultant, that there are material defects in the workmanship or materials, or (F) the completion of the Project is not being diligently pursued in accordance with the Approved Project Schedule, subject to Permissible Modifications; or

                           (iii)    make any Revolving Loan or Swingline Loan
if any material Project Agreement is amended or modified in any material respect or terminated without the prior written consent of the Administrative Agent or there shall have occurred and be continuing either (A) a material default by Texas Co-Borrower thereunder or (B) a material default by any other Person thereunder.

         2.7 Optional Principal Payments. Co-Borrowers may from time to time pay, without penalty or premium, all outstanding Term Loan, Revolving Loan or Swingline Loan Floating Rate Advances in full. Following the Final Completion Date in the case of payments with respect to Term Loans, and at any time in the case of payments with respect to Revolving Loans or Swingline Loans, Co-Borrowers may, from time to time, pay any portion of the outstanding Floating Rate Advances, in a minimum aggregate amount of $1,000,000 (or in the case of Swingline Loans, $200,000) or any integral multiple of $100,000 in excess thereof, upon two Business Days' prior notice (or in the case of Swingline Loans, upon notice given prior to 12:00 Noon, New York time, on the date of payment) to the Administrative Agent. Co-Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Term Loan or Revolving Loan LIBO Rate Advances in full. Following the Final Completion Date in the case of payments with respect to Term Loans, and at any time in the case of payments with respect to Revolving Loans, Co-Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, any portion of the outstanding LIBO Rate Advances, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, upon three Business Days' prior notice to the Administrative Agent.

         2.8 Method of Selecting Types and Interest Periods for Advances; Borrowing Notice. (a) Co-Borrowers shall select the Type of each Advance (except for any Swingline Loan Advance which at all times shall be a Floating Rate Advance) and, in the case of each LIBO Rate Advance, the Interest Period applicable thereto from time to time, provided that (a) the Effective Date Advance shall be a Floating Rate Advance; (b) the Interest Period with respect to any Revolving Loan Advance made prior to the Syndication Date shall be one month, and Interest Periods with respect to all Advances made prior to the Syndication Date shall begin and end on the same days and (c) no Interest Period may be selected prior to the Syndication Date if the Administration Agent has notified Co-Borrowers that the selection of such Interest Period would interfere with the closing of the primary syndication of the Commitments and the Loans. Co-Borrowers shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 1:00 p.m. (Eastern time) at least five Business Days (or if such notice is being given after the Substantial Completion Date, then at least one Business Day) before the Borrowing Date of each Floating Rate Advance (except for any Swingline Loan Advance) and five Business Days (or if such notice is being given after the Substantial Completion Date, then at least three Business Days) before the Borrowing Date for each LIBO Rate Advance, specifying:

                  (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (ii)     the aggregate amount of such Advance,

                  (iii)    the Type of Advance selected, and

                  (iv) in the case of each LIBO Rate Advance, the Interest Period applicable thereto,

and containing a certification by an Authorized Officer that all conditions precedent specified in Article IV are satisfied on the specified Borrowing Date. Not later than 5:00 p.m. (New York time) on the Business Day on which the Administrative Agent receives a Borrowing Notice, the

Administrative Agent shall notify each RL Lender of the aggregate amount of the Advance and the amount of such Lender's Loan to be advanced on the Borrowing Date, the type of Advance and, in the case of each LIBO Rate Advance, the Interest Period applicable thereto. Not later than 12:00 Noon (New York time) on each Borrowing Date, each Lender shall make available its Loan or Loans in immediately available funds to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to Co-Borrowers at the Administrative Agent's aforesaid address.

                  (b)      (i)      Whenever Co-Borrowers desire to borrow a
Swingline Loan hereunder, they shall give the Swingline Lender not later than 11:00 a.m. (New York time) on the date (or, in the case of any Swingline Loan to be incurred on the last Business Day of a Fiscal Quarter, at least one Business Day prior to the date) that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing (each such written or telephonic notice, a "Swingline Loan Notice") of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of the Swingline Loan Advance (which shall be a Business
Day) and (B) the aggregate principal amount of the Swingline Loan to be made pursuant to such Advance.

                           (ii)     Mandatory Advances shall be made upon the
notice specified in Section 2.1(d), Co-Borrowers hereby irrevocably agreeing, by their borrowing of any Swingline Loan, to the making of Mandatory Advances in respect thereof as set forth in Section 2.1(d).

                           (iii)    No later than 4:00 p.m. (New York time) on
the date specified in Section 2.8(b)(i) above, the Swingline Lender shall make available the applicable Swingline Loan in immediately available funds to the Administrative Agent at its address specified pursuant to Article XIII and the Administrative Agent will make the funds so received from the Swingline Lender available to Co-Borrowers at the Administrative Agent's aforesaid address.

         2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBO Rate Advances pursuant to this
Section 2.9 (other than Swingline Loans, which at all times shall be maintained as Floating Rate Advances) or are repaid in accordance with Sections 2.2 or
2.7. Each LIBO Rate Advance shall continue as a LIBO Rate Advance until the end of the then applicable Interest Period therefor, at which time such LIBO Rate Advance shall continue as a LIBO Rate Advance for an interest period of one month unless (x) such LIBO Rate Advance is or was repaid in accordance with Sections 2.2 or 2.7, (y) Co-Borrowers shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such LIBO Rate Advance be converted to a Floating Rate Advance or continued as a LIBO Rate Advance for an Interest Period of more than one month or (z) a Default or Unmatured Monetary Default has occurred and continues, in which event such LIBO Rate Advance shall, unless the Majority Lenders otherwise agree, be automatically converted into a Floating Rate Advance. Subject to the terms of Section 2.6, Co-Borrowers may elect from time to time to convert all or any part of a Floating Rate Advance into a LIBO Rate Advance (other than Swingline Loans, which at all times shall be maintained as Floating Rate Advances). Co-Borrowers shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a LIBO Rate Advance or continuation of a LIBO Rate Advance not later than 11:00 a.m. (New

York time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

                           (i)      the requested date, which shall be a
Business Day, of such conversion or continuation,

                           (ii)     the aggregate amount and Type of the
Advance which is to be converted or continued, and

                           (iii)    the amount of such Advance which is to be
converted into or continued as a LIBO Rate Advance and the duration of the Interest Period applicable thereto.

         2.10 Interest Rate; Changes in Interest Rate; Interest Periods; etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBO Rate Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a LIBO Rate Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBO Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Applicable LIBO Rate determined by the Administrative Agent as applicable to such LIBO Rate Advance based upon Co-Borrowers' selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. Unless the Majority Lenders otherwise agree, no Interest Period may be selected at any time when a Default or Unmatured Monetary Default has occurred and is continuing. No Interest Period may end after the Maturity Date. All Loans comprising a LIBO Rate Advance in respect of any single borrowing hereunder shall at all times have the same Interest Period. The initial Interest Period for any LIBO Rate Advance shall commence on the date such Advance is made or converted into a LIBO Rate Advance, and each Interest Period thereafter in respect of such LIBO Rate Advance shall commence on the day on which the next preceding Interest Period applicable thereto expires.

         2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Monetary Default, no Advance may be made as, converted into or continued as a LIBO Rate Advance, unless the Majority Lenders otherwise agree (notwithstanding any provision of Section 10.2 requiring unanimous consent of the Lenders to changes in interest rates). During the continuance of a Default the Majority Lenders may, at their option, by notice to Co-Borrowers (which notice may be revoked at the option of the Majority Lenders notwithstanding any provision of Section 10.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBO Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 300 basis points, and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 300 basis points, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

         2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Office of the Administrative Agent specified in writing by the Administrative Agent to Co-Borrowers, by 2:00 p.m. (Eastern time) on the date when due and shall be applied as follows:

                  (a) Subject to the provisions of Section 2.12(b) below, all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, and any other amounts received by the Administrative Agent from or for the benefit of Co-Borrowers shall be applied in the following order:

                           (i)      to pay principal of and interest on any
portion of the Loans which the Administrative Agent may (at its sole option, and without any obligation to do so) have advanced on behalf of any Lender (other than itself in its capacity as a Lender) for which the Administrative Agent has not then been reimbursed by such Lender or Co-Borrowers;

                           (ii)     to pay principal of and interest on any
Protective Advance made by the Administrative Agent (at its sole option, and without any obligation to do so) for which the Administrative Agent has not then been paid by Co-Borrowers or reimbursed by the Lenders; and

                           (iii)    to pay all other Obligations then due and
payable in the order described in Section 2.2(a), in the case of any repayments required thereby, and otherwise in the order designated by Co-Borrowers and, in each case, unless otherwise designated by Co-Borrowers, all principal payments in respect of Loans shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding LIBO Rate Loans with those LIBO Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

                  (b) After the occurrence and during the continuance of a Default, the Administrative Agent and the Lenders may apply all payments in respect of any Obligations and all proceeds of Collateral to the Secured Obligations in such order and manner as the Administrative Agent and Lenders may elect in their sole and absolute discretion, subject, as among themselves, to Section 10.21 hereof and any intercreditor or similar agreement from time to time entered into among the Administrative Agent and the Lenders.

Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Office specified in a notice received by the Administrative Agent from such Lender.

         2.13     Notes; Evidence of Indebtedness.

                  (a) Each Lender's Term Loans shall be evidenced by a Florida Term Note executed and delivered by Florida Co-Borrower on the Effective Date to such Lender in the form of Exhibit B-1 and a Term Note executed and delivered by Co-Borrowers on the Effective Date to such Lender in the form of Exhibit B-2. Each Lender's Revolving Loans shall be evidenced by a Revolving Note executed and delivered by Co-Borrowers on the Effective Date to such Lender in the form of Exhibit B-3. Swingline Loans shall be evidenced by a Swingline Note executed and delivered by Co-Borrowers on the Effective Date to the Swingline Lender in the form of Exhibit B-4. If a Lender assigns a part (but less than all) of its Note or Notes, Co-Borrowers shall, upon request, execute and deliver new Notes to the respective owners of the original note that aggregate the amount of the original Note or Notes, as directed jointly by the assignor and assignee, and upon delivery of the new Note or Notes, the original Note shall be endorsed to state that it has been replaced by such new Note or Notes.

                  (b) Each Lender is hereby authorized to maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Co-Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Co-Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from Co-Borrowers and each Lender's share thereof.

                  (d) The entries maintained in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence, absent manifest error, of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Co-Borrowers to repay the Obligations in accordance with their terms.

                  (e) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Florida Term Notes, Term Notes, Revolving Notes and Swingline Notes shall only be delivered to the Lenders with Loans of the respective types which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans shall affect or in any manner impair the obligations of Co-Borrowers to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the guaranties therefor provided pursuant to the various Loan Documents. At any time when any Lender requests the delivery of a Note to evidence its Loans, Co-Borrowers (or Florida Co-Borrower with respect to Florida Term Notes) shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

         2.14 Telephonic Notices. Co-Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of Co-Borrowers, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. Co-Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Quarterly Payment Date, commencing with the first such date to occur after the Effective Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a LIBO Rate Advance on a day other than a Quarterly Payment Date shall be payable on the date of conversion. Interest accrued on each LIBO Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the LIBO Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Eastern time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBO Rate Advance promptly upon determination of such interest rate.

         2.17 Lending Offices. Each Lender may book its Loans at any Lending Office selected by such Lender, and may change its Lending Office from time to time. All terms of this Agreement shall apply to any such Lending Office and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Office. Each Lender may, by written notice to the Administrative Agent and Co-Borrowers in accordance with
Article XIII, designate replacement or additional Lending Offices through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 Non-Receipt of Funds by the Administrative Agent. Unless Co-Borrowers or a Lender, as the case may be, notify the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or
(b) in the case of Co-Borrowers, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Co-Borrowers, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by Co-Borrowers, the interest rate applicable to the relevant Loan.

         2.19 Equity Contributions. Parent Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that it has made cash equity contributions to Texas Co-Borrower as of the date hereof, in the aggregate amount of $248,467,680.00.

         2.20     Intentionally Reserved.

         2.21 Completion Reserve. (a) On the Effective Date, Co-Borrowers have deposited the sum of $133,972,737.70 in a segregated account of Texas Co-Borrower maintained with the Reserve Account Bank (the "Completion Reserve Account"), which account is subject to an Account Control Agreement. In addition, except as otherwise required under Section 2.2, prior to the Final Completion Date, Parent Guarantor and Co-Borrowers shall deposit or cause to be deposited into the Completion Reserve Account as and when received (i) 100% of all Net Cash Proceeds of Asset Sales and (ii) 100% of all Net Debt/Equity Proceeds. Co-Borrowers will direct that all funds from time to time on deposit in the Completion Reserve Account be invested solely in Cash Equivalent Investments. In no event shall the amount held in the Completion Reserve Account ever be reduced to less than $35,000,000 (other than by application of such amount to the Secured Obligations pursuant to Section 2.21(f)) prior to the date on which all Post-Closing Requirements have been met in accordance with Section 6.43.

                  (b) If as of the last day of any calendar month after the Effective Date, the aggregate amount of Available Sources is less than 100% of the Cost to Complete, Parent Guarantor and Co-Borrowers shall, on or before the thirtieth (30th) day after each such date, deposit or cause to be deposited into the Completion Reserve Account 100% of the Adjusted Net Operating Income of the Opryland Hotel Florida for the preceding calendar month. Not later than thirty (30) days after the end of each calendar month prior to the Final Completion Date, Co-Borrowers and Parent Guarantor shall deliver to the Administrative Agent a detailed statement of the aggregate amount of Available Sources and the Cost to Complete as of the end of the preceding calendar month. Such statement shall be accompanied by a certificate from an Authorized Officer of Parent Guarantor, dated as of the date of delivery, certifying that such statement is true, correct and complete in all material respects as of its date.

                  (c) Texas Co-Borrower shall be permitted to request funds from the Completion Reserve Account for the purpose of paying or reimbursing Co-Borrowers for Approved Construction Costs in accordance with the procedures for disbursements from the Completion Reserve Account set forth in
Section 4.2 hereof; provided, however, that in no event shall the amount held in the Completion Reserve Account ever be reduced to less than $10,000,000.00 prior to the Final Completion Date, except that such $10,000,000.00 may be used from and after the date which is one day after the Substantial Completion Date for the purpose of paying any costs required to satisfy the Completion Conditions, other than Project Operating Expenses for the 6 month period ending on the Final Completion Date. Any funds disbursed from the Completion Reserve Account for the purpose of paying Approved

Construction Costs shall be deemed to be made first from funds on deposit in the Completion Reserve Account other than Net Cash Proceeds of Asset Sales made by Parent Guarantor of its Media Assets. In addition, if at any time prior to the Final Completion Date, the amount held in the Completion Reserve Account is both (i) greater than 120% of the then Cost to Complete and (ii) greater than $10,000,000.00, and provided that no Default or Unmatured Default has then occurred and is continuing, then any such excess funds shall be applied as follows: (x) first, such excess funds, to the extent of amounts previously deposited as Net Cash Proceeds of Asset Sales made by Parent Guarantor of its Media Assets, may, at Parent Guarantor's election, be released to Co-Borrowers and (y) second, any remaining portion of such excess funds not released pursuant to the preceding clause (x), may, at Texas Co-Borrowers' election, be released and applied 50% to repayment of the Term Loans with the remaining 50% to be released to Co-Borrowers to be used for general corporate purposes in accordance with the terms hereof. Each repayment of Term Loans pursuant to this
Section 2.2(c) shall effect a pro rata reduction in the then remaining scheduled amounts of mandatory repayments in respect of Term Loans pursuant to
Section 2.2(c).

                  (d) On the day after the Final Completion Date, provided that no Default or Unmatured Default has then occurred and is continuing, any amounts remaining in the Completion Reserve Account shall be applied as follows:

                           (i)      if the Senior Debt Service Coverage Ratio
for the Project and the Opryland Hotel Florida is equal to or exceeds 1.75x and the Total Debt Service Coverage Ratio for the Project and the Opryland Hotel Florida is equal to or exceeds 1.4x, all remaining funds in the Completion Reserve Account shall be released to Co-Borrowers; or

                           (ii)     if the Senior Debt Service Coverage Ratio
for the Project and the Opryland Hotel Florida is less than 1.75x or the Total Debt Service Coverage Ratio for the Project and the Opryland Hotel Florida is less than 1.4x, the remaining funds in the Completion Reserve Account shall be applied (A) first to repay the Term Loans and (B) second to repay the Revolving Loans in amounts sufficient to achieve the aforementioned Senior Debt Service Coverage Ratio and Total Debt Service Coverage Ratio, with any remaining proceeds being thereafter released to Co-Borrowers.

                  (e)      Each payment made pursuant to Section 2.21(c) or
Section 2.21(d) in respect of the principal balance of Term Loans shall effect a pro rata reduction in the then-remaining scheduled amounts of mandatory repayments in respect of Term Loans pursuant to Section 2.2(c). Each payment in respect of the principal balance of Revolving Loans made pursuant to Section 2.21(d) shall effect a permanent pro tanto reduction in the amount of the Revolving Loan Commitment.

                  (f) If a Default or Unmatured Default has occurred and is continuing, Co-Borrowers shall have no right to request the withdrawal of any funds from the Completion Reserve Account, and if a Default has occurred and is continuing, the Administrative Agent may apply or direct the Reserve Account Bank to apply all funds then on deposit in the Completion Reserve Account to the Secured Obligations in accordance with the provisions of Section 8.1.

         2.22 FF&E Reserve Accounts. (a) Florida Co-Borrower shall, on the Effective Date, establish and maintain a segregated account of Florida Co-Borrower with the Reserve Account Bank, which account (the "Florida FF&E Reserve Account") shall be subject to an Account Control Agreement, and Florida Co-Borrower shall deposit into the Florida FF&E Reserve Account, within 45 days after the last day of each Fiscal Quarter, an amount equal to the Required FF&E Percentage of the Gross Revenues from the Opryland Hotel Florida for such Fiscal Quarter, and shall insure that the total deposits into the Florida FF&E Reserve Account for each calendar year are not less than the Required FF&E Percentage of the Gross Revenues from the Opryland Hotel Florida for such calendar year. Florida Co-Borrower shall invest all funds from time to time on deposit in the Florida FF&E Reserve Account solely in Cash Equivalent Investments.

                  (b) Florida Co-Borrower shall be permitted to request funds from the Florida FF&E Reserve Account (the amount on deposit therein from time to time, the "Florida FF&E Reserve") from time to time as necessary, but no more often than once in any calendar month, to pay for Permitted FF&E Expenditures as the same are incurred in accordance with the procedures for disbursements from the Florida FF&E Reserve Account set forth in Section 4.3 hereof. Simultaneously with each withdrawal, Florida Co-Borrower shall furnish or cause to be furnished to Administrative Agent a complete statement and accounting of any use or disbursement of funds in the Florida FF&E Reserve Account, identifying the purpose, amount and type of each expenditure and accompanied by copies of all bank statements with respect to the Florida FF&E Reserve Account not previously delivered to the Administrative Agent, all certified by an Authorized Officer and by any Property Manager for the Opryland Hotel Florida.

                  (c) If a Default or Unmatured Default has occurred and is continuing, Florida Co-Borrower shall have no right to request the withdrawal of any funds from the Florida FF&E Reserve Account, and if a Default has occurred and is continuing, the Administrative Agent may apply or direct the Reserve Account Bank to apply all funds then on deposit in the Florida FF&E Reserve Account to the Secured Obligations in accordance with the provisions of
Section 8.1.

                  (d) Texas Co-Borrower shall, on or before the Final Completion Date, establish and thereafter maintain a segregated account of Texas Co-Borrower with the Reserve Account Bank, which account (the "Texas FF&E Reserve Account") shall be subject to an Account Control Agreement, and Texas Co-Borrower shall deposit into the Texas FF&E Reserve Account, within 45 days after the last day of each Fiscal Quarter, an amount equal to the Required FF&E Percentage of the Gross Revenues from the Project for such Fiscal Quarter, and shall insure that the total deposits into the Texas FF&E Reserve Account for each calendar year are not less than the Required FF&E Percentage of the Gross Revenues from the Project for such calendar year. Texas Co-Borrower shall invest all funds from time to time on deposit in the Texas FF&E Reserve Account solely in Cash Equivalent Investments.

                  (e) Texas Co-Borrower shall be permitted to request funds from the Texas FF&E Reserve Account (the amount on deposit therein from time to time, the "Texas FF&E Reserve") from time to time as necessary, but no more often than once in any calendar month, to pay for Permitted FF&E Expenditures as the same are incurred in accordance with the procedures for disbursements from the Texas FF&E Reserve Account set forth in Section 4.3 hereof. Simultaneously with each withdrawal, Texas Co-Borrower shall furnish or cause to be furnished to Administrative Agent a complete statement and accounting of any use or disbursement of funds in the Texas FF&E Reserve Account, identifying the purpose, amount and type of each expenditure and accompanied by copies of all bank statements with respect to the Texas FF&E Reserve Account not previously delivered to the Administrative Agent, all certified by an Authorized Officer and by any Property Manager for the Project.

                  (f) If a Default or Unmatured Default has occurred and is continuing, Texas Co-Borrower shall have no right to request the withdrawal of any funds from the Texas FF&E Reserve Account, and if a Default has occurred and is continuing, the Administrative Agent may apply or direct the Reserve Account Bank to apply all funds then on deposit in the Texas FF&E Reserve Account to the Secured Obligations in accordance with the provisions of Section 8.1.

                  (g) As soon as available and in any event within 45 days after the close of each Fiscal Quarter and 90 days after the close of each Fiscal Year, Co-Borrowers and Parent Guarantor shall furnish or cause to be furnished to the Administrative Agent a statement showing Co-Borrowers' calculations (and supporting information) of amounts then required to be maintained in the Completion Reserve Account and the FF&E Reserve Accounts and all disbursements therefrom (identifying the purpose, amount and type of each expenditure), accompanied by copies of all bank statements with respect to the Completion Reserve Account and the FF&E Reserve Accounts received to date and not previously delivered to the Administrative Agent, all certified by an Authorized Officer.

         2.23 Replacement of Lender. If Co-Borrowers are required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, LIBO Rate Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), Co-Borrowers may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to Co-Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit F and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, and (ii) Co-Borrowers shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by Co-Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under
Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                  ARTICLE III

                            YIELD PROTECTION; TAXES

         3.1 Yield Protection. If, on or after the Effective Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i)      subjects any Lender or any applicable
Lending Office to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBO Rate Loans, or

                           (ii)     imposes or increases or deems applicable
any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Office (other than reserves and assessments taken into account in determining the interest rate applicable to LIBO Rate Advances), or

                           (iii)    imposes any other condition the result of
which is to increase the cost to any Lender or any applicable Lending Office of making, funding or maintaining its LIBO Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Office in connection with its LIBO Rate Loans or requires any Lender or any applicable Lending Office to make any payment calculated by reference to the amount of LIBO Rate Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Office of making or maintaining its LIBO Rate Loans or Revolving Loan Commitment or to reduce the return received by such Lender or applicable Lending Office in connection with such LIBO Rate Loans or Revolving Loan Commitment, then, within 15 days of demand by such Lender, Co-Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Office of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below in this Section 3.2), then, within 15 days of demand by such Lender, Co-Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Outstanding Credit Exposure or its Revolving Loan Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the Effective Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Effective Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Office or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Effective Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Effective Date.

         3.3 Availability of Types of Advances. If any Lender determines that maintenance of its LIBO Rate Loans at a suitable Lending Office would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Majority Lenders determine that by reason of changes affecting the interbank LIBO Rate market, (i) deposits of a type and maturity appropriate to match fund LIBO Rate Advances are not available or (ii) the interest rate applicable to LIBO Rate Advances does not accurately reflect the cost of making or maintaining LIBO Rate Advances, then the Administrative Agent shall suspend the availability of LIBO Rate Advances until the first date on which the circumstances causing such suspension cease to exist and require any affected LIBO Rate Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4 Funding Indemnification. If any payment of a LIBO Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBO Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, Co-Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such LIBO Rate Advance, provided that such indemnity shall not apply to any such loss or cost incurred solely by reason of an adjustment to any Interest Period made by the Administrative Agent in connection with syndicating the Loans.

         3.5 Taxes. (i) All payments by Co-Borrowers to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If Co-Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) Co-Borrowers shall make such deductions, (c) Co-Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) Co-Borrowers shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                           (ii)     In addition, Co-Borrowers hereby agree to
pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                           (iii)    Co-Borrowers hereby agree to indemnify the
Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

                           (iv)     Each Lender that is not incorporated under
the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the Effective Date (or such later date upon which it becomes a Lender hereunder), deliver to each of Co-Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Co-Borrowers and the Administrative Agent
(x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Co-Borrowers or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Co-Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                           (v)      For any period during which a Non-U.S.
Lender has failed to provide Co-Borrowers with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause
(iv), above, Co-Borrowers shall take such steps (but without material expense to Co-Borrowers) as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                           (vi)     Any Lender that is entitled to an exemption
from or reduction of withholding tax with respect to payments under this Agreement or any Notes pursuant to the law of any relevant jurisdiction or any treaty shall deliver to Co-Borrowers (with a copy to the \

Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                           (vii)    If the U.S. Internal Revenue Service or any
other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent and Co-Borrowers fully for all amounts paid, directly or indirectly, by the Administrative Agent or Co-Borrowers, as the case may be, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent or Co-Borrowers under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent or Co-Borrowers, as the case may be, which attorneys may be employees of the Administrative Agent or Co-Borrowers, as the case may be). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Office with respect to its LIBO Rate Loans to reduce any liability of Co-Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBO Rate Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to Co-Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Co-Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBO Rate Loan shall be calculated as though each Lender funded its LIBO Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBO Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Co-Borrowers of such written statement. The obligations of Co-Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7 Reasonable Efforts to Mitigate. Each Lender shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any amounts payable by Co-Borrowers under
Section 3.1 and Section 3.2 and to minimize any period of illegality under
Section 3.3. Each Lender further agrees to notify Co-Borrowers promptly, but in any event within 30 Business Days, after such Lender learns of the circumstances giving rise to such a right of payment or such illegality or any circumstances that have changed such that such right to payment or such illegality, as the case may be, no longer exists.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Closing Deliveries. On the Effective Date and as conditions precedent to Lenders' obligations to make the Effective Date Advance and any Advance of Revolving Loans, Co-Borrowers shall satisfy the following conditions and/or furnish to the Administrative Agent the following:

                  (a) Co-Borrowers shall provide the Administrative Agent with copies of the articles or certificate of incorporation, certificate of formation or certificate of limited partnership, and certificates of good standing, of each Co-Borrower, Parent Guarantor and each of the Subsidiary Guarantors, together with all amendments, certified by the appropriate governmental officer in its jurisdiction of organization.

                  (b) Co-Borrowers shall provide the Administrative Agent with copies, each certified by the General Partner of each Co-Borrower, the Secretary or Assistant Secretary of Parent Guarantor, each of the Subsidiary Guarantors and each of the other entities described in the preceding clause
(a), of the limited partnership agreement or by-laws of such Person and Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution by such Person of the Loan Documents and Project Agreements to which such Person is a party, and copies, certified by the Secretary or Assistant Secretary or other authorized individual acting on behalf of each such entity of its Organizational Documents and of resolutions of such of its shareholders, partners, members or other body whose approval is required under such entity's Organizational Documents authorizing the execution of the Loan Documents and Project Agreements to which each such entity is a party.

                  (c) Co-Borrowers shall provide the Administrative Agent with incumbency certificates, executed by the General Partner of each Co-Borrower, the Secretary, Assistant Secretary or manager of Parent Guarantor, Subsidiary Guarantors and the other entities specified in the preceding clause
(a), respectively, which shall identify by name and title and bear the signatures of the officers or other authorized individuals acting on behalf of such Persons authorized to sign the Loan Documents and Project Agreements to which such Persons are a party, upon which certificates the Administrative Agent and the Lenders shall be entitled to rely.

                  (d) Co-Borrowers shall provide the Administrative Agent with written opinions of respective counsel to Co-Borrowers, Parent Guarantor, Subsidiary Guarantors and the other entities specified in the preceding clause
(a), addressed to the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent.

                  (e) Co-Borrowers shall provide each Lender with the Notes required to be provided to such Lender pursuant to Section 2.13, payable to the order of such Lender.

                  (f) Co-Borrowers shall provide the Administrative Agent with the Guaranty, the Texas Co-Borrower Guaranty, the Environmental Indemnity Agreement, the Mortgages, the Collateral Assignments and the other Loan Documents.

                  (g) Co-Borrowers shall provide the Administrative Agent with the Mortgage Title Insurance Policies with respect to the Mortgages dated as of the Effective Date in the amount of the sum of the Aggregate Commitment and the Administrative Agent's determination of the amount of the Secured Rate Management Obligations (without limiting the amount of the Secured Rate Management Obligations for any other purposes under the Loan Documents) with all premiums paid in full on or before the date of issuance and under which Lenders are not considered to be co-insurers. Co-Borrowers shall deliver to the Title Insurer all affidavits of title, ALTA statements, undertakings and such other papers, instructions and documents as the Title Insurer may require for the issuance of the Mortgage Title Insurance Policies in the form required hereunder.

                  (h) Co-Borrowers shall provide the Administrative Agent with UCC searches for the Persons and in all jurisdictions as required by the Administrative Agent, and the Administrative Agent shall be satisfied with the results of such searches.

                  (i) Co-Borrowers shall provide the Administrative Agent with Surveys of the Project and the Opryland Hotel Florida.

                  (j) Co-Borrowers shall provide the Administrative Agent with certified copies of all Leases (if any) and all amendments thereto for premises located at the Project and the Opryland Hotel Florida.

                  (k) Co-Borrowers shall provide the Administrative Agent with copies of all underlying title documents for the Project and the Opryland Hotel Florida.

                  (l) Co-Borrowers shall provide the Administrative Agent with evidence that all financing statements relating to the Collateral have been (or will be) timely filed or recorded for the benefit of the Administrative Agent and the Lenders, and all title charges, recording fees and filing taxes have been paid.

                  (m) There shall have been paid to the Administrative Agent and Lenders all fees due and payable to the Administrative Agent and Lenders on or before the Effective Date and all expenses incurred by the Administrative Agent on or before the Effective Date, including the Agency Fee and commitment fees as set forth in Section 2.5 and all recording and filing fees, documentary stamp, intangible, mortgage recording and other similar taxes and charges, title insurance premiums, survey charges, reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Loan Documents.

                  (n) The Administrative Agent shall have been provided with (i) an Appraisal of the Opryland Hotel Florida, (ii) an Appraisal of the Project and (iii) "phase I" environmental reports for the Opryland Hotel Florida and the Project, all satisfactory to the Administrative Agent in its sole and absolute discretion.

                  (o) Texas Co-Borrower shall have selected architects, engineers and other consultants (collectively, the "Project Architect") satisfactory to the Administrative Agent, and entered into an agreement or agreements with such Persons for the performance of services respecting the Project on terms satisfactory to the Administrative Agent, which agreement or agreements, as well as any modifications thereto approved by Texas Co-Borrower and the Administrative Agent in writing and any Permissible Modifications thereto shall constitute the "Project Architect's Agreement."

                  (p) Texas Co-Borrower shall have submitted and the Administrative Agent shall have approved all plans and specifications for the construction and completion of the Project (the "Plans and Specifications"), and the Administrative Agent shall have delivered Texas Co-Borrower's schedule of the Plans and Specifications to the Lenders.

                  (q) Texas Co-Borrower shall have furnished evidence reasonably satisfactory to the Administrative Agent that all Persons (other than Texas Co-Borrower) party to the Project Agreements have approved the Plans and Specifications, it being understood that the same are subject to Permissible Modifications (to the extent they have such rights of approval under the Project Agreements or otherwise).

                  (r) Texas Co-Borrower shall have submitted and the Administrative Agent shall have approved (and provided to the Lenders) a detailed construction schedule (upon the Administrative Agent's approval of such schedule, such schedule shall constitute the "Project Schedule") providing for Completion of the construction of the Project occurring prior to the Final Completion Date.

                  (s) Texas Co-Borrower's contract or contracts with the Project General Contractor for the performance of the work at and Completion of the Project Construction, (which contract or contracts, together with any modifications thereto approved by the Texas Co-Borrower and the Administrative Agent in writing and any Permissible Modifications thereto, shall constitute the "Project General Contract,") shall provide for the Completion of the Project Construction in accordance with the Approved Plans and Specifications prior to the Final Completion Date and otherwise contain terms and provisions satisfactory to the Construction Consultant.

                  (t) To the extent requested by the Construction Consultant, Texas Co-Borrower shall have submitted to the Administrative Agent each of its contracts with engineers and other consultants (other than the Project Architect) concerning the Project, and any agreements other than the Project General Contract for the performance of construction work at the Project (collectively, with the Project Architect's Agreement and the Project General Contract, the "Construction Agreements"), and the same shall have been approved by the Administrative Agent.

                  (u) The Administrative Agent shall have received from the Project Architect a certificate substantially in the form of the Architect's Certificate addressing such matters as the Administrative Agent may require. The Administrative Agent shall also have received confirmation from the Construction Consultant that all utilities necessary to service the Project are available, or will be available when needed, in sufficient supply at the Project, subject only to payment of customary connection and user fees.

                  (v) Texas Co-Borrower shall have provided the Administrative Agent with (i) evidence reasonably satisfactory to it that each of the Approved Plans and Specifications,

Permits, Construction Agreements and other Project Agreements have been collaterally assigned, to the extent the same are assignable, to the Administrative Agent for the benefit of the Lenders and other Holders of Secured Obligations pursuant to the Loan Documents and that the Administrative Agent holds a valid, existing and continuing Lien thereon, and (ii) a Consent and Agreement respecting such collateral assignment of each of the foregoing, in form and substance satisfactory to the Administrative Agent, duly authorized, executed and delivered by each of the Project Architect, the Project General Contractor and each of the other Persons (other than Texas Co-Borrower) party to any of the then-existing Construction Agreements and Project Agreements from whom or which the Administrative Agent requires such Consent and Agreement.

                  (w) Texas Co-Borrower shall have provided the Administrative Agent with the site plan for the Project as approved by the zoning authorities and any other necessary Governmental Authorities, outlining the location of all Improvements constructed and to be constructed on the Project (other than Permissible Modifications), together with evidence satisfactory to the Administrative Agent that the Project is properly zoned for the construction of the Improvements contemplated thereon and intended operation thereof and that, when completed and operating, the Project will not violate any zoning, land use, subdivision or similar land use laws and ordinances or any other Laws, and that all Permits required for the construction of the Project have been obtained by Texas Co-Borrower, including all building permits and all filings by or with Governmental Authorities, and that upon the Substantial Completion Date of the Project all Permits required for the operation of the Project shall be obtainable in accordance with the schedule for the obtaining of such Permits included as part of the Approved Project Schedule.

                  (x) Texas Co-Borrower shall have provided evidence satisfactory to the Administrative Agent that the Project is benefited by such easements or other rights as may be necessary for the Project, vehicular and pedestrian ingress and egress, installation and maintenance of utilities, parking and other site improvements, and operation of the Project, including any such easements or rights as are necessary for continued compliance with all Permits and other Laws, all Leases and all Project Agreements.

                  (y) Each Co-Borrower shall have furnished to the Administrative Agent a certificate, signed by an Authorized Officer, stating that to the knowledge of such individual on the Initial Funding Date no Default or Unmatured Default has occurred and is continuing.

                  (z) No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to
(i) enjoin, prohibit or restrain the making of the Term Loans or the Effective Date Advance on the Initial Funding Date or (ii) result in a Material Adverse Effect.

                  (aa) The Administrative Agent shall be reasonably satisfied (i) with the collective bargaining or other organized labor agreements to which Co-Borrowers, Parent Guarantor and/or any of their respective Affiliates is or are a party and (ii) that, before and after the Initial Funding Date, Co-Borrowers and Parent Guarantor have not encountered and will not encounter any adverse labor union organizing activity, employee strike, work stoppage, shutdown or lockout which results in a Material Adverse Effect.

                  (bb) No Default or Unmatured Default shall have occurred that is continuing or would result from the making of the Term Loans or the Effective Date Advance.

                  (cc) All of the representations and warranties contained in the Loan Documents shall be true and correct on and as of the Initial Funding Date.

                  (dd) Co-Borrowers shall have provided to the Administrative Agent and the Lenders, insurance certificates required under
Section 6.6 with respect to the Project and the Opryland Hotel Florida and shall have satisfied all other requirements of Section 6.6 then applicable.

                  (ee) The Administrative Agent shall have received a Borrowing Notice, properly completed.

                  (ff) The Administrative Agent shall have received the Subordination and Intercreditor Agreement.

                  (gg) The Administrative Agent shall have received the Approved Construction Budget.

                  (hh) The Administrative Agent shall have received the Florida Ground Lease Estoppels.

                  (ii) The Administrative Agent shall have received and approved the Subordinated Loan Agreement and all other documents evidencing and/or securing the Subordinated Loans.

                  (jj) The Subordinated Loans shall have been advanced by the Subordinated Lenders to Subordinated Borrower and Subordinated Borrower shall have contributed to Texas Co-Borrower all proceeds thereof (net only of closing costs incurred in connection with the closing of the Subordinated Loans).

                  (kk) Texas Co-Borrower shall have established the Completion Reserve Account and Co-Borrowers shall have made the deposit therein required by Section 2.21 with the net proceeds of the Term Loans and Subordinated Loans.

                  (ll) Florida Co-Borrower shall have established the Florida FF&E Reserve Account.

                  (mm) Co-Borrowers shall have delivered all documents, instruments and agreements required to effect the Rate Management Transactions and the other documents required by Section 6.21 to the Administrative Agent.

                  (nn) Co-Borrowers shall have provided the Administrative Agent with such other documents as any Lender or its counsel may have reasonably requested.

         4.2 Conditions Precedent to Each Revolving Loan Advance and Each Disbursement From Completion Reserve Account. The Lenders shall not be required to make any Revolving Loan Advance, the Swingline Lender shall not be required to make any Swingline Loan, and the Administrative Agent shall not be required to permit any disbursement (each, a "Completion Reserve Disbursement") from the Completion Reserve Account unless the following conditions are satisfied on the applicable Borrowing Date or Completion Reserve Disbursement Date:

                  (a) There exists no Default or Unmatured Default (including, without limitation, any failure to comply with Section 6.21 hereof) that has occurred and is continuing.

                  (b)      No Material Adverse Effect shall have occurred.

                  (c)      The representations and warranties contained in
Article V are true and correct as of such Borrowing Date or Completion Reserve Disbursement Date, as applicable, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                  (d) The Administrative Agent shall have received a Borrowing Notice properly completed by Co-Borrowers with respect to a requested Revolving Loan Advance, or a Completion Reserve Disbursement Request properly completed by Texas Co-Borrower with respect to a requested disbursement from the Completion Reserve Account.

                  (e) The Administrative Agent shall have received a current report from the Construction Consultant to verify that as of the date of each Revolving Loan Advance or Completion Reserve Disbursement, as applicable, all work and materials have been performed and incorporated into the Project substantially in accordance with the Approved Plans and Specifications, and that the Completion Conditions will be achieved within the Approved Project Budget and on or before the Final Completion Date.

                  (f) With respect to any requested Revolving Loan Advance prior to Completion of the Project and any Completion Reserve Disbursement, the Administrative Agent shall have received Required Lien Waivers.

                  (g) With respect to any requested Revolving Loan Advance prior to Completion of the Project and any Completion Reserve Disbursement, the Administrative Agent shall have received an updated title report for the Project dated as of a date no more than ten (10) days prior to the date on which the requested Revolving Loan Advance or Completion Reserve Disbursement, as applicable, is to be made, and showing no mechanics' liens or claims of liens or other matters in excess of $500,000.00 in the aggregate, and not being contested in accordance with the proviso in Section 6.19(b) or previously approved by the Administrative Agent in writing.

                  (h) The Administrative Agent shall have received copies of and (except in the case of Permissible Modifications) approved in writing any amendments, supplements, or modifications to the Approved Plans and Specifications and any Project Agreements which have not been previously provided to and (except in the case of Permissible Modifications) approved in writing by the Administrative Agent, together with copies of any such amendments, supplements and modifications which are proposed to be made and which have been submitted to contractors.

                  (i) The Administrative Agent shall have received copies of and approved in writing all Project Agreements (other than Non-Material Project Agreements) executed since the last disbursement or not previously provided to the Administrative Agent, together with (i) evidence reasonably satisfactory to the Administrative Agent, including the written acknowledgment of Texas Co-Borrower, that all such Project Agreements (other than Non-Material Project Agreements) have been collaterally assigned to the Administrative Agent for the benefit of the Lenders and other Holders of Secured Obligations pursuant to the Loan Documents and that the Administrative Agent holds a valid, existing and continuing Lien thereon, and (ii) a consent and agreement (each, a "Consent and Agreement") respecting such collateral assignment, in form and substance in all respects satisfactory to the Administrative Agent, duly authorized, executed and delivered by each of the Persons (other than Texas Co-Borrower) party to such Project Agreements (other than Non-Material Project Agreements) from whom or which the Administrative Agent requires such Consent and Agreement.

                  (j) The Administrative Agent shall have received copies of all Leases (other than Ancillary Space Leases) entered into for space at the Opryland Hotel Florida and the Project since the last Revolving Loan Advance or Completion Disbursement Request, as the case may be.

                  (k) If any material dispute has arisen between Texas Co-Borrower and any other Person party to a Project Agreement or if any material extra or change order is being negotiated by Texas Co-Borrower, the Administrative Agent shall have received a written summary of the nature of such dispute or negotiation and the current status thereof.

                  (l) No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from any Lender, notice that, any litigation is pending or threatened which is likely to, in the reasonable judgment of the Administrative Agent or such Lender, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon the construction and completion of the Project or the making of the requested Revolving Loan Advance.

                  (m) No litigation, arbitration, governmental investigation, proceeding or inquiry shall be pending or threatened against either Co-Borrower, Parent Guarantor, or any other Subsidiary of Parent Guarantor that, in the reasonable judgment of the Administrative Agent, is likely to have a Material Adverse Effect.

         Each Borrowing Notice with respect to a Revolving Loan Advance, each Completion Reserve Disbursement Request with respect to a Completion Reserve Disbursement and each Swingline Loan Notice shall constitute a representation and warranty by Co-Borrowers to the Administrative Agent and the Lenders that the conditions contained in this Section 4.2 have been satisfied. Notwithstanding the foregoing, following the occurrence of the Final Completion Date (which, for the purpose of this sentence shall be deemed to have occurred notwithstanding that the condition described in clause (b) of the definition of "Completion" may not have occurred), the conditions described in subsections
(e), (f), (g), (h), (i) and (k) above shall not be conditions precedent to any Swingline Loan and shall no longer be conditions precedent to any Revolving Loan Advance.

         4.3 Conditions Precedent to Disbursements From FF&E Reserve Accounts. The Administrative Agent shall not be required to make any disbursement (each, a "FF&E Reserve Disbursement") from either the Florida FF&E Reserve Account or the Texas FF&E Reserve Account unless the following conditions are satisfied on the applicable FF&E Reserve Disbursement Date:

                  (a) There exists no Default or Unmatured Default that has occurred and is continuing.

                  (b)      The representations and warranties contained in
Article V are true and correct as of such FF&E Reserve Disbursement Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                  (c) The Administrative Agent shall have received a FF&E Reserve Disbursement Request properly completed by either Florida Co-Borrower or Texas Co-Borrower, as applicable, with respect to a requested disbursement from either the Florida FF&E Reserve Account or the Texas FF&E Reserve Account, and the Administrative Agent shall be satisfied, in its reasonable discretion, that the requested disbursement is consistent with the applicable Approved FF&E Budget.

         4.4 Limited Nature of Waivers of Requirements. It is expressly understood and agreed that if any of the Lenders shall intentionally or unintentionally waive or fail to require satisfaction of any condition precedent or other provision or requirement set forth in this Agreement for any Advance, the Administrative Agent shall be deemed to have reserved the right to require compliance with such condition precedent or other provision or requirement prior to any subsequent Advance, notwithstanding any previous continuing or intermittent pattern of such waivers or failures to require such satisfaction thereof.

         4.5 Notices to Owner. In the event that, from and after the Effective Date, any Person delivers a notice or claim to Texas Co-Borrower relating to any mechanics' lien claim, in respect of the Project, including any notice under Section 53.055, 53.056, 53.057 or 53.058 of the Texas Property Code, Texas Co-Borrower shall deliver a copy thereof to the Administrative Agent within 15 days after the receipt thereof and shall discharge the same in accordance with Section 6.19(b) hereof.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Each of the Co-Borrowers and Parent Guarantor represents and warrants to the Lenders that, as of the Effective Date, and thereafter whenever the representations and warranties under this Article V are updated, remade or deemed to be remade:

         5.1 Ownership, Existence and Standing. Each of the Co-Borrowers, Parent Guarantor and each Subsidiary Guarantor is a corporation, limited partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. True, correct and complete copies of the Organizational Documents of each Co-Borrower, Parent Guarantor and each Subsidiary Guarantor have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth therein and there are no defaults under such Organizational Documents and, to the best of Co-Borrowers' and Parent Guarantor's knowledge, no events exist which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents. As of the date hereof, the ownership structure of each Co-Borrower, Parent Guarantor and Subsidiary Guarantors, and all direct and indirect owners of membership interests therein are completely and accurately disclosed on the ownership chart attached as Schedule 5.1. Neither Co-Borrower is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

         5.2 Authorization and Validity. Each of the Co-Borrowers, Parent Guarantor and the Subsidiary Guarantors has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or company proceedings. Each of the Loan Documents to which Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor is a party (A) has been duly executed and delivered on behalf of Co-Borrowers, Parent Guarantor or Subsidiary Guarantors, as the case may be, (B) to the extent the same constitutes a security agreement or a collateral document, creates valid first Liens in the Collateral covered thereby, securing the payment of all of the Secured Obligations purported to be secured thereby, (C) assuming due authorization and execution by the Lenders party thereto, constitutes the legal, valid and binding obligation of Co-Borrowers, Parent Guarantor or Subsidiary Guarantors, as the case may be, enforceable against such Person, in accordance with its terms except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity, or by the discretion of any court of competent jurisdiction in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law and (D) is in full force and effect. All the terms, provisions, agreements and conditions set forth in the Loan Documents and required to be performed or complied with by Co-Borrowers, Parent Guarantor or Subsidiary Guarantors have been performed or complied with and no Default or breach of any covenant by any such Person exists thereunder.

         5.3 No Conflict; Government Consent. Neither the execution and delivery by Co-Borrowers, Parent Guarantor and Subsidiary Guarantors of the Loan Documents to which any of them is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any such Person or (ii) such Person's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or limited liability company operating agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which such Person is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the property of such Person pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by either Co-Borrower, Parent Guarantor or Subsidiary Guarantors, is required to be obtained by any of them in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by Co-Borrowers, Parent Guarantor and Subsidiary Guarantors of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4 Financial Statements and Projections. The historical financial statements of Co-Borrowers, Parent Guarantor and Subsidiary Guarantors heretofore delivered to the Lenders (a) in the case of Parent Guarantor, were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and (b) in the case of the Co-Borrowers and Subsidiary Guarantors, were not prepared in accordance with generally accepted accounting principles for presentation on a stand-alone basis, but were prepared in a manner customary for division reporting into a consolidated group in effect on the date such statements were prepared. All of the historical financial statements referred to in the preceding sentence fairly present the financial condition and operations of Co-Borrowers, Parent Guarantor and Subsidiary Guarantors, as the case may be, at such date and the results of its operations for the period then ended. Since December 31, 2002 and through the Effective Date, there has been no material adverse change in the business, operations, property or condition (financial or otherwise) of Parent Guarantor's Subsidiaries (other than Florida Co-Borrower or Texas Co-Borrower) taken as a whole or Parent Guarantor and its Subsidiaries taken as a whole, or either of the Co-Borrowers. All financial projections with respect to either Co-Borrower, Parent Guarantor and Subsidiary Guarantors heretofore delivered to Lenders, including, without limitation, financial projections for the Opryland Hotel Florida and the Project represent reasonable estimates of future performance and financial condition, subject to uncertainties and approximations inherent in the making of any financial projections and without assurance that the projected performance and financial condition actually will be achieved.

         5.5      Intentionally Reserved.

         5.6 Taxes. Co-Borrowers, Parent Guarantor and Subsidiary Guarantors have filed all United States federal tax returns and all other tax returns which are required to be filed and for which the due date (including extensions) has occurred and has paid all taxes due and payable pursuant to said returns. All taxes (including real estate taxes), assessments, fees and other charges of Governmental Authorities upon or relating to Co-Borrowers', Parent Guarantor's or any Subsidiary Guarantor's assets (including the Opryland Hotel Florida and the Project), receipts, sales, use, payroll, employment, income, licenses and franchises which are due and payable have been paid, except to the extent such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued with the security delivered as and to the extent required by the terms of

Section 6.5. Neither Co-Borrower has any knowledge of any proposed tax assessment against either Co-Borrower, Parent Guarantor or any Subsidiary Guarantor, or the Opryland Hotel Florida or the Project that will have or is reasonably likely to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such Taxes. Each Co-Borrower qualifies for partnership pass-through entity treatment under United States federal tax law.

         5.7 Litigation and Contingent Obligations. Except as otherwise described on Schedule 5.7, there is, as of the date hereof, no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened (a) against or affecting either Co-Borrower, Parent Guarantor or any Subsidiary Guarantor or other Subsidiary of Parent Guarantor or any of their respective Properties or (b) which seeks to prevent, enjoin or delay the completion or operation of the Project or the making of any Advances. Except as otherwise described on
Schedule 5.7, none of the Co-Borrowers, Parent Guarantor, the Subsidiary Guarantors or other Subsidiaries of Parent Guarantor has any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8 Subsidiaries. (a) As of the date hereof, Parent Guarantor has no Subsidiaries other than as shown on the ownership chart attached hereto as
Schedule 5.1. The percentage numbers shown on the chart attached hereto as
Schedule 5.1 indicate the percentage of Parent Guarantor's ownership in entities in which Parent Guarantor owns, directly or indirectly, less than one hundred percent of all ownership interests. The state or country of formation of each entity on such chart is correctly shown thereon.

                  (b) Country Music Television International, Inc. is a defunct or "shell" company with no material assets.

                  (c) Oklahoma City Athletic Club, Inc. is an indirect Subsidiary of Parent Guarantor that is a party to franchise agreements with major league baseball and the Pacific Coast Baseball League, both of which prohibit incurring contingent obligations on behalf of affiliates or subsidiaries for debt that is not directly related to baseball operations.

         5.9 Affiliate Contracts. Other than as disclosed on Schedule 5.9, there are no material contracts or other agreements between either Co-Borrower or Parent Guarantor and any Affiliate of such parties in effect with respect to the Opryland Hotel Florida, the Project or any part thereof.

         5.10 Accuracy of Information. No written or documentary information, exhibit or report furnished by or on behalf of either Co-Borrower, Parent Guarantor and Subsidiary Guarantors to the Administrative Agent or to any Lender in connection with the syndication of the Commitments and the Loans, or the negotiation of, or compliance with, the Loan Documents, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11 Margin Regulations. No part of the proceeds of the Loans will be used to purchase or carry any margin stock (as defined in Regulation U) or to extend credit for the purpose of purchasing or carrying any margin stock. Neither the making of the Loans nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

         5.12 Material Agreements. Neither Co-Borrower, Parent Guarantor nor any Subsidiary Guarantor is a party to any agreement or instrument or subject to any charter or other corporate or company restriction which could reasonably be expected to have a Material Adverse Effect. Neither Co-Borrower, Parent Guarantor nor any Subsidiary Guarantor is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in (i) any Project Agreement, (ii) any other agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (iii) any agreement or instrument evidencing or governing Indebtedness.

         5.13 Compliance With Laws. Except where any failure to comply would not have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of any of them, Co-Borrowers, Parent Guarantor and each of the Subsidiary Guarantors have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, and except as otherwise described on Schedule 5.13, neither Co-Borrower, Parent Guarantor nor any of Parent Guarantor's Subsidiaries nor the Opryland Hotel Florida nor the Project is subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority.

         5.14 Ownership of Certain Properties. (a) Parent Guarantor owns, directly or indirectly 100% of all ownership interests in each of the Co-Borrowers. Each Co-Borrower has good, insurable (at normal rates) leasehold title to the Opryland Hotel Florida and fee and leasehold title to the Project. The Opryland Hotel Florida and the Project and all assets and Property constituting Collateral are free and clear of all Liens and rights of others and any underlying easements, covenants, conditions, and other encumbrances, except Liens securing the Secured Obligations and Customary Permitted Liens. Except as otherwise described in Schedule 5.14 and except to the extent that certain parts of the Project may not be operational prior to the Substantial Completion Date, all Property owned by, leased to or used by either Co-Borrower is in good operating condition and repair, ordinary wear and tear excepted, is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is able to serve the function for which it is currently being used. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of either Co-Borrower in and to any of such Property (other than in connection with Liens in favor of the Subordinated Administrative Agent under the Subordinated Loan Agreement and Liens in favor of the Administrative Agent). Each of the Opryland Hotel Florida and the Project is taxed separately without regard to any other Property. Each of the Opryland Hotel Florida and the Project may be mortgaged, conveyed and operated as a parcel separate and independent from any other Real Property, subject only to Customary Permitted Liens.

                  (b) Parent Guarantor owns, directly or indirectly, 100% of all ownership interests in Opryland Hotel Nashville LLC, which is the fee owner of the property known as Opryland Hotel Nashville.

         5.15 Plan Assets; Prohibited Transactions; ERISA. Neither Co-Borrower, Parent Guarantor nor any of its Subsidiaries is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Advances hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. Except as set forth on Schedule 5.15, none of the Co-Borrowers, Parent Guarantor or any of Parent Guarantor's Subsidiaries is or shall while any Advances are outstanding be or become (A) obligated to make any contributions to, or incur any liability on account of any funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code) with respect to, any employee pension benefit plan qualified under Section 401(a) of the Code, (B) party to or otherwise obligated to make any payments under any agreement relating to any such plan, or (C) obligated to make any payments under Title IV of ERISA.

         5.16     Environmental Matters. Except as disclosed on Schedule 5.16:

                  (i) the operations of each Co-Borrower and the Opryland Hotel Florida and the Project comply, and to each Co-Borrower's respective knowledge and Parent Guarantor's knowledge, the operations of all prior owners of the Opryland Hotel Florida and the Project have complied, in all respects with all applicable Environmental Laws except as otherwise set forth in the Environmental Report;

                  (ii) all environmental, health and safety Permits necessary for the operation of the Opryland Hotel Florida and the Project (other than Permits not required until completion of construction of the Project) have been obtained, and all such Permits are in good standing and each Co-Borrower is currently in compliance with all terms and conditions of such Permits;

                  (iii) neither Co-Borrower, Parent Guarantor nor the Opryland Hotel Florida nor the Project is subject to or, to the knowledge of each Co-Borrower and Parent Guarantor, is the subject of, any investigation, judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement or settlement respecting (1) any Environmental Laws,
(2) any Remedial Action, (3) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment or (4) any violation of or liability under any Environmental Laws;

                  (iv) except as expressly disclosed in the Environmental Report, neither Co-Borrower, Parent Guarantor, nor, to the best of the knowledge of each Co-Borrower and Parent Guarantor, any other Person, has filed any notice under any applicable Requirement of Law with respect to the Opryland Hotel Florida or the Project (1) reporting a Release of a Contaminant; (2) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent or (3) reporting a violation of any applicable Environmental Laws;

                  (v) neither the Opryland Hotel Florida nor the Project is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                  (vi) neither Co-Borrower, Parent Guarantor nor any other Person (in connection with the Opryland Hotel Florida or the Project) has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

                  (vii) except as expressly disclosed in the Environmental Report, there is not now, nor, to each Co-Borrower's knowledge and Parent Guarantor's knowledge, has there ever been on the Opryland Hotel Florida or the Project (1) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; (2) any landfill, waste pile, underground storage tank or surface impoundment; (3) any asbestos-containing material or (4) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment;

                  (viii) neither Co-Borrower, Parent Guarantor, nor, to the knowledge of each Co-Borrower and Parent Guarantor, any other Person has received any notice or Claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment in connection with the Opryland Hotel Florida or the Project;

                  (ix) no Environmental Lien has attached to the Opryland Hotel Florida or the Project;

                  (x) neither the Opryland Hotel Florida nor the Project is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to the Opryland Hotel Florida or the Project, the respective Co-Borrower and/or Parent Guarantor has fully complied with the requirements of such acts;

                  (xi) no underground storage tanks are located at the Opryland Hotel Florida or the Project; and

                  (xii) except as expressly disclosed in the Environmental Report, no asbestos or asbestos-containing materials are located on, at or in the Opryland Hotel Florida or the Project.

         5.17 Investment Company Act. Neither Co-Borrower, Parent Guarantor nor any of Parent Guarantor's Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18 Public Utility Holding Company Act. Neither Co-Borrower, Parent Guarantor nor any of Parent Guarantor's Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19 Solvency. (a) Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of the Effective Date Advance, and after giving effect to contribution arrangements among Co-Borrowers, Parent Guarantor and the Subsidiary Guarantors and to the application of the proceeds of such Advance, and except as set forth on Exhibit 5.19 with respect to certain Subsidiaries that are not Subsidiary Guarantors, (a) the fair value of the assets of each Co-Borrower, Parent Guarantor and Parent Guarantor's other Subsidiaries at a fair valuation, in each case will exceed the debts and liabilities, subordinated, contingent or otherwise, of such entity; (b) the present fair saleable value of the Property of each of Co-Borrower, Parent Guarantor and Parent Guarantor's other Subsidiaries, in each case will be greater than the amount that will be required to pay the probable liability of such entity on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Co-Borrower, Parent Guarantor and Parent Guarantor's other Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Co-Borrower, Parent Guarantor and Parent Guarantor's other Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date.

                  (b) Neither Co-Borrower, Parent Guarantor nor any of Parent Guarantor's Subsidiaries intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

         5.20 Permits, Zoning, Government Approvals, Trademarks, Etc. (a) The proposed uses of the Opryland Hotel Florida and the Project do not, and when the Project is completed and fully operational will not, violate any Requirements of Law in any material respect. Co-Borrowers own or have all Permits and other Governmental Approvals (other than building permits, and other permits and approvals, that have not yet been issued, but will, in each case, be obtained in sufficient time to enable Texas Co-Borrower to fulfill the Completion Conditions by the Final Completion Date), and own or have rights to use all trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the operation of the Opryland Hotel Florida and construction of the Project and the operation thereof as a first class hotel and convention center, with meeting rooms, convention center, restaurants and spa, upon completion of such construction. No claims are pending and neither Co-Borrower, nor to each Co-Borrower's knowledge and Parent Guarantor's knowledge, any other Person, has received written notice of any threatened claim, in either case, asserting that either Co-Borrower, Parent Guarantor or any of Parent Guarantor's Subsidiaries or Affiliates (or such other Person) is infringing or otherwise adversely affecting the rights of any Person in any material respect with respect to such Permits and other Governmental Approvals, trademarks, trade names, copyrights, technology, know-how and processes. Neither the zoning or land use classification, nor any other Permit for or relating to the Opryland Hotel Florida or the Project is to any extent dependent upon or related to any Property other than the Property comprising the Opryland Hotel Florida or the Project.

                  (b) There have not been and there are no pending proceedings or actions to revoke, attack, invalidate, rescind, or modify the zoning or land use classification of the Opryland Hotel Florida or the Project or any part thereof (except as set forth in Schedule 5.20(b)) or any Permits heretofore issued with respect thereto, or asserting that such zoning, land use classification or Permits do not permit the ownership, construction, operation or use of the Opryland Hotel Florida or the Project as a first class hotel and convention center with associated facilities and, to the best of each Co-Borrower's knowledge and Parent Guarantor's knowledge, no facts exist which would reasonably be expected to result in the denial, disapproval or revocation of any Governmental Approvals or Permits necessary to operate the Opryland Hotel Florida or the Project or any other Property.

         5.21 Utilities; Access; Structural Soundness. (a) The Project has or will have upon completion of construction, water, gas and electrical supply, storm and sanitary sewage facilities, other required public utilities, and fire and police protection adequate for the continuous operation of the Project in the manner contemplated upon completion of the construction thereof, and all such facilities and utilities at the Project comply (or, will comply upon completion of construction) with all applicable Requirements of Law.

                  (b) The Project has legal access for both pedestrians and vehicles at locations contemplated by or otherwise consistent with the Approved Plans and Specifications. Texas Co-Borrower has received no written notice of any denial of access to the Project nor does Texas Co-Borrower have knowledge that any such denial is being contemplated by any Governmental Authority.

                  (c) To the best of Texas Co-Borrower's knowledge and Parent Guarantor's knowledge following diligent inquiry, the Project (to the extent constructed) is structurally sound and is being constructed in a good and workmanlike manner, is free from any structural or latent defects or other material defects, and is in good repair.

         5.22 Leasehold Matters. Except as set forth on Schedule 5.22, (a) there are no Leases or other arrangements for occupancy of space within the Opryland Hotel Florida or the Project except for Leases entered into in accordance with Section 6.34 and (b) there are no Persons (excluding guests and invitees) in possession of all or any part of the Opryland Hotel Florida or the Project other than as permitted under Leases entered into in accordance with
Section 6.34. Neither Co-Borrower is in default in any material respect under any Lease. Each Co-Borrower has delivered to the Administrative Agent true and complete copies of all Leases entered into as of the date hereof.

         5.23     Ground Lease Matters.

                  (a) Each of the Florida Hotel Ground Lease and the Texas Hotel Ground Lease is in full force and effect, unmodified by any writing or otherwise (except for the Post-Closing Requirements applicable to the Texas Ground Leases), and neither Co-Borrower has waived, canceled or surrendered any of its respective rights thereunder, nor has either Co-Borrower made any election or exercised any option thereunder. To the knowledge of Co-Borrowers and Parent Guarantor, each of the Florida Master Lease and the Texas Master Ground Lease is in full force and effect and unmodified by any writing or otherwise (except for the Post-Closing Requirements applicable to the Texas Ground Leases).

                  (b) All rent, additional rent, percentage rent and/or other charges reserved in or payable under the Florida Hotel Ground Lease and the Texas Hotel Ground Lease have been paid to the extent that they are payable to the date hereof.

                  (c) Neither Co-Borrower has delivered or received any notice of default under the Florida Hotel Ground Lease or the Texas Hotel Ground Lease and neither Co-Borrower is in default under any of the terms of the Florida Hotel Ground Lease or the Texas Hotel Ground Lease, and there are no circumstances which, with either the passage of time or the giving of notice, or both, would constitute a default by either Co-Borrower under either of such Ground Leases.

                  (d) To Florida Co-Borrower's knowledge as of the date hereof, (i) neither the Florida Master Lessor nor the Florida Ground Lessor is in default under any of the terms of either the Florida Master Ground Lease or the Florida Hotel Ground Lease on its part to be observed and/or performed, and
(ii) there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute a default by either the Florida Master Lessor or the Florida Ground Lessor under either the Florida Master Ground Lease or the Florida Hotel Ground Lease.

                  (e) To Texas Co-Borrower's knowledge as of the date hereof, (i) neither the Texas Master Lessor nor the Texas Ground Lessor is in default under any of the terms of either the Texas Master Ground Lease or the Texas Hotel Ground Lease on its part to be observed and/or performed, and (ii) there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute a default by either the Texas Master Lessor or the Texas Ground Lessor under either the Texas Master Ground Lease or the Texas Hotel Ground Lease.

                  (f) Co-Borrowers have delivered to Lender a true, accurate and complete copy of each of the Ground Leases, together with all amendments, renewals and other modifications thereto.

                  (g) There are no adverse claims to each Co-Borrower's respective title to or possession of the leasehold estate created by the Florida Hotel Ground Lease or the Texas Hotel Ground Lease.

                  (h) To the extent required by the Texas Hotel Ground Lease, the Texas Ground Lessor has approved the Approved Plans and Specifications and the Approved Project Schedule.

         5.24 Casualty; Condemnation Except for any Non-Material Casualty, neither the Opryland Hotel Florida nor the Project nor any portion thereof is materially affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or other casualty. Except for any Non-Material Condemnation, no condemnation of the Opryland Hotel Florida or the Project (nor any roadways abutting thereto) or any portion thereof is pending, nor has either Co-Borrower received any written notice of any potential condemnation by any Governmental Authority.

         5.25 Construction. On the Initial Funding Date and on the date of any Advance and Completion Reserve Disbursement, (i) the statements contained in all certificates of Co-

Borrowers delivered in connection with the disbursement of Loans and Completion Reserve Disbursements shall be, in all material respects, true, correct, complete and not misleading, whether by omission to state facts or otherwise,
(ii) the amounts set forth in the Approved Construction Budget present a full, complete and accurate representation of all Construction Costs which Texas Co-Borrower expects to pay or anticipates becoming obligated to pay to complete the construction of the Project in accordance with the Approved Plans and Specifications and Laws to satisfy all Completion Conditions on or before the Final Completion Date and to operate the Project through such completion, (iii) the Available Sources after giving effect to the Advance (or Completion Reserve Disbursement) made on such date, will be sufficient to pay all then unpaid Construction Costs (which shall not include interest payments on the Loans) expected to be incurred and paid in order to achieve Completion by the Final Completion Date, (iv) the Approved Plans and Specifications are complete and correct in all material respects, containing all detail requisite for construction and completion of the Project (except with respect to Permissible Modifications), (v) the Approved Project Schedule is realistic and feasible in all material respects, and the Project has proceeded to date in substantial accordance therewith, (vi) Texas Co-Borrower shall have provided the Administrative Agent with true, correct and complete copies of all the Project Agreements and other documents required to be provided to the Administrative Agent under Article IV, and (vii) there are no material defaults under, or to the best of Texas Co-Borrower's knowledge, no events exist which, with the passage of time or giving of notice or both, would constitute a material default under, any of the documents set forth in clause (vi) above.

         5.26 Brokerage Fees. No brokerage fees or commissions are payable by or to any Person with whom either Co-Borrower, Parent Guarantor or any Subsidiary Guarantor has dealt in connection with this Agreement or the Loans.

         5.27 Personal Property. All furnishings, equipment and other tangible personal property necessary for the efficient use and operation of the Opryland Hotel Florida and the Project are, to the extent incorporated in the Project as of the date hereof and as of the date of each Advance hereunder, in substantially good condition and repair, are free from Liens (other than the Customary Permitted Liens) and are usable for their intended purposes.

         5.28 Incentive Agreements. Florida Co-Borrower has furnished to the Administrative Agent true, complete and correct copies of the Incentive Agreements, which Agreements are unmodified and in full force and effect. Florida Co-Borrower acknowledges and agrees that it will not cause, permit or agree to any material amendment to the Incentive Agreements without the prior consent of the Administrative Agent, which shall not be unreasonably withheld or delayed.

         5.29 SAILS Forward Exchange Contracts. Parent Guarantor has furnished to the Administrative Agent true, complete and correct copies of the SAILS Forward Exchange Contracts, which remain unmodified and in full force and effect.

                                   ARTICLE VI

                                   COVENANTS

         During the term of this Agreement, unless the Majority Lenders shall otherwise consent in writing, Co-Borrowers and Parent Guarantor covenant and agree as follows:

         6.1 Financial Reporting. Each Co-Borrower and Parent Guarantor will maintain for itself a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent for distribution to the Lenders:

                  (i) As soon as available and in any event within 90 days after the close of each of its Fiscal Years, an unqualified audit report, certified by Ernst & Young or another "big four" accounting firm, prepared in accordance with Agreement Accounting Principles for Parent Guarantor (which shall, in any event, include balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows).

                  (ii) As soon as available and in any event, within 45 days after the close of each of its Fiscal Quarters, unaudited financial reports, prepared in accordance with Agreement Accounting Principles for Parent Guarantor (which shall, in any event, include balance sheets as of the end of such period, related profit and loss statements, and a statement of cash flows).

                  (iii) The annual operating and capital budget for Parent Guarantor, on a consolidated basis, for each Fiscal Year, in each case provided not later than 60 days after the commencement of such Fiscal Year during the term of this Agreement.

                  (iv) The annual operating and capital budget for the Opryland Hotel Florida, for each Fiscal Year, in each case provided not later than 60 days after the commencement of such Fiscal Year during the term of this Agreement.

                  (v) From and after the Substantial Completion Date, the annual operating and capital budget for the Project, for each Fiscal Year, and in the case of the first such budget, provided no later than the date on which the first unaudited operating statement is required to be delivered pursuant to the following clause (vii), and in the case of each subsequent budget, provided not later than 60 days after the commencement of such Fiscal Year during the term of this Agreement, which budget shall constitute the "Operating and Capital Budget" for such Fiscal Year.

                  (vi) Within 30 days after the close of each month end an unaudited operating statement for the Opryland Hotel Florida and Opryland Nashville for such month.

                  (vii) Within 30 days after the close of each month end after the Opening Date an unaudited operating statement for the Project for such month.

                  (viii) As soon as available and in any event within 45 days after the close of each Fiscal Quarter and 90 days after the close of each Fiscal Year, a compliance certificate for Co-Borrowers and Parent Guarantor in substantially the form of Exhibit G signed by an Authorized Officer, (1) showing the calculations necessary to determine compliance with this

Agreement, including those covenants set forth in Section 6.25 and (2) stating that to such Authorized Officer's knowledge, no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (ix) Promptly upon the occurrence of any of the following, and in all events within 10 Business Days after any such occurrence, written notice of the following:

                           (a)      receipt by either Co-Borrower, Parent
Guarantor, any Property Manager or a Person responsible for the environmental matters at the Opryland Hotel Florida or the Project of a notice or claim to the effect that either Co-Borrower, Parent Guarantor, any Subsidiary of Parent Guarantor or any Property Manager is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

                           (b)      receipt by either Co-Borrower, Parent
Guarantor, any Property Manager or a Person responsible for the environmental matters at the Opryland Hotel Florida or the Project of a notice that either Co-Borrower, Parent Guarantor or any Property Manager or any portion of the Opryland Hotel Florida or the Project is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment at or from the Opryland Hotel Florida or the Project;

                           (c)      receipt by either Co-Borrower, Parent
Guarantor, any Property Manager or a Person responsible for the environmental matters at the Opryland Hotel Florida or the Project of a notice that the Opryland Hotel Florida or the Project is subject to an Environmental Lien;

                           (d)      receipt by either Co-Borrower, Parent
Guarantor, any Property Manager or a Person responsible for the environmental matters at the Opryland Hotel Florida or the Project of a notice of a material violation of any Environmental Laws with respect to the Opryland Hotel Florida or the Project;

                           (e)      any condition which might reasonably be
expected to result in a material violation of any Environmental Laws by either Co-Borrower, Parent Guarantor or any Property Manager or with respect to the Opryland Hotel Florida or the Project; or

                           (f)      commencement or written threat of which
either Co-Borrower, Parent Guarantor or any Property Manager has knowledge of any judicial or administrative proceeding alleging a violation of any Environmental Laws by either Co-Borrower, Parent Guarantor or any Property Manager or with respect to the Opryland Hotel Florida or the Project.

                  (x) (a) Promptly upon either Co-Borrower or Parent Guarantor obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting either Co-Borrower, Parent Guarantor, any Property Manager, the Opryland Hotel Florida or the Project other than any Ordinary Course Claim, written notice thereof and such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; (b) as soon as practicable and in any event within forty-five days after the end of each Fiscal Quarter, a written quarterly report covering the institution of any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting either Co-Borrower, Parent Guarantor, any Property Manager, the Opryland Hotel Florida or the Project (including, without limitation, all Ordinary Course Claims), containing such information as may be reasonably available to enable the Administrative Agent and its counsel to evaluate such matters; and (c) in addition to the requirements set forth in clauses (a) and (b) above, upon request of the Administrative Agent, prompt written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (a) above, including such information as may be reasonably available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters. For purposes hereof, an "Ordinary Course Claim" shall mean a claim for which is fully covered by either Co-Borrower's or any Property Manager's insurance (with the exception of permitted deductibles hereunder) and which neither alleges damages in excess of $500,000 nor seeks to enjoin development, construction, use or operation of the Opryland Hotel Florida or the Project.

                  (xi) Promptly upon either Co-Borrower's or Parent Guarantor's learning thereof, written notice of any labor dispute to which the either Co-Borrower, Parent Guarantor or any Subsidiary Guarantor may become a party (including any strikes, lockouts or other disputes relating to the Opryland Hotel Florida or the Project).

                  (xii) Copies of any reports on form 8K filed with the Securities Exchange Commission, upon filing same.

                  (xiii) Prompt written notice upon the occurrence of any Property Award Event, given in any event within ten days after the occurrence thereof.

                  (xiv) Such other non-proprietary information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2 Use of Proceeds. Co-Borrowers will use the proceeds of the Effective Date Advance and any Revolving Loan Advance solely for the purpose of
(i) refinancing the Existing Indebtedness and (ii) funding the Completion Reserve Account and closing costs in accordance with this Agreement, provided that, following the Final Completion Date (which, for the purpose of this sentence shall be deemed to have occurred notwithstanding that the condition described in clause (b) of the definition of "Completion" may not have occurred), the Revolving Loans and any Swingline Loans may be used for general corporate purposes. Co-Borrowers and/or Parent Guarantor will not use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or in any manner in violation of any other regulation of the Board of the Federal Reserve System.

         6.3 Notice of Default. Co-Borrowers and Parent Guarantor will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default of which they have knowledge and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4 Conduct of Business; Corporate Existence. Co-Borrowers and Parent Guarantor shall (and Parent Guarantor shall cause all of the Subsidiary Guarantors to) (a) maintain in all material respects their Properties (including the Opryland Hotel Florida and the Project) in good, safe and insurable condition and repair, except ordinary wear and tear scheduled to be repaired in the ordinary course of maintenance,
(b) maintain all utilities, access rights, zoning, land use classification and necessary Permits for the Opryland Hotel Florida and the Project, (c) not permit, commit or suffer any waste or abandonment of the Opryland Hotel Florida and the Project, and (d) from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including any capital improvements which may be required to maintain the same in good condition and repair. Without any limitation on the foregoing, Co-Borrowers shall staff, maintain, insure and operate both the Opryland Hotel Florida and the Project as a first class hotel and convention center. Co-Borrowers and Parent Guarantor will (and Parent Guarantor will cause each of the Subsidiary Guarantors to) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5 Taxes and Claims. Co-Borrowers and Parent Guarantor shall (and Parent Guarantor shall cause each Subsidiary of Parent Guarantor to) timely file (subject to lawful extension of filing date requirements) complete and correct United States federal and applicable foreign, state and local tax returns required by law (it being understood that such filings may be in the form of consolidated returns). Co-Borrowers will qualify for pass-through entity treatment under United States federal tax law. Co-Borrowers, Parent Guarantor and all other Subsidiaries of Parent Guarantor shall pay (i) all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, transit taxes, taxes based on the receipt of rent and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon and
(ii) all Claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien, prior to the time when any penalty or fine shall be incurred with respect thereto. Co-Borrowers and/or Parent Guarantor shall provide copies of property tax bills and other invoices and evidence of payment of property taxes with respect to the Opryland Hotel Florida and the Project, within thirty (30) days following such payment. Notwithstanding the foregoing, no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid (unless payment under protest is required by applicable Requirements of Law in connection with a contest) if (A) being contested in good faith by appropriate proceedings diligently instituted and conducted, (B) a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (C) with respect to Liens on Collateral, Co-Borrowers and/or Parent Guarantor shall have deposited with the Administrative Agent security in an amount and of a kind reasonably satisfactory to the Administrative Agent during the pendency of such appropriate proceedings. Notwithstanding the foregoing, if Co-Borrowers and/or Parent Guarantor (1) shall fail to discharge or cause to be discharged within sixty (60) days after the imposition thereof (but in any event before the same is reasonably likely to result in either (A) the Property being sold, forfeited or lost or (B) the Lien in favor of the Administrative Agent for the benefit of the Lenders and other Holders of Secured Obligations being impaired) any such Lien for taxes, assessments or other governmental charges or claims filed or otherwise asserted with respect to any portion of the Opryland Hotel Florida or the Project, or (2) shall fail to contest any of the foregoing and give security therefor within the time period specified in the preceding clause (1) or, having commenced to contest the same, and having given such security within such time period, shall thereafter fail to prosecute such contest in good faith and with due diligence, or fail to maintain such security for its full amount, or (3) upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and such Lien to be released, then, and in any such event, the Administrative Agent may (but shall not be required to) at its election, (x) procure the release and discharge of any such Lien and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such Lien and (y) effect any settlement or compromise of the same, or furnish security or indemnity to the Title Insurer, and any amounts so expended by the Administrative Agent, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute additional Obligations and shall be secured by the Collateral.

         6.6 Insurance. (a) Co-Borrowers and Parent Guarantor will maintain, and Parent Guarantor will cause all of its Subsidiaries and the Subsidiary Guarantors to maintain, with financially sound and reputable insurance companies, insurance coverages in such amounts and covering such risks as is consistent with sound business practice, and Co-Borrowers and Parent Guarantor will furnish to any Lender upon request full information as to the insurance carried by Co-Borrowers, Parent Guarantor and all such Persons. Without limitation of the foregoing, Co-Borrowers and Parent Guarantor shall comply with the provisions and maintain the insurance coverages set forth below, such coverage to be evidenced by copies of insurance certificates.

                  (b) The following insurance coverages shall be required prior to the Substantial Completion Date:

                  (1) Texas Co-Borrower and Parent Guarantor shall obtain and maintain property (or cause to be maintained) insurance policies and such insurance policies shall be Builder's Risk so-called "all risk" insurance in the amount of the lesser of one hundred percent (100%) of the replacement cost value of the completed Improvements (exclusive of excavation and foundation costs) or the sum of the Aggregate Outstanding Credit Exposure and the Aggregate Available Commitment. Such policy shall be written on a Builder's Risk Completed Value Form (100% non-reporting) or its equivalent and shall include coverage for loss by collapse, theft, wind, flood and earthquake. Flood insurance shall be procured in an amount not less than $30,000,000 and shall include a sublimit of not less than $25,000 coverage for improvements to landscaping), to the extent such coverage is available under standard policies at commercially reasonable terms and earthquake limits of liability shall be not less than $5,000,000 or such greater amount as is customarily carried by operators of similar high-quality lodging facilities in the same geographic region. Such insurance policy shall also include coverage for:

                  (aa) loss suffered with respect to materials, equipment, machinery, and supplies whether on-site, in transit, or stored off-site and with respect to temporary structures, hoists, sidewalks, retaining walls, and underground property and shall be subject to a sub-limit of not less than $250,000;

                  (bb) soft costs, plans, specifications, blueprints and models in connection with any Restoration following a casualty;

                  (cc) demolition and increased cost of construction, including, without limitation, increased costs arising out of changes in applicable laws and codes for a limit equal to not less than $5,000,000;

                  (dd) operation of building laws for the policy limit to the extent available at commercially reasonable times, but in any event for a limit that is not less than $5,000,000.

         All of the above shall include coverage for business interruption insurance on an actual loss sustained basis with Extended Period of Indemnity Endorsement for 180 days, or at least 90 days if coverage for 180 days is not available at commercially reasonable terms. Such insurance policy shall name Texas Co-Borrower and Parent Guarantor as the insured. Such policy shall also name the Administrative Agent and Lenders under a standard mortgagee clause or an equivalent endorsement reasonably satisfactory to the Administrative Agent for the Project and as "Loss Payee" as respects Loss of Revenue insurance. The insurance policy shall be endorsed to also provide guaranteed building replacement cost to the Improvements (exclusive of excavation and foundation costs). All policy deductibles shall be in amounts as commonly carried by operators of similar high-quality facilities in the same geographic region and reasonably approved by Administrative Agent.

                  (2) Texas Co-Borrower and Parent Guarantor shall cause the Project Architect (excluding any sub-architects or engineers) to obtain and maintain architect's or engineer's, as the case may be, professional liability insurance during the period commencing on the date of their respective agreements for the work to be performed by them, and expiring no earlier than three (3) years after completion of the Project. Such insurance shall be in an amount equal to at least $3,000,000 per occurrence for the Project Architect and at least $1,000,000 per occurrence for the engineers (excluding sub-engineers).

                  (3) Co-Borrowers and Parent Guarantor shall obtain and maintain Boiler & Machinery coverage (or similar coverage included in so-called "all risk" property coverage) immediately as such equipment is delivered and installed for all mechanical and electrical equipment covering the replacement value of such equipment with exclusions for testing removed. Such coverage shall include, without limitation, coverage for business interruption with a 180-day Extended Period of Indemnity, or at least 90 days if coverage for 180 days is not available at commercially reasonable terms.

                 (4) Co-Borrowers, Parent Guarantor and any Property Manager shall obtain and maintain Workers Compensation and Disability insurance as required by law covering Co-Borrowers, Parent Guarantor and any Property Manager.

                  (5) Texas Co-Borrower and Parent Guarantor shall obtain and maintain or ensure that the Project General Contractor maintains Commercial General Liability coverage through the Owner Controlled Insurance Program or other programs implemented by Texas Co-Borrower and Parent Guarantor, including, but not limited to, coverage for products and completed operations for a period of three (3) years after Completion and Automobile Liability insurance with no less than $100,000,000 in limits through primary and umbrella liability coverages. Such insurance shall name Texas Co-Borrower, Parent Guarantor, Administrative Agent and Lenders as additional insureds. Texas Co-Borrower and Parent Guarantor shall also ensure that all subcontractors to the Project General Contractor maintain similar coverage with limits satisfactory to Texas Co-Borrower, Parent Guarantor and the Project General Contractor. All parties engaged in work on the improvements shall maintain statutory Workers Compensation and Disability insurance in force for all workers on the job.

                  (c) The following insurance coverages shall be required at all times for the Opryland Hotel Florida and, from and after the Opening Date, for the Project:

                  (1) Property insurance shall be required, insuring against loss customarily included under standard so-called "all risk" policies including flood, earthquake, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Opryland Hotel Florida or the Project in nature, use, location, height, and type of construction. Such insurance policy shall also insure costs of demolition and increased cost of construction (which insurance may contain a sublimit for demolition and increased cost of construction of not less than $5,000,000), and for operation of building laws for the policy limit to the extent available at commercially reasonable terms, but in any event for a sublimit of not less than twenty-five percent (25%) of the full insurable value of each of the Opryland Hotel Florida and the Project. The amount of such insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Improvements (exclusive of excavation and foundation costs). Flood insurance shall be procured in an amount not less than $30,000,000 and shall include a sublimit of not less than $500,000 coverage for improvements to landscaping, to the extent such coverage is available under standard policies at commercially reasonable terms. Earthquake limits of liability shall be not less than $5,000,000 or such greater amount as is customarily carried by operators of similar high quality lodging facilities in the same geographic region. Each such insurance policy shall contain an agreed amount or replacement cost endorsement. The insurance policies shall be endorsed to also provide guaranteed building replacement cost to the Improvements (exclusive of excavation and foundation costs). All policy deductibles shall be in amounts as commonly carried by operators of similar high-quality facilities in the same geographic region and reasonably approved by Administrative Agent.

                  (2) Business interruption insurance shall be required in an amount that equals not less than 6 months projected Net Operating Income and payment of debt service on the Loans, and be endorsed to provide a 180-day Extended Period of Indemnity, or at least 90 days if coverage for 180 days is not available at commercially reasonable terms. The Administrative Agent shall be named as Loss Payee as respects this coverage.

                  (3) Co-Borrowers, Parent Guarantor and any Property Manager shall obtain and maintain General Public Liability insurance, including, without limitation,

         Commercial General Liability insurance; Owned, Hired and Non Owned Auto Liability, and Umbrella Liability coverage for Personal Injury, Bodily Injury, Death, Accident and Property Damage, providing in combination no less than $100,000,000 per occurrence and in the annual aggregate, including, but not limited to, coverage for elevators, escalators, independent contractors, Contractual Liability (covering, to the maximum extent permitted by law, Co-Borrowers' and Parent Guarantor's obligation to indemnify the Administrative Agent and Lenders as required under this Agreement), Products and Completed Operations Liability coverage.

                  (4) Workers Compensation and Disability insurance as required by law.

                  (5) Such other types and amounts of insurance with respect to the Opryland Hotel Florida and the Project and the operation thereof which are commonly maintained in the case of other property and buildings similar to the Opryland Hotel Florida and the Project in nature, use, location, height, and type of construction, as may from time to time be reasonably required by the Administrative Agent.

                  (d) To the extent the "all risk" property coverages required to be maintained by the foregoing provisions of this Section 6.6 do not cover acts of terrorism, Co-Borrowers shall obtain separate terrorism coverage for the Opryland Hotel Florida and the Project in such amounts as are being obtained at such time by companies of established repute and engaged in the same or similar business, provided that such coverage shall not be required
(x) to exceed the aggregate amount of the Commitments and (y) to the extent that it is not commercially available on commercially reasonable terms. All insurance policies (excluding policies in excess of $50,000,000) required hereunder shall be issued by an insurer or insurers with an A.M. Best rating of A-VIII or better, and all primary carriers will be licensed to do business in the State of Florida or Texas, as the case may be, and reasonably acceptable to the Administrative Agent. The Property, Boiler and Machinery insurance policies shall also name the Administrative Agent and Lenders under a standard mortgagee clause or an equivalent endorsement satisfactory to the mortgagee and shall be otherwise reasonably satisfactory to the Administrative Agent in form and content. Business interruption insurance shall name the Administrative Agent as Loss Payee. All Property insurance policies also shall include a co-insurance waiver and Agreed Amount Endorsement. The amount of any deductible under any insurance policy must be consistent with similar projects managed by Parent Guarantor or any of its Subsidiaries. Without the Administrative Agent's prior written consent, neither Co-Borrower, Parent Guarantor nor any Property Manager shall carry separate or additional insurance coverage covering the Improvements concurrent in form or contributing in the event of loss with that required by this Agreement and the other Loan Documents. The Administrative Agent, on reasonable prior notice to Parent Guarantor, may examine the insurance policies (whether in the possession of Co-Borrowers, Parent Guarantor or an Affiliate of either) during business hours.

                  (e) Co-Borrowers, Parent Guarantor and any Property Manager shall pay the premiums for the insurance policies required hereunder as the same become due and payable. Co-Borrowers, Parent Guarantor and any Property Manager shall deliver to the Administrative Agent certificates of the insurance policies required to be maintained pursuant to this Agreement provided, however, the Administrative Agent and Lenders shall not be deemed by reason of the custody of such certificates to have knowledge of the contents thereof. Co-Borrowers and Parent

Guarantor also shall deliver to the Administrative Agent, within ten (10) days of the Administrative Agent's request, a certificate of each Co-Borrower and Parent Guarantor or their insurance agent setting forth the particulars as to all such insurance policies. Prior to the expiration date of each of the insurance policies Co-Borrowers shall deliver to the Administrative Agent a certificate of insurance evidencing renewal of coverage as required herein.

                  (f) Each insurance certificate required hereunder shall contain a provision whereby the insurer (i) agrees that such policy shall not be canceled, terminated or reduced in coverage or limits below the coverage and limits of insurance required by this Agreement, without in each case, at least thirty (30) days' prior written notice to the Administrative Agent, (ii) waives any right to claim any premiums and commissions against the Administrative Agent or any Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and
(iii) provides that the Administrative Agent is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public, automobile and other liability and Workers Compensation insurance or any other similar policies) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of the Administrative Agent and Lenders, such insurance policy shall not be invalidated by and shall insure the Administrative Agent and Lenders regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or
(C) any foreclosure or other action or proceeding taken by the Administrative Agent pursuant to any provision of the Mortgages or any of the Loan Documents.

                  (g) Any insurance maintained pursuant to this Agreement may be evidenced by blanket insurance policies covering the Opryland Hotel Florida and the Project and other properties or assets of Co-Borrowers, Parent Guarantor and any Property Manager or their affiliates, provided that any such policy shall in all other respects substantially fulfill the requirements of this section.

                  (h) Notwithstanding anything to the contrary contained herein, if at any time the Administrative Agent is not in receipt of written evidence that all insurance required hereunder is maintained in full force and effect, the Administrative Agent shall have the right (but not the obligation), upon ten (10) days' prior written notice to Co-Borrowers or Parent Guarantor (or such lesser notice as may be necessary to prevent the lapse of insurance coverage), to take such action as the Administrative Agent deems necessary to protect its interests in the Opryland Hotel Florida and the Project, including, without limitation, the obtaining of such insurance coverage as the Administrative Agent deems appropriate, and all expenses incurred by the Administrative Agent in connection with such action will be paid by Co-Borrowers or Parent Guarantor on demand.

         6.7 Compliance with Laws. Co-Borrowers and Parent Guarantor shall, and Parent Guarantor shall cause all of its Subsidiaries to, (a) comply in all material respects with all Requirements of Law and all restrictive covenants affecting their respective businesses, Properties, assets and operations, and (b) obtain and maintain as needed all Permits necessary for their operations and maintain such Permits in good standing. Without limiting the foregoing, Co-Borrowers and Parent Guarantor shall comply in all respects with all Environmental Laws with respect to the Opryland Hotel Florida and the Project and shall not suffer or permit the Release or disposal of Contaminants at the Opryland Hotel Florida or the Project in any manner that, in any single instance or in the aggregate, would violate Environmental Laws.

         6.8 Alterations; Restaurant Facility. (a) With the exception of the Restaurant Facility and the Project Construction and change orders respecting the same made in accordance with Section 6.12 of this Agreement, neither Co-Borrower nor Parent Guarantor shall, without the prior written consent of Administrative Agent, make, suffer or permit any alterations to the Opryland Hotel Florida or the Project (other than as contemplated by the Approved FF&E Budget of each Co-Borrower) having a cost in excess of $4,000,000.00 in the aggregate for both the Opryland Hotel Florida and the Project in any Fiscal Year.

                  (b) Texas Co-Borrower shall not commence construction of the Restaurant Facility, unless and until (i) Texas Co-Borrower shall have submitted and the Administrative Agent shall have approved plans and specifications and a schedule for the construction and completion of such restaurant, which plans, specifications and schedule shall be reasonably satisfactory to the Administrative Agent and (ii) Texas Co-Borrower shall have furnished evidence reasonably satisfactory to the Administrative Agent that such restaurant, and the development, construction and operation thereof, will have no adverse effect on the Project Schedule or the value or utility of the Project. Neither the plans and specifications nor the schedule for construction of the Restaurant Facility shall be materially altered without the prior written consent of the Administrative Agent, which shall not be unreasonably withheld.

         6.9      Inspections; Books and Records.

                  (a) The Administrative Agent, and any authorized representative(s) designated by the Administrative Agent, shall have the right at all reasonable times on reasonable notice (and (i) for so long as no Default exists, at Co-Borrowers' and Parent Guarantor's expense, provided that such inspections and examinations do not take place more often than annually, and otherwise at the expense of the Lenders and (ii) from and after the occurrence of a Default, at Co-Borrowers' and Parent Guarantor's expense) and any other Lender shall have the right at its own expense: (i) to enter upon and inspect the Properties of Co-Borrowers, Parent Guarantor and Subsidiary Guarantors (including the Opryland Hotel Florida and the Project), both as part of the Administrative Agent's general oversight (both prior to and after the Final Completion Date) and to inspect the Project Construction to determine that it is in conformity with the Approved Plans and Specifications and all the requirements hereof; and (ii) to examine, copy and make extracts of the books, records, accounting data and other documents of Co-Borrowers, Parent Guarantor, any Property Manager and Subsidiary Guarantors, whether or not the same relate in any way to the Opryland Hotel Florida or the Project, all of which shall be made available promptly upon the Administrative Agent's written demand therefor (including in connection with environmental compliance, hazard or liability), and to discuss Co-Borrowers', Parent Guarantor's, Subsidiary Guarantors' and other Subsidiaries' and any Property Manager's affairs, finances and accounts, including, but not limited to, matters relating to the Opryland Hotel Florida and the Project, with their respective executive officers, as applicable, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. At the request of the Administrative Agent, Co-Borrowers and Parent Guarantor shall furnish convenient facilities for the purposes of conducting such investigations and examinations. No Construction Agreements let or amended by Texas Co-Borrower shall be inconsistent with the foregoing inspection and examination rights. It is expressly understood and agreed that the Administrative Agent shall have no duty to supervise or to inspect the Opryland Hotel Florida or the Project (or any other Property) or any books and records, that any such inspection shall be for the sole purposes of determining whether or not the obligations of Co-Borrowers and Parent Guarantor under this Agreement are being properly discharged and of preserving the Administrative Agent's rights hereunder, and that the Administrative Agent's failure to inspect or examine any matter shall not constitute a waiver of any of the Lenders' rights hereunder. If the Administrative Agent or any other Lender should inspect the Project or any books and records, neither the Administrative Agent nor any other Lender shall have any liability or obligation to Co-Borrowers, Parent Guarantor or any third party arising out of such inspection (other than any applicable obligation hereunder with respect to confidentiality) and none of Co-Borrowers, Parent Guarantor or any third party shall be entitled to rely upon such inspection or review. An inspection not followed by notice of default shall not constitute a waiver of any Unmatured Default or Default then existing, nor shall it constitute an acknowledgment or representation by the Administrative Agent or any other Lender that there has been or will be compliance with the Approved Plans and Specifications and Laws or that the Project is free from defective materials or workmanship, or a waiver of the Administrative Agent's right thereafter to insist that the Project be constructed in accordance in all material respects with the Approved Plans and Specifications and Laws. Neither the Administrative Agent nor any other Lender owes any duty of care to Co-Borrowers, Parent Guarantor or any third person to protect against, or inform Co-Borrowers, Parent Guarantor or any third person of the existence of, negligent, faulty, inadequate or defective design or construction of the Project or of any other Property.

                  (b) The Construction Consultant, and any authorized representative(s) designated by the Construction Consultant, shall have the right at all reasonable times on reasonable notice at Co-Borrowers' and Parent Guarantor's expense, (i) to enter upon and inspect the Project Construction up to the Final Completion Date, to determine that it is in conformity with the Approved Plans and Specifications and all the requirements hereof; and (ii) to examine, copy and make extracts of the books, records, accounting data and other documents of Texas Co-Borrower, to the extent that the same relate in any way to the Project, all of which shall be made available promptly upon the Construction Consultant's written demand therefor (including in connection with environmental compliance, hazard or liability), and to discuss Texas Co-Borrower's affairs, finances and accounts, including, but not limited to, matters relating to the Project, with its executive officers, as applicable, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. At the request of the Construction Consultant, Texas Co-Borrower shall furnish convenient facilities for the purposes of conducting such investigations and examinations. No Construction Agreements let or amended by Texas Co-Borrower shall be inconsistent with the foregoing inspection and examination rights. It is expressly understood and agreed that the Construction Consultant shall have no duty to supervise or to inspect the Project (or any other Property) or any books and records, that any such inspection shall be for the sole purposes of determining whether or not the obligations of Texas Co-Borrower under this Agreement are being properly discharged and of preserving the Administrative Agent's rights hereunder, and that the Construction Consultant's failure to inspect or examine any matter shall not constitute a waiver of any of the Lenders' rights hereunder. If the Construction Consultant acting on behalf of the Administrative Agent, should inspect the Project or any books and records, the Construction Consultant shall have no liability or obligation to Co-Borrowers, Parent Guarantor or any third party arising out of such inspection (other than any applicable obligation hereunder with respect to confidentiality) and none of Co-Borrowers, Parent Guarantor or any third party shall be entitled to rely upon such inspection or review. An inspection not followed by notice of default shall not constitute a waiver of any Unmatured Default or Default then existing, nor shall it constitute an acknowledgment or representation by the Administrative Agent or the Construction Consultant that there has been or will be compliance with the Approved Plans and Specifications and Laws or that the Project is free from defective materials or workmanship, or a waiver of the Administrative Agent's right thereafter to insist that the Project be constructed in accordance in all material respects with the Approved Plans and Specifications and Laws. The Construction Consultant owes no duty of care to Co-Borrowers, Parent Guarantor or any third person to protect against, or inform Co-Borrowers, Parent Guarantor or any third person of the existence of, negligent, faulty, inadequate or defective design or construction of the Project or of any other Property.

                  (c) Each Co-Borrower and Parent Guarantor shall keep and maintain, and Parent Guarantor, shall cause the Subsidiary Guarantors and its other Subsidiaries to maintain (either individually or on a consolidated basis with Parent Guarantor), proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to its businesses and activities. If a Default has occurred that is continuing, Co-Borrowers and Parent Guarantor, upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives.

         6.10 Completion of Project. (a) Texas Co-Borrower shall complete Project Construction on or prior to the Final Completion Date in a good and workmanlike manner with materials of good quality, free of Liens (other than mechanics' liens being contested pursuant to the provisions of Section 6.19(b) and other Customary Permitted Liens) and material defects, and the Project shall be equipped with fixtures and equipment of good quality, all in accordance, in all material respects, with the Approved Plans and Specifications therefor and all Laws, including all requirements and conditions set forth in all Permits which have been obtained or are required to be obtained for the construction and operation of the Project. Texas Co-Borrower shall (i) subject to Force Majeure Events, diligently continue Project Construction without material interruption or cessation of work in accordance with the Approved Project Schedule and the Approved Plans and Specifications, and (ii) on or prior to the Final Completion Date complete Project Construction such that all the Completion Conditions shall be satisfied.

                  (b) At such time as Texas Co-Borrower has determined that the Completion Conditions have been satisfied, Texas Co-Borrower shall promptly furnish to the Administrative Agent, written notice that the Completion Conditions have been satisfied. Such notice shall include (to the extent not theretofore furnished to the Administrative Agent) documents evidencing satisfaction of the Completion Conditions. Upon Administrative Agent's approval of such notice, Administrative Agent shall notify the Lenders that the Completion Conditions have been satisfied.

     6.11 Correction of Defects. Texas Co-Borrower shall proceed with diligence to investigate and correct all material defects in the Project and any material departures from the Approved Plans and Specifications which have not been approved in writing by the Administrative Agent. Any disbursement from the Completion Reserve Account shall not constitute a waiver of the Administrative Agent's right to require compliance with this covenant with respect to any such defect or departure from the Approved Plans and Specifications or any other requirement of this Agreement.

     6.12 Changes and Amendments; Monthly Updates. (a) Except for Permissible Modifications, Texas Co-Borrower shall not (i) make any changes or modifications to or otherwise amend the Approved Plans and Specifications, the Approved Project Schedule or the Construction Budget or the Approved Construction Budget, or (ii) enter into, amend in any material respect or terminate any material Project Agreement (other than by reason of a material default by the applicable contractor or tenant) without the prior written approval of the Administrative Agent in each instance. The Administrative Agent shall not make a final determination that Texas Co-Borrower has taken any action in contravention of this Section 6.12 without first notifying Texas Co-Borrower of the matter in question and giving Texas Co-Borrower ten (10) Business Days within which to refute or contest such determination.

            (b) Until the Final Completion Date, Texas Co-Borrower shall deliver to the Administrative Agent written notice (in reasonable detail) as soon as possible and in any event within five (5) Business Days after the occurrence of (i) any material change in the Approved Construction Budget, (ii) any material change in the Project Schedule or (iii) any event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

     6.13 Distributions. Co-Borrowers and Parent Guarantor will not, and Parent Guarantor will not permit any of its Subsidiaries to, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Parent Guarantor or any such Subsidiary or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of either Co-Borrower, Parent Guarantor or any such Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments," except that any Subsidiary may declare and pay dividends to either Co-Borrower, Parent Guarantor or any Subsidiary Guarantor or, in the case of any Subsidiary that is wholly owned by any other Subsidiary, to such Subsidiary, provided that (i) no Subsidiary Guarantor shall make or declare any dividend, distribution or other payment to any Subsidiary that is not a Subsidiary Guarantor (or a direct or indirect Subsidiary of a Subsidiary Guarantor) and (ii) neither Co-Borrower shall make or declare any dividend, distribution or other payment to Parent Guarantor or any Affiliate of Co-Borrowers or Parent Guarantor, except that, for so long as no Default or Unmatured Default has occurred and is continuing, (x) Co-Borrowers may pay management fees in accordance with any Management Agreements when due and payable, (y) Co-Borrowers may distribute Net Operating Income with respect to the Opryland Hotel Florida and the Project to Parent Guarantor and (z) Texas Co-Borrower may distribute to Parent Guarantor amounts released to Texas Co-Borrower from the Completion Reserve Account, provided that such amounts were so released for purposes other than repayment of the Loans or payment of Approved Construction Costs.

     6.14 Indebtedness. (a) Neither Co-Borrower nor Parent Guarantor will create, incur or suffer to exist any Indebtedness with respect to itself or any Subsidiary Guarantor or other Subsidiary of Parent Guarantor, except the following ("Permitted Debt"):

                  (i)      The Loans and the Guaranty.

                  (ii) Indebtedness of Co-Borrowers arising under Rate Management Transactions required or expressly permitted under this Agreement.

                  (iii)    The Subordinated Loans.

                  (iv) The Nashville Loans, including any Permitted Refinancing thereof.

                  (v)      The SAILS Forward Exchange Contracts.

                  (vi) Unsecured payables incurred in the ordinary course of business, not in excess of $50,000,000.00 in the aggregate at any one time for all such Persons, and (except to the extent being actively disputed (x) with adequate reserves being maintained in respect thereof, (y) in good faith and (z) in the ordinary course of business) paid within 60 days of the date incurred.

                  (vii) Equipment financings in the ordinary course of business and secured only by the equipment acquired with the proceeds thereof by Parent Guarantor and its Subsidiaries other than Co-Borrowers and not in excess, for all such Persons, in the aggregate at any one time, of $15,000,000.00 and by Co-Borrowers and not in excess, in the aggregate at any one time, of $10,000,000.00.

                  (viii) Loans, advances or other Indebtedness by Parent Guarantor to any of its Subsidiaries that are Subsidiary Guarantors and loans or advances by any Subsidiary of Parent Guarantor to Co-Borrowers or Parent Guarantor or to another Subsidiary of Parent Guarantor that is a Subsidiary Guarantor, so long as any such intercompany loans or advances made to Co-Borrowers or any Subsidiary Guarantor are unsecured and subordinate to the Loans on terms and provisions acceptable to the Administrative Agent.

                  (ix)     Investments permitted under Section 6.18(a) hereof.

                  (x) Unsecured, senior subordinated notes of Parent Guarantor, provided that (A) after taking such Indebtedness into account, Parent Guarantor shall be in compliance with Section 6.25.3 hereof, (B) the term of such notes shall extend beyond the Maturity Date, and (C) all other material terms and conditions of such notes, including, without limitation, subordination provisions, amortization schedules, covenants, defaults, and remedies and any subsidiary guarantees, shall be in form and substance reasonably satisfactory to the Administrative Agent, and provided further that all Net Debt/Equity Proceeds in connection therewith shall be applied in accordance with Sections 2.2 and 2.21.

                  (xi) The Guaranty by Parent Guarantor of certain obligations of Gaylord Investments, Inc. in connection with its sale of the Media Assets to Cumulus Broadcasting, Inc. and Cumulus Licensing Corp., delivered pursuant to the Asset Purchase Agreement dated as of March 23, 2003 between Gaylord Investments, Inc., as Seller, and Cumulus Broadcasting, Inc. and Cumulus Licensing Corp., as Buyers.

                  (xii) Miscellaneous other Indebtedness in addition to the Permitted Debt described in clauses (i) through (xi) above, including, but not limited to, reimbursement obligations with respect to Letters of Credit, not in excess of $10,000,000.00 in the aggregate at any one time, for all such Persons.

            (b) Except for (i) payments in respect of the Loans, (ii) a Permitted Refinancing and (iii) voluntary prepayments of the Nashville Senior Loan from funds required to be deposited by or on behalf of Opryland Hotel Nashville, LLC in the Cash Sweep Event Reserve Account (as defined in the Nashville Mezzanine Loan Agreement) pursuant to Section 2.12 of the Nashville Mezzanine Loan Agreement, neither Co-Borrower nor Parent Guarantor will voluntarily prepay or permit any Subsidiary Guarantor or other Subsidiary of Parent Guarantor to voluntarily prepay all or any portion of any Indebtedness, including, without limitation, the Subordinated Loans, provided that all or any portion of the Subordinated Loans may be voluntarily prepaid at any time after the first anniversary of the Effective Date, so long as (i) the Term Loans have been repaid in full and (ii) no Default then exists or would result therefrom.

     6.15 Merger. Neither Co-Borrower nor Parent Guarantor will merge or consolidate with or into any other Person, provided that any direct or indirect wholly-owned Subsidiary may be merged into Parent Guarantor if Parent Guarantor is the surviving entity, after giving effect to such merger, all representations and warranties by Parent Guarantor and Co-Borrowers herein remain true and correct in all material respects, and no Default or Unmatured Default occurs as a result thereof.

     6.16 Ownership of Opryland Hotel Nashville, LLC. (a) Parent Guarantor shall at all times retain ownership, directly or indirectly, of 100% of all ownership interests in Opryland Hotel Nashville, LLC; shall not suffer cause or permit any Transfer of any such ownership interests or any direct or indirect interest therein other than the Liens securing the Nashville Mezzanine Loan; and shall not suffer, cause or permit any Transfer by Opryland Hotel Nashville, LLC of its ownership interest in the property known as Opryland Hotel Nashville, other than the Liens securing the Nashville Loans and leases to space tenants for occupancy in the ordinary course of business of Opryland Hotel Nashville, LLC.

            (b) At least ninety (90) days prior to the initial maturity date of the Nashville Loans, Parent Guarantor shall either (a) cause a Permitted Refinancing to occur or (ii) exercise its right, under the documents evidencing and/or securing the Nashville Loans, to extend such initial maturity date by one year. In the event that the initial maturity date of the Nashville Loans is so extended by one year, Parent Guarantor shall cause a Permitted Refinancing to occur at least ninety (90) days prior to such extended maturity date.

     6.17 Sales of Assets; Releases of Subsidiary Guarantors. (a) Neither Co-Borrower nor Parent Guarantor shall sell, assign, convey, or otherwise Transfer, all or any portion of the Opryland Hotel Florida or the Project or any direct or indirect interest therein or in either Co-Borrower (except for the Liens in favor of the Administrative Agent under the Subordinated Loan Agreement as in effect on the date hereof and Liens in favor of the Administrative Agent and Leases permitted under this Agreement), whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, that would be effective prior to the full payment of the Obligations, whether the same is effected directly, indirectly, by operation of law or otherwise.

            (b) Provided that no Default has occurred and is continuing, and provided that Parent Guarantor has given the Administrative Agent at least 10 Business Days' prior notice thereof, simultaneously with the closing of any Asset Sale with respect to a Subsidiary Guarantor or substantially all of its assets and application of the Net Cash Proceeds thereof, to the extent required by Sections 2.2 and 2.21, to prepayment of the Loans or deposits to the Completion Reserve Account, such Subsidiary Guarantor shall be released from the Guaranty, and the Administrative Agent shall execute and deliver such confirmatory instrument evidencing such release as Parent Guarantor shall reasonably request to facilitate such transaction.

     6.18 Investments; New Subsidiary Guarantors; Capital Expenditures. (a) Neither Co-Borrower nor Parent Guarantor shall make or permit any Subsidiary Guarantor or any other Subsidiary of Parent Guarantor (including Opryland Hotel Nashville, LLC) to make any Investments, or commitments therefor, or, subject to the following sentence, create any subsidiary or become a partner in any partnership or joint venture, or acquire any interest, direct or indirect, beneficial or otherwise, in any Person, except (i) Cash Equivalent Investments,
(ii) Investments in either Co-Borrower or a Subsidiary Guarantor, (iii) Investments in Collateral, and (iv) Investments (which, for the purposes of this clause (iv), shall not include periodic capital contributions by Parent Guarantor to Opryland Hotel Nashville, LLC for the sole purpose of managing short-term cash-flow fluctuations, unless the aggregate amount of all such capital contributions is in excess of the aggregate amount of dividends made by Opryland Hotel Nashville, LLC to Parent Guarantor in any Facility Year, in which event such excess amount shall be included in "Investments" for such Facility Year, for purposes of this clause (iv)) by Parent Guarantor in any new ventures or in Subsidiaries of Parent Guarantor that are not Subsidiary Guarantors, not in excess of $20,000,000.00 in the aggregate for any Facility Year, prior to the date (the "Adjustment Date") which is first to occur of (1) the date on which the amount held in the Completion Reserve Account is both (A) greater than 120% of the then Cost to Complete and (B) greater than $10,000,000.00 and (2) the Final Completion Date (which, for the purpose of this sentence shall be deemed to have occurred notwithstanding that the condition described in clause (b) of the definition of "Completion" may not have occurred), and, from and after the Adjustment Date, $40,000,000.00 in the aggregate for any Facility Year (including the Facility Year in which the Adjustment Date occurs). Parent Guarantor may create or acquire additional direct or indirect wholly-owned Subsidiaries, only if concurrently with the creation or acquisition thereof, (x) 100% of the Capital Stock of each such Subsidiary is pledged and delivered to the Administrative Agent for the benefit of the Holders of Secured Obligations pursuant to documentation, including a pledge and security agreement, creating a first, perfected lien on and security interest in such Capital Stock and otherwise in form and substance satisfactory to the Administrative Agent and (y) each such Subsidiary executes and delivers to the Administrative Agent a guaranty of payment with respect to the Secured Obligations substantially in the form of the Guaranty.

            (b) Co-Borrowers and Parent Guarantor shall not make nor shall Parent Guarantor permit any Subsidiary of Parent Guarantor to make any Capital Expenditures other than (i) Construction Costs with respect to the Project pursuant to the Approved Construction Budget, which Capital Expenditures shall not exceed $225,000,000.00 in the aggregate over the term of the Loans, (ii) Permitted FF&E Expenditures with respect to the Opryland Hotel Florida and the Project, and (iii) Capital Expenditures (in addition to those described in the preceding clauses (i) and (ii)), including Capital Expenditures in respect of the Restaurant Facility, which in the aggregate, together with Investments which are permitted under clause (iv) of Section 6.18(a), are not in excess of $20,000,000.00 in the aggregate for any Facility Year, prior to the Adjustment Date and thereafter, $40,000,000.00 in the aggregate for any Facility Year (including the Facility Year in which the Adjustment Date occurs).

     6.19 Liens. (a) Neither Co-Borrower nor Parent Guarantor will create, incur, or suffer to exist (and Parent Guarantor shall cause the Subsidiary Guarantors, the direct and indirect owners of Opryland Nashville and its other Subsidiaries not to create, incur, or suffer to exist) any Lien in, of or on the Opryland Hotel Florida, the Project, the Opryland Nashville or any other Property of Co-Borrowers, Parent Guarantor or any such Person or any easements, covenants, conditions, restrictions or other encumbrances to be recorded against the Opryland Hotel Florida, the Project or the Opryland Nashville, except (i) any existing pledge agreement with respect to the Nashville Loans, (ii) the pledge agreements with respect to Parent Guarantor's and certain of its Subsidiaries' direct and indirect ownership interests in Co-Borrowers in effect on the date hereof with respect to the Subordinated Loan, the Florida Second Mortgage and the Texas Second Mortgage (as defined in the Subordinated Loan Agreement), (iii) Customary Permitted Liens and Liens in favor of the Administrative Agent under the Collateral Documents, (iv) mechanics' and materialmen's liens that are discharged or being contested in accordance with the provisions of Section 6.19(b) and (v) liens in connection with permitted equipment financings as described in Section 6.14(vii).

            (b) If any mechanics' lien claims are filed or otherwise asserted against the Opryland Hotel Florida or the Project, or any such claims for Lien or any proceedings for the enforcement thereof are filed or commenced, then Co-Borrowers and/or Parent Guarantor shall discharge the same within forty-five
(45) days of such filing or commencement; provided, however, that (i) Co-Borrowers or Parent Guarantor shall have the right to contest in good faith and with due diligence the validity of any such Lien or Claim upon (A) furnishing to the Title Insurer such security or indemnity as it may require to induce the Title Insurer to issue endorsements to the Mortgage Title Insurance Policies insuring against all such Claims, Liens or proceedings or (B) posting with the Administrative Agent, for the benefit of the Lenders, a Texas Statutory Bond to Indemnify Against Lien or other security, in form and substance satisfactory to Administrative Agent in its reasonable discretion (and, at any time that such Claims or Liens are in excess of $5,000,000 in the aggregate, satisfactory to the Majority Lenders) with respect to any such mechanics' lien; and (ii) the Lenders will not be required to make any further Loans unless and until (A) any such Lien has been released or insured against by the Title Insurer or (B) Co-Borrowers or Parent Guarantor shall have provided the Administrative Agent, for the benefit of the Lenders, with such other security with respect to such Claim as may be acceptable to the

Administrative Agent in its reasonable discretion (and, at any time that such Claims or Liens are in excess of $5,000,000 in the aggregate, satisfactory to the Majority Lenders). In addition, as a condition to any such contest, the Administrative Agent must be satisfied in its sole discretion (and at any time that such Claims or Liens are in excess of $5,000,000 in the aggregate, the Majority Lenders must be so satisfied), that: (1) any such Lien is being contested, appealed or otherwise prosecuted with diligence and continuity, (2) enforcement of such Lien shall be stayed pending such contest, appeal or other proceeding, and (3) the Opryland Hotel Florida or the Project, as the case may be, is secure and the priority of the Mortgages remain unaffected.

     6.20 Affiliates. Except as set forth on Schedule 6.20, neither Co-Borrower nor Parent Guarantor will enter into any agreement or transaction (including, without limitation, the purchase or sale of any Property or service) with, or Transfer of any Property to, any Affiliate of either Co-Borrower or Parent Guarantor except for any Management Agreement, and other transactions, agreements and transfers, disclosed to and approved in writing by the Administrative Agent, in the ordinary course of business and pursuant to the reasonable requirements of each Co-Borrower's and, Parent Guarantor's business, as applicable, and upon fair and reasonable terms no less favorable to Co-Borrowers and, Parent Guarantor, than Co-Borrowers and, Parent Guarantor would obtain in a comparable arms-length transaction, provided that nothing in this Section 6.20 shall prohibit any Transfer of Property (other than Property that constitutes Collateral) between Co-Borrowers or by either Co-Borrower to Parent Guarantor, or to a Subsidiary Guarantor, or by a Subsidiary of Parent Guarantor (other than Co-borrowers) to either Co-Borrower, Parent Guarantor or a Subsidiary Guarantor.

     6.21 Required Rate Management Transactions. Within five Business Days after the Effective Date, Co-Borrowers will obtain and maintain one or more Rate Management Transactions with one or more of the Lenders or any of their respective Affiliates or one or more other financial institutions acceptable to the Administrative Agent, providing for a fixed or maximum rate of interest at all times from and after the date no later than five Business Days after the Effective Date, (a) on a notional amount equal to at least fifty percent (50%) of the sum of (i) the Aggregate Outstanding Credit Exposure with respect to Term Loans plus (ii) the aggregate outstanding principal balance of the Subordinated Loans, (b) at a rate not in excess of ten percent (10%) per annum and (c) otherwise in form and substance acceptable to the Administrative Agent. Co-Borrowers shall deliver to the Administrative Agent for the benefit of the Lenders and other Holders of Secured Obligations valid, first priority, perfected collateral assignments of all Rate Management Transactions required to be maintained hereunder with respect to the Loans and Subordinated Loans and shall obtain the acknowledgment and agreement of the counterparty or counterparties thereto (whether or not such counterparty or counterparties include the Administrative Agent or all or any of the Lenders) to pay any amounts which would otherwise be payable to Co-Borrowers directly to the Administrative Agent for the benefit of the Lenders and other Holders of Secured Obligations upon the occurrence and during the continuance of a Default hereunder. Co-Borrowers' Rate Management Obligations under any Rate Management Transaction with a Secured Counterparty shall be secured by the Collateral on a pari passu basis with the Obligations. Co-Borrowers shall increase the amount of the Mortgage Title Insurance Policies from time to time as necessary to an amount equal to the sum of the Aggregate Commitment and the Administrative Agent's determination of the Secured Rate Management Obligations (without limiting the amount of the Secured Rate Management Obligations for any other purpose under the Loan Documents).

     6.22 Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. Neither Co-Borrower nor Parent Guarantor will enter into or suffer to exist any (a) Sale and Leaseback Transaction with respect to itself or any Subsidiary Guarantor or (b) any other transaction pursuant to which it or any Subsidiary Guarantor incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Obligations permitted to be incurred under the terms of Section 6.21.

     6.23 SAILS Forward Exchange Contracts. Parent Guarantor shall not unwind the SAILS Forward Exchange Contracts prior to the scheduled expiry date thereof, if, as a result, a tax liability materially in excess of any net proceeds of the unwinding transaction is created for Parent Guarantor or any of its Subsidiaries.

     6.24 Financial Contracts. Co-Borrowers will not enter into or remain liable upon any Financial Contract, except Rate Management Transactions required under Section 6.21.

     6.25   Financial Covenants.

     6.25.1 Minimum Consolidated Net Worth. Parent Guarantor shall not permit at any time its Consolidated Net Worth to be less than $600,000,000.00.

     6.25.2 Minimum Interest Coverage Ratio. As of the last day of any Fiscal Quarter set forth below, Parent Guarantor shall not permit the ratio of (i) Consolidated EBITDA for the last full four Fiscal Quarters (after giving effect on a pro forma basis to any acquisitions or dispositions of assets during such four Fiscal Quarter period) to (ii) the sum of (a) Consolidated Interest Expense for the last Fiscal Quarter (after giving effect on a pro forma basis to any acquisitions or dispositions of assets during such Fiscal Quarter), multiplied by four, plus (b) all capitalized interest expense for the last Fiscal Quarter, multiplied by four, to be less than the correlative ratio set forth below, provided that, for the purpose of such calculation, for the first four Fiscal Quarters ending after the Opening Date, Consolidated EBITDA shall be adjusted by annualizing the portion thereof related to the Project (by multiplying Consolidated EBITDA related to the Project for the period from the Opening Date to the last day of such Fiscal Quarter by a fraction, the numerator of which is 365 and the denominator of which is the number of days in the period from the Opening Date through the last day of such Fiscal Quarter):


====================================================================================

                  TEST DATE                          MINIMUM INTEREST COVERAGE RATIO
====================================================================================

Fiscal Quarters ending June 30, 2003 through
and including December 31, 2004                              2.0 to 1.0

Fiscal Quarters ending March 31, 2005 and
thereafter                                                   2.25 to 1.0
====================================================================================


     6.25.3 Maximum Total Leverage Ratio. As of the last day of any Fiscal Quarter set forth below, Parent Guarantor shall not permit the ratio of (i) Consolidated Indebtedness minus Unrestricted Cash On Hand and the cash balance in the Completion Reserve Account (adjusted to exclude the amounts described in clause (b) of the definition of "Indebtedness" if and to the extent such amounts are secured by cash collateral held by the issuer of the applicable Letter of Credit) to (ii) Consolidated EBITDA (before restructuring charges to the extent reflected as such on Parent Guarantor's GAAP income statement) to exceed the correlative ratio set forth below (Consolidated Indebtedness to be determined as of such day and Consolidated EBITDA to be determined with reference to the last full four Fiscal Quarters preceding such date after giving effect on a pro forma basis to any acquisitions or dispositions of assets during such four Fiscal Quarter period), provided that, for the purpose of such calculation, for the first four Fiscal Quarters ending after the Opening Date, Consolidated EBITDA shall be adjusted by annualizing the portion thereof related to the Project (by multiplying Consolidated EBITDA related to the Project for the period from the Opening Date to the last day of such Fiscal Quarter by a fraction, the numerator of which is 365 and the denominator of which is the number of days in the period from the Opening Date through the last day of such Fiscal Quarter):


=====================================================================================

            TEST DATE                                MAXIMUM TOTAL LEVERAGE RATIO
=====================================================================================
Fiscal Quarter ending June 30, 2003                             5.75 to 1.0

Fiscal Quarter ending September 30, 2003                        6.0 to 1.0

Fiscal Quarter ending December 31, 2003                         6.5 to 1.0

Fiscal Quarter ending March 31, 2004                            7.5 to 1.0

Fiscal Quarter ending June 30, 2004                             6.5 to 1.0

Fiscal Quarter ending September 30, 2004                        6.0 to 1.0

Fiscal Quarter ending December 31, 2004                         5.5 to 1.0

Fiscal Quarters ending March 31, 2005 and thereafter            5.0 to 1.0
======================================================================================


     6.25.4 Maximum Senior Leverage Ratio. As of the last day of any Fiscal Quarter set forth below, Parent Guarantor shall not permit the ratio of (i) Senior Consolidated Indebtedness minus Unrestricted Cash On Hand and the cash balance in the Completion Reserve Account (adjusted to exclude the amounts described in clause (b) of the definition of "Indebtedness" if and to the extent such amounts are secured by cash collateral held by the issuer of the applicable Letter of Credit) to (ii) Consolidated EBITDA (before restructuring charges to the extent reflected as such on Parent Guarantor's GAAP income statement) to exceed the correlative ratio set forth below (Senior Consolidated Indebtedness to be determined as of such day and Consolidated EBITDA to be determined with reference to the last full four Fiscal Quarters preceding such date after giving effect on a pro forma basis to any acquisitions or dispositions of assets during such four Fiscal Quarter period), provided that, for the purpose of such calculation, for the first four Fiscal Quarters ending after the Opening Date, Consolidated EBITDA shall be adjusted by annualizing the portion thereof related to the Project (by multiplying Consolidated EBITDA related to the Project for the period from the Opening Date to the last day of such

Fiscal Quarter by a fraction, the numerator of which is 365 and the denominator of which is the number of days in the period from the Opening Date through the last day of such Fiscal Quarter):


=====================================================================================

             TEST DATE                                MAXIMUM SENIOR LEVERAGE RATIO
=====================================================================================
Fiscal Quarter ending June 30, 2003                             5.0 to 1.0

Fiscal Quarter ending September 30, 2003                       5.25 to 1.0

Fiscal Quarter ending December 31, 2003                        5.75 to 1.0

Fiscal Quarter ending March 31, 2004                           6.75 to 1.0

Fiscal Quarter ending June 30, 2004                            5.75 to 1.0

Fiscal Quarter ending September 30, 2004                       5.25 to 1.0

Fiscal Quarter ending December 31, 2004                        4.75 to 1.0

Fiscal Quarters ending March 31, 2005 and thereafter            4.0 to 1.0
=====================================================================================

     6.25.5 Opryland Hotel Florida Minimum Adjusted Net Operating Income. As of the last day of any Fiscal Quarter set forth below, the Adjusted Net Operating Income for the Opryland Hotel Florida for the last four Fiscal Quarters shall be equal to at least the dollar amount set forth opposite such Fiscal Quarter below:


=====================================================================================

                                                   MINIMUM ADJUSTED NET OPERATING
                 TEST DATE                                   INCOME
=====================================================================================
Fiscal Quarters ending June 30, 2003 through
and including June 30, 2004                               $25,000,000.00


Fiscal Quarters ending September 30, 2004
through and including December 31, 2004                   $27,500,000.00


Fiscal Quarters ending March 31, 2005 and
thereafter                                                $35,000,000.00
=====================================================================================

     6.25.6 Minimum Fixed Charge Coverage Ratio. As of the last day of any Fiscal Quarter, Parent Guarantor will not permit the ratio of (i) Consolidated EBITDA for the last full four Fiscal Quarters (after giving effect on a pro forma basis to any acquisitions or dispositions of assets during such four Fiscal Quarter period) to (ii) the sum of (a) Consolidated Interest Expense for the last Fiscal Quarter (after giving effect on a pro forma basis to any acquisitions or dispositions of assets during such Fiscal Quarter), multiplied by four, plus (b) all capitalized interest expense for the last Fiscal Quarter, multiplied by four, plus (c) required amortization of Indebtedness, determined on a consolidated basis in accordance with Agreement Accounting Principles, for the last full four Fiscal Quarters, to be less than 1.5 to 1.0, provided that, for the purpose of such calculation, for the first four Fiscal Quarters ending after the Opening Date,

Consolidated EBITDA shall be adjusted by annualizing the portion thereof related to the Project (by multiplying Consolidated EBITDA related to the Project for the period from the Opening Date to the last day of such Fiscal Quarter by a fraction, the numerator of which is 365 and the denominator of which is the number of days in the period from the Opening Date through the last day of such Fiscal Quarter).

     6.26 Environmental Audits. Upon the occurrence of (a) a Default that is continuing, (b) a material change in Environmental Laws or (c) an event with respect to the Opryland Hotel Florida or the Project which, in the reasonable determination of the Administrative Agent, could result in an environmental issue, question or concern, Parent Guarantor shall at the Administrative Agent's election (i) cause to be performed through the employment of a consultant acceptable to the Administrative Agent, an environmental assessment for the purposes of confirming compliance with the provisions of this Agreement or (ii) reimburse the Administrative Agent, on demand, for all reasonable costs, fees and expenses incurred by the Administrative Agent in connection with its employment of a consultant to perform such an assessment.

     6.27 Insurance and Condemnation Proceeds. (a) Co-Borrowers and Parent Guarantor hereby direct all insurers under policies of property damage, boiler and machinery, rental loss, and rental value insurance and payors of any condemnation claim or award relating to the Opryland Hotel Florida or the Project to pay all Property Awards (net of the cost of reasonable attorneys' fees and expenses and other reasonable expenses incurred in connection with obtaining such Property Awards) directly to the Administrative Agent, for the benefit of the Lenders and other Holders of Secured Obligations, and, in no case to the Co-Borrower or Parent Guarantor. In the event of any loss or damage to any portion of the Opryland Hotel Florida or the Project due to a casualty or condemnation event giving rise to a Property Award ("Property Award Event"), so long as no Default has occurred that is continuing, either Co-Borrower or Parent Guarantor shall have the sole right and authority to settle any claim for the Property Award; provided, however, the Administrative Agent shall have the right to participate in settlement negotiations with respect to Property Award Events in connection with the Opryland Hotel Florida or the Project which are reasonably likely to result in Property Awards in excess of $3,000,000 in the aggregate. In the event of either Co-Borrower's or Parent Guarantor's failure to settle any such claim for a Property Award within one hundred eighty (180) days after the occurrence of the related Property Award Event or if a Default has occurred that is continuing, the Administrative Agent shall have the right, but not the obligation, to settle all claims for such Property Award on behalf of either Co-Borrower or Parent Guarantor.

            (b) Either Co-Borrower or Parent Guarantor shall promptly after the occurrence of a Property Award Event with respect to the Opryland Hotel Florida or the Project commence and diligently pursue the repair, restoration or reconstruction of the damaged portion of the Opryland Hotel Florida or the Project and the opening or reopening and operation of the Opryland Hotel Florida or the Project ("Restoration"); provided, however, that the relevant Co-Borrower or Parent Guarantor shall have prepared and delivered to the Administrative Agent a budget for such Restoration which is satisfactory to the Administrative Agent.

            (c) In the event a Property Award with respect to the Opryland Hotel Florida or the Project is paid to the Administrative Agent, such Property Award shall be made available to the relevant Co-Borrower or Parent Guarantor for the purpose of Restoration or, in the case of rental loss, rental value and business interruption insurance, to be applied to debt service upon the Obligations and for other permitted expenditures with respect to the Opryland Hotel Florida or the Project, subject in each case to the following covenants and conditions:

                  (i)      No Default shall have occurred that is continuing.

                  (ii) As soon as practicable, but in no event later than ninety (90) days after the occurrence of the related Property Award Event (A) the relevant Co-Borrower or Parent Guarantor shall deliver to the Administrative Agent written evidence reasonably satisfactory to the Majority Lenders that, upon completion of the Restoration, by the expenditure of the Property Award together with any funds made available by such Co-Borrower or Parent Guarantor, the Opryland Hotel Florida or the Project, as the case may be, will be of at least substantially equal value, quality and character as the Project was immediately prior to the Property Award Event, free and clear of all Liens except the Liens in favor of the Administrative Agent and Customary Permitted Liens pertaining thereto, (B) the Restoration shall be performed in compliance with all then applicable Laws and with good construction scheduling and good construction practices and (C) such Co-Borrower or Parent Guarantor shall deliver to the Administrative Agent for approval preliminary plans and specifications for the Restoration setting forth the construction schedule and budget. Final plans and specifications shall be delivered to the Administrative Agent for approval promptly upon their completion.

                  (iii) If the Property Award is, in the Administrative Agent's reasonable judgment, insufficient to complete the Restoration of the Opryland Hotel Florida or the Project, as the case may be, the relevant Co-Borrower or Parent Guarantor shall promptly deposit the amount of the insufficiency in a cash collateral account (the "Restoration Account") in the name of such Co-Borrower or Parent Guarantor but under the sole dominion and control of the Administrative Agent and pledged to the Administrative Agent for the benefit of the Holders of Secured Obligations pursuant to agreements satisfactory to the Administrative Agent. Such Co-Borrower or Parent Guarantor may not use and, if applicable, the Administrative Agent shall not, without the consent of the Majority Lenders, release, any Property Awards until any such additional funds have been expended toward the Restoration and the budget for such Restoration shall be "in balance" with the funds comprising the Property Award sufficient to complete the Restoration. If at any time the Restoration is "out of balance" with the budget and the remaining Property Award is no longer sufficient to complete such Restoration, then such relevant Co-Borrower or Parent Guarantor may not use and, if applicable, the Administrative Agent shall not without the consent of the Majority Lenders, further disburse, any portion of the Property Award until such time as the Administrative Agent has determined, that the remaining Property Award is sufficient to fully complete the Restoration. For purposes hereof, the Restoration shall be deemed to be "in balance" only at such time and from time to time, as the Administrative Agent determines that the Property Award (and any additional amounts deposited in the Restoration Account with respect to such Restoration in accordance with the paragraph) equals or exceeds the aggregate amount of all unpaid costs, fees and expenses necessary for all work in connection with the final completion of the Restoration, including the costs of preparing plans and specifications, the "hard" and "soft" costs of the construction of the base building and Improvements.

                  (iv) The Administrative Agent shall be reasonably satisfied that the Opryland Hotel Florida or the Project, when fully restored, will constitute premises suitable for their intended use of the same or better character and quality as existed prior to the occurrence of the subject Property Award Event.

                  (v) The Administrative Agent shall have received and approved all documentation pertaining to the Restoration which has been requested by the Administrative Agent, including the construction schedule, construction budget, plans and specifications and any agreements between the relevant Co-Borrower or Parent Guarantor and any Persons who will perform services or furnish labor or materials in connection with such Restoration (all such Persons and agreements being subject to the Administrative Agent's, or as applicable, Majority Lenders' approval).

                  (vi) The Administrative Agent shall have received and approved Lien waivers, contractor's statements and affidavits reflecting that as of the date of each disbursement, there are (or immediately after disbursement there will be) no mechanics' liens (subject to the right to contest said Liens set forth in this Agreement) or other unpermitted Liens pertaining to title affecting the damaged Property and the Administrative Agent shall have received a date down endorsement (or the Texas equivalent thereof) to the relevant Mortgage Title Insurance Policy confirming the foregoing, in form and substance reasonably satisfactory to the Administrative Agent.

                  (vii) The relevant Co-Borrower or Parent Guarantor shall have satisfied such other conditions and terms as the Administrative Agent shall reasonably require (which shall be consistent with those that would be imposed by a prudent institutional construction lender).

Upon the completion of the Restoration to the reasonable satisfaction of the Administrative Agent, and after paying all reasonable costs and expenses relating to the subject Property Award Event and related Restoration, the Administrative Agent shall apply any unexpended balance of the subject Property Award to prepayment of the Loans. Notwithstanding anything in this Agreement to the contrary, in the event that no Default exists that is continuing and the Property Award with respect to a Property Award Event is less than $3,000,000 in the aggregate, the Administrative Agent shall pay the entire amount of such proceeds to the relevant Co-Borrower or Parent Guarantor promptly upon receipt thereof by the Administrative Agent, which proceeds the relevant Co-Borrower or Parent Guarantor shall apply for the purposes of Restoration.

            (d) Upon the relevant Co-Borrower's or Parent Guarantor's failure to satisfy the covenants and conditions set forth in clauses (b) and (c) above with respect to a Property Award Event constituting loss or damage to all or substantially all of either the Opryland Hotel Florida or the Project, the Administrative Agent shall have the right to apply the Property Award to the Secured Obligations in the order of priority set forth in Section 2.12(b). If the amount of such Property Award so applied is less than the Secured Obligations, then a Default shall be deemed to have occurred and the Administrative Agent shall have all rights and remedies set forth herein, in the Loan Documents, at law and in equity.

     6.28 The Administrative Agent's and the Lenders' Actions for Their Own Protection Only. Co-Borrowers and Parent Guarantor acknowledge and agree that the authority herein conferred upon the Administrative Agent and the Lenders, and any actions taken by the Administrative Agent and the Lenders with respect to the Opryland Hotel Florida or the Project, to procure waivers or sworn statements, to approve contracts, subcontracts and purchase orders, to approve plans and specifications, or otherwise, will be exercised and taken by the Administrative Agent and the Lenders for their own protection only and may not be relied upon by Co-Borrowers, Parent Guarantor or any third party for any purposes whatever; and none of the Administrative Agent, the Lenders, or the Construction Consultant shall be deemed to have assumed any responsibility to Co-Borrowers, Parent Guarantor or any third party with respect to any such action herein authorized or taken by the Administrative Agent, the Lenders or the Construction Consultant, or with respect to the proper construction of improvements on the Project, performance of contracts, subcontracts or purchase orders by any contractor, subcontractor or material supplier, or prevention of mechanics' liens from being claimed or asserted against any portion of the Project. Any review, investigation or inspection conducted by the Administrative Agent, the Lenders, the Construction Consultant, any architectural, engineering or other consultants retained by the Administrative Agent or the Lenders, or any Administrative Agent or representative of the Administrative Agent or the Lenders in order to verify independently either Co-Borrower's or Parent Guarantor's satisfaction of any conditions precedent to disbursements under this Agreement, either Co-Borrower's or Parent Guarantor's performance of any of the covenants, agreements and obligations of such Co-Borrower or Parent Guarantor under this Agreement, or the validity of any representations and warranties made by such Co-Borrower or Parent Guarantor hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by the Administrative Agent or the Lenders of) (i) any of either Co-Borrower's or Parent Guarantor's agreements, covenants, representations and warranties under this Agreement or the other Loan Documents, or the Lender's reliance thereon or (ii) the Administrative Agent and Lenders' reliance upon any certifications of Co-Borrowers or Parent Guarantor or any Project Architect required under this Agreement or any of the other Loan Documents, or any other facts, information or reports furnished to the Administrative Agent or the Lenders by Co-Borrowers or Parent Guarantor hereunder.

     6.29 Storage of Property. Texas Co-Borrower shall store all Property in its possession to be incorporated into or installed at the Project (not as yet incorporated or installed in the Project) either (i) in such bonded warehouse or warehouses, which provide sufficient security against damage or pilferage, or other facilities satisfactory to the Administrative Agent, as may be selected by Texas Co-Borrower and approved by the Administrative Agent, all charges for such storage to be paid by Texas Co-Borrower promptly when due so that such Property shall not at any time become subject to any Lien for such storage charges therefore or (ii) at the Project, in a manner so as to provide security against damage or pilferage which shall be satisfactory to the Administrative Agent. The Administrative Agent and its representatives and the Construction Consultant will be permitted access to such warehouse(s) and other locations(s) at all reasonable times on reasonable notice to inspect all such Property. Texas Co-Borrower shall provide the Administrative Agent with satisfactory evidence that the insurance required to be obtained hereunder protects such Property from loss or damage to such items occurring while stored at any such location.

     6.30 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare unlawful the construction or the occupancy, maintenance or operation of the Opryland Hotel Florida or the Project or any portion thereof, the relevant Co-Borrower and/or Parent Guarantor shall at their sole expense (i) cause such proceedings to be vigorously contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, the relevant Co-Borrower and/or Parent Guarantor shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such proceedings.

     6.31 No Obligation to Monitor. Neither the Administrative Agent nor the Lenders shall have any obligation to monitor or determine Co-Borrowers' or Parent Guarantor's use or application of proceeds of Loans.

     6.32 Compliance with Agreements. Co-Borrowers and Parent Guarantor shall comply in all material respects with its obligations under: (a) all Leases affecting the Opryland Hotel Florida or the Project; (b) all material Project Agreements; (c) all agreements with Affiliates; (d) any underlying covenants, conditions and restrictions of record with respect to the Opryland Hotel Florida or the Project; and (e) all other material contractual obligations relating to the ownership, operation and maintenance of the Opryland Hotel Florida or the Project which are not described in the foregoing clauses (a) through (d) above. In addition to the foregoing Co-Borrowers and Parent Guarantor shall enforce its material rights and remedies under the agreements described in the foregoing clauses (a) through (e) above.

     6.33 Organizational Documents. Neither Co-Borrower nor Parent Guarantor shall allow any amendment, modification or other change to any of the terms or provisions in any of their respective Organizational Documents (or any Organizational Documents of any of the Subsidiary Guarantors) without the prior written consent of the Administrative Agent, which, in the case of any amendment, modification or other change to the Organizational Documents of a Subsidiary Guarantor that is not adverse to the interests of the Administrative Agent and the Lenders, shall not be unreasonably withheld.

     6.34 Leasing Provisions. Co-Borrowers shall not enter into, terminate, cancel, amend, restate, supplement or otherwise modify any Lease at the Opryland Hotel Florida or the Project without the Administrative Agent's prior written approval, which shall not be unreasonably withheld, provided that the tenant, if the Administrative Agent requires it to do so, enters into a subordination, non-disturbance and attornment agreement in the form required by the Administrative Agent, subject to reasonable modifications requested by the tenant; provided, that the Administrative Agent's approval shall not be required
(a) for any Lease (or any amendment, modification, supplement or termination thereof) which is (i) with respect to demised premises within the restaurant, retail, business center, spa and laundry premises identified as such on the Plans and Specifications and on the Florida plans and specifications, (ii) on market-rate terms and conditions, and (iii) by its terms expressly subordinate to the applicable Mortgage (any such Lease, an "Ancillary Space Lease") or (b) to terminate any Lease by reason of a default by the tenant thereunder, provided that such termination is commercially reasonable. If requested by either Co-Borrower, the Administrative Agent shall, in its reasonable discretion, agree to enter into a subordination, non-disturbance and attornment agreement with the tenant under any permitted Lease, in the form required by the Administrative Agent, subject to reasonable modifications requested by the tenant.

     6.35 Ground Lease Covenants. (a) Each Co-Borrower shall pay when due the rent and all other sums and charges mentioned in, and payable under, the Florida Hotel Ground Lease and the Texas Hotel Ground Lease, as applicable.

            (b) Each Co-Borrower (i) shall timely perform and observe all of the terms, covenants and conditions required to be performed and observed by it as tenant under the Florida Hotel Ground Lease and Texas Hotel Ground Lease, as applicable (including, without limitation, all payment obligations), (ii) shall do all things necessary to preserve and to keep unimpaired the Florida Hotel Ground Lease and Texas Hotel Ground Lease, as applicable, and its respective leasehold estate and other rights thereunder; (iii) shall not waive, excuse or discharge any of the obligations of either the Florida Ground Lessor or the Texas Ground Lessor, as applicable, under either Hotel Ground Lease without the Majority Lenders' prior written consent in each instance; and (iv) shall diligently and continuously enforce the obligations of either the Florida Ground Lessor or the Texas Ground Lessor, as applicable, under the Hotel Ground Leases.

            (c) Co-Borrowers shall not do, permit or suffer (i) any act, event or omission which would be likely to result in a default or permit the applicable lessor to terminate or exercise any other remedy under the Ground Leases or (ii) any act, event or omission which, with the giving of notice or the passage of time, or both, would constitute a default or permit the lessor to terminate or exercise any other remedy under the Ground Leases.

            (d) Co-Borrowers shall not cancel, terminate, surrender, modify or amend or in any way alter, surrender or permit the alteration of any of the provisions of any of the Ground Leases (except pursuant to a Post-Closing Document) or agree to any termination, amendment, modification or surrender of any of the Ground Leases without the Majority Lenders' prior written consent in each instance.

            (e) Co-Borrowers shall deliver to the Administrative Agent copies of all default and other material notices received by either Co-Borrower from any party under the Ground Leases, and of any notice received by either Co-Borrower from either the Florida Ground Lessor, the Florida Master Lessor, Texas Ground Lessor or Texas Master Lessor of their intention to terminate the Florida Hotel Ground Lease, the Florida Master Lease, the Texas Hotel Ground Lease or the Texas Master Lease, respectively, or to re-enter and take possession of any premises demised by the Ground Leases, immediately and, in any event, within one (1) Business Day, of delivery or receipt of any such notice, as the case may be.

            (f) Co-Borrowers shall promptly furnish to the Administrative Agent copies of such information and evidence as the Administrative Agent may reasonably request concerning either Co-Borrower's due observance, performance and compliance with the terms, covenants and conditions of the Ground Leases.

            (g) Co-Borrowers shall not consent to the subordination of either of the Hotel Ground Leases or the Master Leases to any mortgage or other lease of the fee interest or any other leasehold interest in any of the premises demised thereby.

            (h) To the extent it has the right to do so under the terms of the Ground Leases, either Co-Borrower, at its sole cost and expense, shall execute and deliver to the Administrative Agent, within five (5) Business Days after request, such documents, instruments or agreements as may be required to permit the Administrative Agent to cure any default under the Ground Leases.

            (i) In the event of a default by either Co-Borrower in the performance of any of its obligations under the Hotel Ground Leases, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every case, the Administrative Agent may, with the consent of the Majority Lenders, cause the default or defaults to be remedied and otherwise exercise any and all rights of such Co-Borrower thereunder in the name of and on behalf of such Co-Borrower. The relevant Co-Borrower shall, on demand, reimburse the Administrative Agent for all expenses incurred by the Administrative Agent in curing any such default (including, without limitation, attorneys' fees and disbursements), together with interest thereon computed at the Default Rate from the date that such expense is incurred, to and including the date the same is paid to the Administrative Agent.

            (j) Each Co-Borrower shall give the Administrative Agent written notice of its intention to exercise each and every option, if any, to renew or extend the term of the Hotel Ground Leases, at least thirty (30) days prior to the expiration of the time to exercise such option under the terms thereof. If required by the Majority Lenders, each Co-Borrower shall duly exercise any renewal or extension option with respect to the Hotel Ground Leases. If either Co-Borrower intends to renew or extend the term of either of the Hotel Ground Leases, it shall deliver to the Administrative Agent with the notice of such decision, a copy of the notice of renewal or extension delivered to the relevant Ground Lessor, together with the terms and conditions of such renewal or extension. Each Co-Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of such Co-Borrower, all instruments and agreements necessary under the Hotel Ground Leases or otherwise to cause any renewal or extension of the Hotel Ground Leases.

            (k) In the event that either of the Hotel Ground Leases shall be terminated by reason of a default beyond any applicable cure period thereunder by either Co-Borrower, and the Administrative Agent shall acquire from the relevant Ground Lessor a novation or replacement Ground Lease, such Co-Borrower hereby waives any right, title and interest in and to such Novation Ground Lease and the leasehold estate created thereby, together with all rights of redemption now or hereafter operable under any law.

            (l) Neither Co-Borrower shall elect to treat its Hotel Ground Lease as terminated, canceled or surrendered pursuant to the applicable provisions of the Bankruptcy Code (including, without limitation, Section 365(h)(1) thereof) without the Majority Lenders' prior written consent in the event of the bankruptcy of, or any similar proceedings with respect to, the relevant Ground Lessor. Each Co-Borrower shall, in the event of any bankruptcy or similar proceedings with respect to a Ground Lessor, reaffirm and ratify the legality, validity, binding effect and enforceability of the relevant Hotel Ground Lease within the applicable time period therefor in such proceedings, notwithstanding any rejection thereof by such Ground Lessor or any trustee, custodian or receiver.

            (m) Each Co-Borrower shall give the Administrative Agent not less than thirty (30) days prior written notice of the date on which such Co-Borrower shall apply to any court or other governmental authority for authority and permission to reject the relevant Hotel Ground Lease in the event that there shall be filed by or against either Co-Borrower or Parent Guarantor any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect and if such Co-Borrower determines to reject such Hotel Ground Lease. The Administrative Agent shall have the right, exercisable only with the consent or at the direction of the Majority Lenders, but not the obligation, to serve upon such Co-Borrower within such thirty (30) day period a notice stating that (i) the Administrative Agent demands that such Co-Borrower assume and assign the relevant Hotel Ground Lease to the Administrative Agent subject to and in accordance with the Bankruptcy Code, and (ii) the Administrative Agent covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by the Administrative Agent and of future performance under such Hotel Ground Lease. If the Administrative Agent serves upon either Co-Borrower the notice described above, such Co-Borrower shall not seek to reject the relevant Hotel Ground Lease and shall comply with the demand provided for clause
(i) above within ten (10) days after the notice shall have been given by the Administrative Agent.

            (n) During the continuance of a Default, the Administrative Agent shall have the right, exercisable only with the consent or at the direction of the Majority Lenders, but not the obligation, (i) to perform and comply with all obligations of the relevant Co-Borrower under the relevant Hotel Ground Lease without regard to any grace period provided therein, (ii) to do and take, without any obligation to do so, such action as the Administrative Agent deems necessary or desirable to prevent or cure any default by such Co-Borrower under such Hotel Ground Lease, including, without limitation, any act, deed, matter or thing whatsoever that Parent Guarantor may do in order to cure a default under such Hotel Ground Lease and (iii) to enter in and upon the Opryland Hotel Florida or the Project, as applicable, or any part thereof to such extent and as often as the Administrative Agent deems necessary or desirable in order to prevent or cure any default of either Co-Borrower under the relevant Hotel Ground Lease. Each Co-Borrower shall, within five (5) days after written request is made therefor by the Administrative Agent, execute and deliver to the Administrative Agent or to any party designated by the Administrative Agent, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of the Administrative Agent pursuant to this paragraph or as may otherwise by required by the Administrative Agent.

            (o) In the event of any arbitration under or pursuant to any of the Ground Leases in which the Administrative Agent elects to participate, the relevant Co-Borrower hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest) to exercise, all right, title and interest of such Co-Borrower in connection with such arbitration, including, without limitation, the right to appoint arbitrators and to conduct arbitration proceedings on behalf of such Co-Borrower and the Administrative Agent. All costs and expenses incurred by the Administrative Agent in connection with such arbitration and the settlement thereof shall be borne solely by such Co-Borrower, including, without limitation, reasonable attorneys' fees and disbursements. Nothing contained in this paragraph shall obligate the Administrative Agent to participate in any such arbitration.

            (p) The Administrative Agent shall have the right, exercisable only with the consent or at the direction of the Majority Lenders, but not the obligation, to proceed in respect of any claim, suit, action or proceeding relating to the rejection of any of the Ground Leases by the relevant ground lessor as a result of bankruptcy or similar proceedings in respect of such ground lessor, including, without limitation, the right to file and prosecute any and all proofs of claims, complaints, notices and other documents in any such bankruptcy case or similar proceeding.

            (q) Each Co-Borrower shall deliver to the Administrative Agent within ten (10) days after receipt of written demand from the Administrative Agent, an estoppel certificate in relation to each relevant Ground Lease setting forth (i) the name of the lessee and the lessor thereunder, (ii) that such Ground Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the annual rent and additional rent payable under such Ground Lease, (iv) the date to which all rental charges have been paid by the lessee under such Ground Lease, (v) whether any notice of default has been received by such Co-Borrower and if such notice has been received, the date it was received and the nature of the default, (vi) whether there are any alleged defaults of such Co-Borrower under such Ground Lease, and, if there are, setting forth the nature thereof in reasonable detail, and (vii) if such Co-Borrower is in default under the terms of any Ground Lease or if any facts or circumstances exist, which with the passage of time or the giving of notice or both, would constitute a default under any of the Ground Leases, setting forth in detail the nature of such default, fact or circumstance.

            (r) To the extent of its rights under either of the Ground Leases, each Co-Borrower shall obtain and deliver to the Administrative Agent within thirty (30) days after written demand by the Administrative Agent, an estoppel certificate in relation to such Ground Lease from the ground lessor thereunder setting forth (i) the name of the lessee and the lessor thereunder, (ii) that such Ground Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the annual rent and additional rent payable under such Ground Lease, (iv) the date to which all rental charges have been paid by the lessee under such Ground Lease, (v) whether a notice of default has been received by the relevant ground lessor which has not been cured, and if such notice has been received, the date it was received and the nature of the default, (vi) whether there are any alleged defaults of the lessee under such Ground Lease and, if there are, setting forth the nature thereof in reasonable detail, and (vii) if the lessee under such Ground Lease shall be in default, the default.

     6.36 Zoning Changes. Neither Co-Borrower nor Parent Guarantor shall cause, permit, acquiesce in, or consent to any changes or modifications to the zoning and land use ordinances or other Requirements of Law affecting the Opryland Hotel Florida or the Project if such changes or modifications would adversely affect (i) the ability of Texas Co-Borrower to construct the Project in accordance with the Approved Plans and Specifications or either Co-Borrower to operate the Opryland Hotel Florida or the Project as intended or (ii) the value of the Opryland Hotel Florida or the Project. Each Co-Borrower shall give to the Administrative Agent notice of any material change in zoning and land use ordinances and other Requirements of Law affecting the Opryland Hotel Florida or the Project promptly after obtaining knowledge thereof.

     6.37 Fiscal Year. Neither Co-Borrower nor Parent Guarantor shall change, and Parent Guarantor shall not permit any Subsidiary Guarantor to change, its fiscal year for accounting or tax purposes from the Fiscal Year without obtaining the written consent of the Majority Lenders.

     6.38 Cooperation with Construction Consultant. Texas Co-Borrower shall provide the items described on Schedule 6.38 to the Construction Consultant on a current basis as the same are available from time to time in order to permit the Construction Consultant to render periodic reports to the Lenders with respect to the status of Project Construction.

     6.39 Security Interest in Accounts; Certain Remedies. (a) Co-Borrowers and Parent Guarantor covenant and agree not to maintain, and not to permit any Property Manager to maintain with respect to either the Opryland Hotel Florida or the Project, any bank accounts, investment accounts or other accounts other than the following (collectively, the "Accounts"): the FF&E Reserve Accounts, Completion Reserve Account and the Restoration Account (all of which shall be maintained by Co-Borrowers or Parent Guarantor, as applicable, and not by any Property Manager) and the other accounts identified in Schedule 6.39 hereto. To secure the payment and performance of the Secured Obligations, Co-Borrowers and Parent Guarantor hereby pledge and assign to the Administrative Agent for the benefit of itself and the Lenders and other Holders of Secured Obligations all of Co-Borrowers' and Parent Guarantor's right, title and interest in, and hereby grant to the Administrative Agent for the benefit of itself and the Lenders and other Holders of the Secured Obligations a security interest in and right of set-off against, and, without limiting the foregoing, the right (exercisable only after the occurrence and during the continuance of a Default) to direct the holders of the Accounts to set-off against and immediately to turn over to the Administrative Agent: (i) the Accounts; (ii) all cash, instruments, securities, investments and other property from time to time transferred or credited to, contained in or comprising the Accounts or any of them; (iii) all statements, certificates, passbooks and instruments representing the Accounts or any of them; (iv) any and all substitutions or additions of or with respect to any of the foregoing; and (v) any and all proceeds and products of any of the foregoing, whether now owned and existing or hereafter acquired or arising, including, without limitation (A) interest, principal, dividends and other amounts or distributions received with respect to any of the foregoing and (B) property received from the sale, exchange or other disposition of any of the foregoing (collectively, the "Account Collateral"). Co-Borrowers and Parent Guarantor shall cause any Property Manager and the holders of the Accounts (the "Account Holders") to execute and deliver notices and acknowledgments of the Administrative Agent's security interest in the Accounts, in form and substance satisfactory to the Administrative Agent, prior to the Initial Funding Date or upon establishing each Account, as applicable. Co-Borrowers and Parent Guarantor agree from time to time, at their expense, to execute and deliver and promptly cause to be filed in the appropriate public offices UCC financing statements and all further instruments and documents, and to take all further action which Administrative Agent may reasonably request and which are necessary or desirable in the opinion of Administrative Agent or its counsel in order to create, preserve, perfect and protect any security interests granted or purported to be granted hereby and enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral. Co-Borrowers and Parent Guarantor each hereby authorize Administrative Agent to file one or more financing or continuation statements, and amendments thereto, and authorize Administrative Agent to take all such further action and execute all such further documents and instruments as may be reasonably necessary or desirable in order to create, preserve, perfect and protect the security interest granted hereby, without the signature of the either Co-Borrower or Parent Guarantor where permitted by law. Whenever applicable law requires the signature of either Co-Borrower or Parent Guarantor on a document to be filed to preserve, perfect or protect the security interest granted hereby, each Co-Borrower and Parent Guarantor hereby appoint Administrative Agent as their respective attorney-in-fact, with full power of substitution, to sign their names (or the names of any of them) on any such document. Co-Borrowers and Parent Guarantor hereby agree that a photocopy or other reproduction of this Agreement or any financing statement covering the Account Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Neither Co-Borrower nor Parent Guarantor shall further pledge, assign or grant a security interest in the Account Collateral or any part thereof or permit any other lien to attach thereto or any levy to be made thereon, or any UCC-1 financing statement (except those naming Administrative Agent as secured party) to be filed with respect thereto.

            (b) After the occurrence and during the continuance of a Default, the Administrative Agent shall, in addition to all remedies conferred upon it and the Lenders by law and by the terms of the Loan Documents, have the right, but not the obligation, without notice to either Co-Borrower or Parent Guarantor, except as required by law, and at any time or from time to time to charge, set-off and otherwise apply all or any portion of the Account Collateral against the Secured Obligations and direct the disbursement thereof to the Administrative Agent. In furtherance of the foregoing, the Administrative Agent shall be irrevocably authorized to direct the Account Holders to withdraw or transfer the Account Collateral from the Accounts and deposit or deliver the same into an account of, or designated by, the Administrative Agent in its sole and absolute discretion. The Account Holders shall be irrevocably authorized to comply with any and all directions so given by the Administrative Agent.

            (c) In addition to (and not in limitation of) all other rights or remedies granted to the Administrative Agent and the Lenders pursuant to the Loan Documents, each Co-Borrower and Parent Guarantor hereby grant the Account Holders, their Affiliates and the Administrative Agent, in each case for the benefit of the Administrative Agent and the Lenders, a contractual right of set-off against each of the Accounts and all of the Account Collateral.

            (d) Notwithstanding anything to the contrary contained in this Agreement, and without limiting the foregoing provisions of this Section 6.39, after a Default has occurred and during the continuance thereof, the Administrative Agent may, at its sole and absolute discretion, (A) elect to apply the Account Collateral in whole or in part to pay Opryland Hotel Florida or Project expenditures, including expenditures relating to Project Construction, (B) elect to have all or any portion of the Account Collateral disbursed to a receiver appointed by a court of competent jurisdiction and thereafter held and disbursed by such receiver in accordance with the Administrative Agent's directions; and/or (C) elect to apply all or any part of the Account Collateral to the Secured Obligations in such order and in such manner as the Administrative Agent shall determine in its sole and absolute discretion.

            (e) The Administrative Agent may also exercise in respect of the Account Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC, and the Administrative Agent may, without notice except as specified below, sell the Account Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Co-Borrowers and Parent Guarantor shall, upon the request of the Administrative Agent, at Co-Borrowers' and Parent Guarantor's expense, execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be reasonably necessary or, in the opinion of the Administrative Agent or its counsel, advisable to make such sale of the Account Collateral or any part thereof valid and binding and in compliance with applicable law. Co-Borrowers and Parent Guarantor agree that ten (10) days' notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of the Account Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (f) CO-BORROWERS AND PARENT GUARANTOR HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE ADMINISTRATIVE AGENT OF ITS RIGHTS TO REPOSSESS THE ACCOUNT COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

            (g) Without limiting the foregoing provisions of this Section 6.39, after a Default has occurred and during the continuance thereof, the Administrative Agent shall have the right to apply to a court of competent jurisdiction for and to obtain appointment of a receiver of the Account Collateral as a matter of strict right, to take possession of the Account Collateral, and to apply and disburse the same in accordance with this Agreement.

            (h) To the full extent that they may lawfully so agree, Co-Borrowers and Parent Guarantor agree that they shall not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this Agreement, the Loan Documents or the absolute sale of any portion of or all of the Account Collateral or any portion of the Opryland Hotel Florida or the Project, or the possession of any of the foregoing by any purchaser at any sale under this Agreement or the other Loan Documents, and Co-Borrowers and Parent Guarantor, each for itself and all who may claim under Co-Borrowers and Parent Guarantor to the full extent that either Co-Borrower or Parent Guarantor now or hereafter lawfully may do so, hereby each waives the benefit of all such laws.

     6.40 Principal Places of Business; Names. Neither Co-Borrower nor Parent Guarantor will relocate its principal place of business, chief executive office, place where it maintains its records, or residence, or change its name or the name under which it does business or change its jurisdiction of formation without, in each case, giving the Administrative Agent at least thirty (30) days advance written notice thereof or without taking such steps as the Administrative Agent may reasonably require (including, without limitation, executing additional Financing Statements) to maintain the perfection of all Liens in favor of the Administrative Agent with respect to the Collateral.

     6.41 Documents of Further Assurance. Co-Borrowers and Parent Guarantor shall, from time to time, upon the Administrative Agent's request, promptly execute, deliver, record and furnish such documents as the Administrative Agent may reasonably deem necessary to (a) perfect and maintain perfected as valid Liens upon the Collateral the Liens contemplated by this Agreement, (b) correct any mistakes of a typographical nature which may be contained herein or in any of the Loan Documents, (c) replace any Notes or other Loan Documents that may have been misplaced, lost or destroyed (as evidenced by an affidavit to such effect from the holder thereof), (d) acknowledge and confirm the unpaid principal balance of and interest on the Loans and state whether either Co-Borrower or Parent Guarantor claim any off-set or defense with respect thereto and (e) consummate fully the transaction contemplated under this Agreement and the other Loan Documents.

     6.42 Wetlands. Neither Co-Borrower nor Parent Guarantor shall cause or permit any Project Construction or other activities at the Opryland Hotel Florida or the Project that affect any wetlands areas except to the extent permitted under Permits or other Governmental Approvals issued by the Army Corps of Engineers or other applicable Government Authorities.

     6.43   Post Closing Obligations with Respect to Texas Real Estate.

            (a) Co-Borrowers and Parent Guarantor shall, from and after the Effective Date, make all commercially reasonable efforts, on a continuous and diligent basis, to satisfy all of the requirements (collectively, as the same may be modified or adjusted in accordance with this Section 6.43, the "Post-Closing Requirements") set forth on Schedule 6.43.

            (b) Texas Co-Borrower may, from time to time, propose to the Administrative Agent specific modifications to any of the Post-Closing Requirements. Administrative Agent may, in its sole discretion, approve such proposed modifications, provided that it determines that such proposed modifications, taken in the aggregate together with any such modifications previously permitted hereunder, are not likely to have a material adverse effect on either the value or utility of the Project or the Collateral, or the rights and remedies of the Administrative Agent and the Lenders hereunder, in each case considered as if the Post-Closing Requirements were not subject to any such modifications and were fully satisfied.

            (c) Any waiver or modification of any of the Post-Closing Requirements (other than as contemplated by the preceding subparagraph (b)) shall require the affirmative consent of the Majority Lenders.

            (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the amount held in the Completion Reserve Account ever be reduced to less than $35,000,000.00 (other than by application of such amount to the Secured Obligations pursuant to Section 2.21(f)) prior to the date on which all Post-Closing Requirements have been met in accordance with this Section 6.43.

                                   ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Any representation or warranty made or deemed made by or on behalf of Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor to the Lenders or the Administrative Agent under or in connection with this Agreement, any Advance, or any certificate or material written or documentary information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed remade in accordance with the terms hereof.

     7.2 (a) Nonpayment of principal of or interest on any Loan, any commitment fee, undrawn fee or Agency Fee payable to the Administrative Agent or any Lender under any of the Loan Documents (i) within five Business Days after the date such payment is due or (ii) on the Maturity Date (or such earlier date on which all of the Obligations may become due or may be declared due hereunder) or (b) nonpayment of any Obligations (other than those described in the preceding clause (a)), payable to the Administrative Agent or any of the Lenders under any of the Loan Documents, (i) within five Business Days after written notice from the Administrative Agent to Co-Borrowers that the same has not been paid when due or (ii) on the Maturity Date (or such earlier date on which all of the Obligations may become due or may be declared due hereunder).

     7.3 The breach by Co-Borrowers or Parent Guarantor of any of the terms or provisions of Sections 2.21, 2.22, 6.2, 6.6 (provided that a breach of any covenant in Section 6.6 with respect to the furnishing of information, evidence or certificates of insurance shall not be a Default until the same remains unremedied for ten (10) days after receipt of written notice thereof from the Administrative Agent to Co-Borrowers or Parent Guarantor), 6.8, 6.10(a)(ii),
6.12 (after the period of ten (10) Business Days described therein), 6.13, 6.14, 6.15, 6.16, 6.17, 6.18 (provided that a Default shall not occur in respect of any breach of the covenant in the last sentence of Section 6.18(a) to deliver documentation with respect to new Subsidiary Guarantors unless such breach is not remedied within ten (10) days after receipt of written notice thereof from the Administrative Agent to Co-Borrowers or Parent Guarantor), 6.19, 6.20, 6.21, 6.22, 6.23, 6.24, 6.25, 6.33, 6.34, 6.35 (provided that a breach of Section
6.35(b)(i) shall not be a Default unless the same is also a breach of Section 6.35(c)(ii) or the same remains unremedied for ten (10) days after receipt of written notice thereof from the Administrative Agent to Co-Borrowers or Parent Guarantor; a breach of Section 6.35(b)(iv) shall not be a Default unless the same results in a material impairment of the Florida Hotel Ground Lease or the Texas Hotel Ground Lease or the Lien of the Mortgages or the same remains unremedied for ten (10) Business Days after receipt of written notice thereof from the Administrative Agent to Co-Borrowers; a breach of Section 6.35(c)(i) shall not be a Default unless the same is also a breach of Section 6.35(c)(ii) or the same remains unremedied for ten (10) Business Days after receipt of written notice thereof from the Administrative Agent to Co-Borrowers; and a breach of Section 6.35(f) shall not be a Default unless the same remains unremedied for ten (10) Business Days after receipt of written notice thereof from the Administrative Agent to Co-Borrowers or Parent Guarantor), 6.36, 6.37, 6.39 or 6.40.

     7.4 The breach by Co-Borrowers or Parent Guarantor (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any of the other Loan Documents which (a) if a default in the payment of money as and when due, is not remedied within five Business Days after written notice from the Administrative Agent to Co-Borrowers or Parent Guarantor, or (b) if any other breach or default, is not remedied for thirty (30) days after receipt of written notice from the Administrative Agent thereof to Co-Borrowers or Parent Guarantor, provided that if Co-Borrowers or Parent Guarantor commence to remedy such non-monetary breach or default within such thirty (30) day time period, such thirty (30) day time period for cure shall be extended for such time as is reasonably necessary to complete such cure so long as Co-Borrowers or Parent Guarantor are diligently pursuing the completion of such cure, but in no event shall the time period for cure be extended for a period in excess of ninety (90) days after Co-Borrowers' or Parent Guarantor's receipt of the initial written notice of breach or default.

     7.5    Co-Borrowers, Parent Guarantor or any of their Subsidiaries shall
(a) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (b) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due or required to be repurchased prior to its stated maturity, provided that (x) it shall not be a Default or Event of Default under this Section 7.5 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (a) and
(b) is at least $5,000,000.

     7.6 Either of the Co-Borrowers, any Property Manager, Parent Guarantor or any Subsidiary Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect,
(ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7 Without the application, approval or consent of Co-Borrowers, any Property Manager, Parent Guarantor or any Subsidiary Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for either Co-Borrower, any Property Manager, Parent

Guarantor or any Subsidiary Guarantor or any of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against either Co-Borrower, any Property Manager, Parent Guarantor or any Subsidiary Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8 Any court, government or governmental agency shall, other than in a Non-Material Condemnation, condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of either Co-Borrower or Parent Guarantor.

     7.9 One or more of the following shall occur: (i) any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process is entered against either Co-Borrower, Parent Guarantor, any Subsidiary Guarantor or the Opryland Hotel Florida or the Project and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder, (ii) a federal, state, local or foreign tax Lien is filed against either Co-Borrower, Parent Guarantor, any Subsidiary Guarantor or the Opryland Hotel Florida or the Project which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within thirty
(30) days after the filing thereof, or (iii) an Environmental Lien is filed against either Co-Borrower, Parent Guarantor, any Subsidiary Guarantor or the Opryland Hotel Florida or the Project, and the aggregate amount of any or all of the foregoing with respect to either Co-Borrower and either the Opryland Hotel Florida or the Project exceeds $100,000 or with respect to Co-Borrowers, Parent Guarantor, Subsidiary Guarantors taken together exceeds $1,000,000.

     7.10 The occurrence of any "Default" or "Event of Default", as defined in any Loan Document (other than this Agreement).

     7.11 Nonpayment by Co-Borrowers of any Rate Management Obligation when due or the breach by Co-Borrowers of any material term, provision or condition contained in any Rate Management Transaction and the expiration of the cure period, if any, applicable thereto under the provisions of the Rate Management Transaction.

     7.12 Either the Guaranty or the Texas Co-Borrower Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of either the Guaranty or the Texas Co-Borrower Guaranty, or Parent Guarantor, any Subsidiary Guarantor or Texas Co-Borrower, as applicable, shall fail to comply with any of the terms or provisions of either the Guaranty or the Texas Co-Borrower Guaranty, as applicable, or shall deny that it has any further liability thereunder, or shall give notice to such effect.

     7.13 Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

     7.14 The representations and warranties set forth in Section 5.15 ("Plan Assets; Prohibited Transactions; ERISA") shall at any time not be true and correct.

     7.15 The Substantial Completion Date does not occur on or prior to June 30, 2004.

     7.16 All Completion Conditions are not satisfied on or prior to December 31, 2004.

     7.17 There shall occur either (a) an interruption or cessation of work in Project Construction not called for in the Approved Project Schedule, not attributable to Force Majeure, or (b) a lack of ordinary diligence in proceeding with the work, for any period in excess of 14 consecutive days, or for 25 days in total in any three month period.

     7.18 There shall occur any Change of Control not consented to by the Majority Lenders.

     7.19 There shall occur (a) an Event of Default under (and as defined in) the Florida Hotel Ground Lease or (b) a default or other condition or event that would permit the Texas Ground Lessor to terminate the Texas Hotel Ground Lease or exercise sublessor's remedies thereunder.

     7.20 The Texas Master Ground Lease shall expire, be terminated or otherwise cease to be in full force and effect, and the Texas Hotel Ground Lease shall not be immediately replaced with a direct lease on substantially the same terms, subject to a first leasehold deed-of-trust substantially in the form of the Texas Deed of Trust, in favor of the Administrative Agent for the benefit of the Lenders.

     7.21 The Florida Master Ground Lease shall expire, be terminated or otherwise cease to be in full force and effect and Florida Master Lessor shall fail or refuse for any reason to recognize the Florida Hotel Ground Lease as a direct lease, pursuant to the terms of the Omnibus Amendment as in effect on the date hereof.

     7.22 The Subordination and Intercreditor Agreement shall cease to bind the Subordinated Lenders or the Subordinated Administrative Agent.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1    Acceleration.

            (a) If any Default described in Section 7.6 or 7.7 occurs with respect to either Co-Borrower, Parent Guarantor, any Property Manager or any Subsidiary Guarantor, the Revolving Loan Commitments and the obligations of the Lenders to make Revolving Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Administrative Agent shall upon the direction of, and may, with the consent of Majority Lenders, terminate or suspend the Revolving Loan Commitments and the obligations of the Lenders to make Revolving Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Co-Borrowers and Parent Guarantor hereby expressly waive.

            (b) The Administrative Agent may, and, at the request of the Majority Lenders shall, at any time or from time to time while any Default exists and is continuing apply any funds deposited in any of the Accounts to the payment of the Secured Obligations and any other amounts as shall from time to time have become due and payable by Co-Borrowers to the Lenders under the Loan Documents.

            (c) At any time while any Default is continuing, neither Co-Borrowers nor any Person claiming on behalf of or through either Co-Borrower shall have any right to withdraw any of the funds held in any Account. After all of the Obligations have been indefeasibly paid in full and the Revolving Loan Commitment has been terminated, any funds remaining in the Accounts shall be returned by the Administrative Agent to Co-Borrowers or paid to whomever may be legally entitled thereto at such time.

            (d) If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to Co-Borrowers or Parent Guarantor) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Majority Lenders (in their sole discretion) shall so direct, then the Administrative Agent shall, by notice to Co-Borrowers, rescind and annul such acceleration and/or termination.

     8.2 All Remedies. Upon the occurrence and during the continuance of a Default, the Administrative Agent and the Lenders shall have all rights and remedies set forth herein, in the Loan Documents, at law and in equity and the Administrative Agent and the Lenders shall have the right (but not the obligation) to pursue one or more of such rights and remedies concurrently or successively, it being the intent hereof that all such rights and remedies shall be cumulative, and that no remedy shall be to the exclusion of any other.

     8.3 Construction. In addition to and without limiting any of its rights and remedies available hereunder, under the other Loan Documents, at law or in equity, and without constituting an election of remedies, upon the occurrence and continuance of any Default, the Administrative Agent and the Lenders may (i) complete the construction of the Project or any part thereof and take any other action whatever which, in the Administrative Agent's and the Lenders' sole judgment, is necessary to fulfill the covenants, agreements and obligations of Co-Borrowers and Parent Guarantor under this Agreement and the other Loan Documents, including the right to avail themselves of and procure performance of existing Construction Agreements and Project Agreements and (ii) let any contracts with the same contractors and subcontractors or others and to employ watchmen to protect the Project or any part thereof from injury. Without restricting the generality of the foregoing, and for the purpose aforesaid, each Co-Borrower and Parent Guarantor hereby appoints and constitutes the Administrative Agent its lawful attorney in fact with full power of substitution and agrees that the Administrative Agent shall be entitled, subject to Section
10.12 hereof, to: (A) complete the construction of the Project or any part thereof; (B) use any funds in the Restoration Account, Completion Reserve Account or any other Account or unadvanced funds remaining in the Revolving Loan Commitment or which may be reserved, escrowed or set aside for any purpose whatever at any time, to complete the construction of the Project or any part thereof; (C) advance funds in excess of the amount of any or all the Loans to complete the construction of the Project; (D) make changes in the Approved Plans and Specifications which shall be necessary or desirable to complete the construction of the Project in substantially the manner contemplated by the Approved Plans and Specifications;
(E) retain or employ such new general contractors, contractors, subcontractors, architects, engineers and inspectors as may be required for said purposes; (F) pay, settle or compromise all existing bills and claims, the nonpayment of which might result in Liens on the Project or any part thereof, or prevent such bills and claims from resulting in Liens against the Project or any part thereof or against fixtures, furnishing, furniture or equipment or other Property, or as may be necessary or desirable for the completion of the construction and equipping and furnishing of the Project or any part thereof or for the clearance of title; (G) execute all applications and certificates which may be required by any of the Loan Documents; (H) prosecute and defend all actions or proceedings connected with or relating to the Project or any part thereof; (I) take such action and require such performance as the Administrative Agent deems necessary under any payment and performance bonds, and make settlements and compromises with the surety or sureties thereunder, and, in connection therewith, execute instruments of release and satisfaction; (J) take possession of and operate the Project or any part thereof; and (K) do any and every act which either or both Co-Borrowers or Parent Guarantor might do in its own behalf, it being understood and agreed that the foregoing power of attorney shall be a power coupled with an interest and cannot be revoked.

     8.4 Enforcement. Co-Borrowers and Parent Guarantor each acknowledge that in the event either Co-Borrower or Parent Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Lenders; therefore, Co-Borrowers and Parent Guarantor each agree that the Administrative Agent and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     8.5 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of Co-Borrowers or Parent Guarantor to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Administrative Agent, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Survival of Representations. All representations and warranties made herein and all obligations, covenants and agreements of Co-Borrowers and Parent Guarantor in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Advances and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent or any of the Lenders may have come into possession or control of any Property of Co-Borrowers or Parent Guarantor.

     9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Co-Borrower or Parent Guarantor in violation of any limitation or prohibition provided by any applicable statute or regulation unless the same has resulted from the failure of such Lender to comply with any requirements imposed upon such Lender by applicable Law.

     9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among Co-Borrowers, Parent Guarantor, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among Co-Borrowers, Parent Guarantor, the Administrative Agent and the Lenders relating to the subject matter hereof.

     9.5 Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Co-Borrowers and Parent Guarantor are jointly and severally liable and obligated for each other's obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Joint Book Running Managers, Co-Lead Arrangers and Syndication Agents (each, an Initial Lender Affiliate, and collectively, the "Initial Lender Affiliates") shall enjoy the benefits of the provisions of Sections 9.6, 9.10, 10.10, 10.18 and 10.20 to the extent specifically set forth therein and shall have the right to enforce such provisions on their own behalf and in their own names to the same extent as if each were a party to this Agreement.

     9.6 Expenses; Indemnification. (a) Co-Borrowers and Parent Guarantor shall reimburse the Administrative Agent for any costs and out-of-pocket expenses (including reasonable attorneys' fees) paid or incurred by the Administrative Agent (but excluding overhead and internal costs) in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents, in connection with disbursements hereunder and otherwise with respect to the Opryland Hotel Florida or the Project. Co-Borrowers and Parent Guarantor agree to reimburse the Administrative Agent and the Lenders for any costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent and the Lenders, but excluding internal administrative overhead except for legal fees hereafter referred to in this sentence) paid or incurred by the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents in the event of a Default. Expenses required to be reimbursed by Co-Borrowers and Parent Guarantor under this Section 9.6 include, without limitation, the cost and expense of obtaining Appraisals of the Opryland Hotel Florida and the Project, provided that so long as no Default shall exist that is continuing Co-Borrowers and Parent Guarantor shall not be required to pay for Appraisals other than (i) the initial Appraisals by Cushman & Wakefield obtained by the Administrative Agent prior to the Effective Date and (ii) a single further Appraisal of the Project which the Administrative Agent may commission in its sole discretion.

            (b) Co-Borrowers and Parent Guarantor hereby further agree to indemnify the Administrative Agent, the Initial Lender Affiliates, each Lender, their respective Affiliates, and each of their agents, shareholders, directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, any Initial Lender Affiliate, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby (including without limitation the Project Construction and any claims for personal injury, property damage, economic loss, violation of Law, mechanics Liens, and patent, trademark or copyright infringement) or the direct or indirect application or proposed application of the proceeds of any Advance hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of Co-Borrowers and Parent Guarantor under this Section 9.6 shall survive the termination of this Agreement.

     9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10 Nonliability of Lenders. The relationship between Co-Borrowers on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. None of the Administrative Agent, any Initial Lender Affiliate, or any Lender shall have any fiduciary responsibilities to Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor. None of the Administrative Agent, any Initial Lender Affiliate, or any Lender undertakes any responsibility to Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor to review or inform Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor of any matter in connection with any phase of either Co-Borrower's business or operations. Co-Borrowers agree that none of the Administrative Agent, any Initial Lender Affiliate, or any Lender shall have liability to Co-Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by Co-Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Administrative Agent, any Initial Lender Affiliate, or any Lender shall have any liability with respect to, and Co-Borrowers hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11 Confidentiality. (a) Subject to the provisions of Section 9.11(b) and Section 12.4, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of Parent Guarantor (other than to its employees, officers, directors, auditors, advisors or counsel or to another Lender, provided such Persons shall be subject to the provisions of this Section
9.11 to the same extent as such Lender) any confidential information with respect to Parent Guarantor or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Loan Document, provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section by such Lender, (b) to the extent such information was legally in possession of such Lender prior to its receipt from or on behalf of Parent Guarantor or any of its Subsidiaries and was from a source not known to such Lender to be (x) bound by a confidentiality agreement with Parent Guarantor or (y) otherwise prohibited from transmitting such information to such Lender by a contractual, legal or fiduciary obligation, (c) such information becomes available to such Lender from a source other than Parent Guarantor or any of its Subsidiaries and such source is not known to such Lender to be (x) bound by a confidentiality agreement with Parent Guarantor or (y) otherwise prohibited from transmitting such information to such Lender by a contractual, legal or fiduciary obligation, (d) as may be required or reasonably appropriate in any report, statement or testimony submitted to, or in response to a request from, any municipal, state or Federal governmental or regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (e) as may be required or reasonably appropriate in response to any summons or subpoena or in connection with any litigation, (f) in order to comply with any Requirements of Law applicable to such Lender, (g) to the Administrative Agent or any other Lender, (h) to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors; provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, and (i) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee shall have agreed to be subject to the provisions of this Section 9.11.

            (b) Each of the Co-Borrowers hereby acknowledges and agrees that each Lender may, but only in connection with the transactions contemplated by this Agreement and the other Loan Documents or the participation of such Lender pursuant to this Agreement and the other Loan Documents, share with any of its affiliates any information related to Parent Guarantor or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Parent Guarantor and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 9.11 to the same extent as such Lender).

            (c) Notwithstanding anything herein to the contrary, confidential information shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall apply only to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loan and transactions contemplated hereby.

     9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Advances provided for herein.

     9.13   Disclosure. Co-Borrowers, Parent Guarantor and each Lender hereby
(i) acknowledge and agree that Deutsche Bank Trust Company Americas, Deutsche Banc Alex. Brown Inc. and/or their respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with Co-Borrowers, Parent Guarantor and any of their Affiliates, and (ii) waive any liability of Deutsche Bank Trust Company Americas, Deutsche Banc Alex. Brown Inc. and/or their respective Affiliates to Co-Borrowers, Parent Guarantor or any Lender, respectively, arising out of or resulting from such investments, loans or relationships.

     9.14 Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Co-Borrowers or Parent Guarantor any other party or against or in payment of any or all of the Secured Obligations. To the extent that either Co-Borrower or Parent Guarantor makes a payment or payments to the Administrative Agent or the Lenders or any such Person receives payment from the proceeds of the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     9.15 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The rights hereunder of Co-Borrowers and Parent Guarantor and any interest therein, may not be assigned without the written consent of all Lenders, which may be granted or withheld in the sole discretion of each.

     9.16 Inconsistencies. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. Notwithstanding anything to the contrary contained herein, the existence of (and the Lenders' review of), the Organizational Documents or any Project Agreements shall not be deemed to be an approval by the Administrative Agent or the Lenders of any of the actions that may be permitted to be taken by Co-Borrowers, Parent Guarantor or any other Person thereunder to the extent such actions violate the terms hereof. In addition to the foregoing, none of the terms or provisions hereof shall be deemed to be waived or modified by virtue of the fact that such terms and provisions conflict with, or contradict, any of the terms and provisions of the Organizational Documents or any Project Agreements.

     9.17 Disclaimer by Lender. Neither the Administrative Agent nor the Lenders nor any Initial Lender Affiliate shall be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed at the Opryland Hotel Florida or the Project or any other Property. Neither the Administrative Agent nor the Lenders nor any Initial Lender Affiliate shall be liable for any debts or claims accruing in favor of any such parties against Co-Borrowers, Parent Guarantor or others or against any Property. Neither Co-Borrower nor Parent Guarantor shall be an agent of either the Administrative Agent or the Lenders or any Initial Lender Affiliate for any purposes and neither the Lenders nor the Administrative Agent nor any Initial Lender Affiliate shall be deemed partners or joint venturers with either or both Co-Borrowers, Parent Guarantor or any other Person. Neither the Administrative Agent nor the Lenders nor any Initial Lender Affiliate shall be deemed to be in privity of contract with any contractor or provider of services to the Opryland Hotel Florida or the Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by either the Administrative Agent or the Lenders or any Initial Lender Affiliate, and Co-Borrowers and Parent Guarantor each agree to hold the Administrative Agent, the Lenders and the Initial Lender Affiliates harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

     9.18 Time is of the Essence. Time is of the essence of each and every term and provision of this Agreement and the other Loan Documents.

     9.19 Protective Advances. The Administrative Agent may from time to time, before or after the occurrence and during the continuance of a Default, subject to the prior written approval of the Majority Lenders, make such disbursements and advances pursuant to the Loan Documents (which disbursements and advances shall be deemed to be "Loans" made hereunder) which the Administrative Agent, in its reasonable discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Secured Obligations ("Protective Advances"). The Administrative Agent shall notify Co-Borrowers, Parent Guarantor and each Lender in writing of each such Protective Advance, which notice (each a "Protective Advance Notice") shall include a description of the purpose of such Protective Advance, the aggregate amount of such Protective Advance, each Lender's Pro Rata Share thereof and the date each Lender shall be required to pay its Pro Rata Share of the Protective Advance (the "Protective Advance Date"), which Protective Advance Date shall be not less than two (2) Business Days after delivery of the Protective Advance Notice, it being understood that Protective Advances shall be allocated as between Term Lenders and RL Lenders in the proportions that the aggregate Outstanding Credit Exposure of all Term Lenders and the aggregate Outstanding Credit Exposure of all RL Lenders, respectively, bear to the Aggregate Outstanding Credit Exposure (or, in the case of Protective Advances, if any, made before the occurrence of a Default, in the proportions that the aggregate of all Term Loan Commitments and the aggregate of all Revolving Loan Commitments, respectively, bear to the Aggregate Commitment). Each Lender agrees to pay to the Administrative Agent its Pro Rata Share of any Protective Advance on the Protective Advance Date in the manner set forth herein for a funding of an Advance. Co-Borrowers or Parent Guarantor agree to pay the Administrative Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate set forth in
Section 2.11 applicable in the event of a Default. If Co-Borrowers or Parent Guarantor fail to make payment in respect of any Protective Advance within three
(3) Business Days after the date Co-Borrowers or Parent Guarantor receive written demand therefor from the Administrative Agent, such failure shall constitute a Default. All outstanding principal of, and interest on, Protective Advances shall constitute Secured Obligations secured by the Collateral until paid in full by Co-Borrowers or Parent Guarantor. Upon the making of a Protective Advance, the Administrative Agent shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, however remote, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

                                    ARTICLE X

                    THE ADMINISTRATIVE AGENT AND THE LENDERS

     10.1 Appointment. The Lenders hereby designate Deutsche Bank Trust Company Americas as Administrative Agent to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

     10.2 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Documents or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

     10.3 Lack of Reliance on the Administrative Agent. (a) Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Co-Borrowers, Parent Guarantor and the Subsidiary Guarantors in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of such Persons and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Co-Borrowers, Parent Guarantor or the Subsidiary Guarantors, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Co-Borrowers, Parent Guarantor or the Subsidiary Guarantors or the existence or possible existence of any Default or Unmatured Default.

            (b) The Administrative Agent does not represent, warrant or guaranty to the Lenders the performance of Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor, any architect, any project managers, any contractor, subcontractor or provider of materials or services in connection with the construction of the Project and Co-Borrowers and Parent Guarantor shall remain solely responsible for all aspects of the Project, including but not limited to the quality and suitability of the Plans and Specifications, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all Loans.

     10.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Majority Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Majority Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Majority Lenders.

     10.5 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent in good faith believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for Co-Borrowers or Parent Guarantor).

     10.6 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by Co-Borrowers or Parent Guarantor, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Majority Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Loan Document, in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     10.7 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Majority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor or any Affiliate of any such Person as if it were not performing the duties specified herein, and may accept fees and other consideration from any such Person for services in connection with this Agreement or any other Loan Document and otherwise without having to account for the same to the Lenders.

     10.8 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     10.9 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days' prior written notice to Co-Borrowers, Parent Guarantor and the Lenders. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as the Swingline Lender, if applicable, in which case the Swingline Lender shall not be required to make any additional Swingline Loans hereunder and shall maintain all of its rights as the Swingline Lender with respect to Swingline Loans made by it prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. Furthermore, Administrative Agent may be removed by the Majority Lenders in the event that Administrative Agent committed a willful breach of, or was grossly negligent in the performance of, its material obligations hereunder (as determined by a court of competent jurisdiction in a final, non-appealable decision).

            (b) Upon any such notice of resignation by the Administrative Agent, Co-Borrowers and Parent Guarantor shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial Lender or trust company reasonably acceptable to the Majority Lenders (it being understood and agreed that any Lender is deemed to be acceptable to the Majority Lenders), provided that, if a Default or an Unmatured Default exists at the time of such resignation, the Majority Lenders shall appoint such successor Administrative Agent.

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of Co-Borrowers and Parent Guarantor (which consent shall not be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as Co-Borrowers, Parent Guarantor or the Majority Lenders, as the case may be, appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as Co-Borrowers, Parent Guarantor or the Majority Lenders, as the case may be, appoint a successor Administrative Agent as provided above.

     10.10 Other Agents. None of the Co-Lead Arrangers nor the Joint Book Running Managers nor the Syndication Agents shall have any liabilities or obligations hereunder in their respective capacities as such.

     10.11 Lender Default. If any Lender (a "Defaulting Lender") fails to fund its Pro Rata Share of any Advance on or before the time required pursuant to this Agreement, or fails to fund its Pro Rata Share of any amount due under
Section 10.14(d) or the last sentence of Section 10.12 on or before the time required thereunder or fails to pay the Administrative Agent, within twenty (20) days of demand (which demand shall be accompanied by invoices or other reasonable back up information demonstrating the amount owed), such Lender's Pro Rata Share of any out-of-pocket costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement, it being understood that such costs, expenses and disbursements shall be allocated as between Term Lenders and RL Lenders pursuant to the applicable provisions of this Agreement (the aggregate amount which the Defaulting Lender fails to pay or fund is herein referred to as the "Default Amount"; and each such failure by a Lender is referred to herein as a "Lender Default"), then, in addition to the rights and remedies that may be available to the Non-Defaulting Lenders at law and in equity:

            (a) The Defaulting Lender's right to participate in the administration of the Obligations and the Loan Documents, including without limitation, any rights to vote upon, consent to or direct any action of the Administrative Agent or the Lenders shall be suspended and such rights shall not be reinstated unless and until such default is cured, provided, however, that if the Administrative Agent is a Defaulting Lender, the Administrative Agent shall continue to have all rights provided for in this Agreement and the Loan Agreement with respect to the administration of the Loans, unless the Majority Lenders vote to remove and replace the Administrative Agent, in which event the Majority Lenders shall notify the Administrative Agent, Co-Borrowers, Parent Guarantor and the other Lenders of the identity of the successor Administrative Agent so chosen by the Majority Lenders and such successor Administrative Agent shall assume all the rights and duties of Administrative Agent hereunder as of the date such notice is given;

            (b) If and to the extent the Default Amount includes an amount which, if advanced by the Defaulting Lender, would be applied to interest, fees or other amounts due to the Lenders under the Loan Documents (such portion of the Default Amount is herein referred to as the "Lender Payment Portion"), the Administrative Agent may, and shall upon the direction of the Majority Lenders, treat as advanced by the Defaulting Lender to itself (with a corresponding automatic increase in the Defaulting Lender's Loan balance, and without necessity for executing any further documents) the Lender Payment Portion, whereupon a corresponding offset shall be made against the Default Amount;

            (c) If and to the extent any Default Amount remains (after taking into account the deemed advance and application made under Section 10.11(b) above), any or all of the Non-Defaulting Lenders shall be entitled (but shall not be obligated) to fund all or part of the remaining Default Amount (the "Funded Default Amount"), and collect from the Defaulting Lender or from amounts otherwise payable to the Defaulting Lender interest at the Default Rate on the Funded Default Amount for the period from the date on which the payment was due until the date on which payment is made (less any interest actually paid by Co-Borrowers on the Funded Default Amount from time to time, which payments shall be applied by the Administrative Agent pari passu to the Non-Defaulting Lenders which shall have so funded the Funded Default Amount);

            (d) So long as any Default Amount remains outstanding, the Defaulting Lender's interest in the Obligations and the Loan Documents and proceeds thereof shall be subordinated to the interest of the Non-Defaulting Lenders in the Obligations and the Loan Documents in the manner set forth in
Section 10.11(e) below, without necessity for executing any further documents, provided that such Defaulting Lender's interest in the Obligations and the Loan Documents and the proceeds thereof shall no longer be so subordinated if the Default Amount (and all interest which has accrued pursuant to Section 10.11(c) above) shall be repaid (or, if not funded by the Non-Defaulting Lenders, advanced to the Administrative Agent for disbursement in accordance with this Agreement) in full;

            (e) To achieve such subordination, that portion of all amounts received by the Administrative Agent on account of the Obligations which would otherwise be payable to the Defaulting Lender on account of its interest in the Obligations shall be applied by the Administrative Agent as follows:

                  (i) first to pay pari passu to the Non-Defaulting Lenders the Funded Default Amount, together with interest thereon payable under Section 10.11(c) above, until the Funded Default Amount and all interest thereon has been repaid in full (with collections from Co-Borrowers being deemed earned by the Defaulting Lender to the extent of its Pro Rata Share thereof and paid over to the Non-Defaulting Lenders for application first to interest (in accordance with Section 10.13(c) above and then to principal upon the Funded Default Amount); then

                  (ii) second, the remainder, if any, shall be deemed earned by the Defaulting Lender to the extent of its Pro Rata Share thereof and held in escrow by the Administrative Agent for distribution as follows:

                           (A)     upon payment in full of all the Secured
Obligations, without foreclosure, deed-in-lieu of foreclosure (or other similar disposition of the Collateral) or other enforcement proceedings with respect to the Secured Obligations, the funds held in escrow shall be promptly disbursed to the Defaulting Lender; and

                           (B)     upon completion of any foreclosure,
deed-in-lieu of foreclosure (or other similar disposition of the Collateral) or other enforcement proceedings with respect to the Secured Obligations the funds held in trust shall be promptly disbursed as follows:

                           (1) first, to the Non-Defaulting Lenders and their Affiliates which are Holders of Secured Obligations pari passu in the amount of all Secured Obligations which have not been paid and satisfied by the foreclosure, deed-in-lieu of foreclosure (or other similar disposition of the Collateral) or other enforcement proceedings with respect to the Secured Obligations in order to compensate the Non-Defaulting Lenders for any failure to recover the full amount of the Secured Obligations upon completion of any such disposition of the Collateral or other enforcement action; and

                           (2)     second, any remaining funds shall be
                                   disbursed to the Defaulting Lender.

            (f) Each Non-Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire such Defaulting Lender's Pro Rata Share of the Advances and the Obligations, together with the Funded Default Amount, in which case the following provisions shall apply:

                  (i) If more than one Non-Defaulting Lender exercises such right, each such Non-Defaulting Lender shall have the right to acquire (in proportion to such acquiring Lenders' respective Pro Rata Shares (or upon agreement thereof, any other proportion)) the Defaulting Lender's Pro Rata Share in the Advances and the Obligations, together with all of the Funded Default Amount (being deemed a portion of the Obligations advanced by the Non-Defaulting Lenders which funded the Funded Default Amount). Such right to purchase shall be exercised by written notice from the applicable Non-Defaulting Lender(s) electing to exercise such right to the Defaulting Lender and the Administrative Agent (an "Exercise Notice"), copies of which shall also be sent concurrently to the other Lenders. The Exercise Notice shall specify (A) the Purchase Price for the Pro Rata Share of the Defaulting Lender, determined in accordance with
Section 10.11(f)(ii) below, and (B) the date on which such purchase is to occur, which shall be any Business Day which is not less than fifteen (15) days after the date on which the Exercise Notice is given, provided that if such Defaulting Lender shall have cured its default in full (including all interest and other amounts due in connection therewith) to the satisfaction of the Administrative Agent within said fifteen (15) day period, then the Exercise Notice shall be of no further effect and the applicable Non-Defaulting Lenders shall no longer have a right to purchase such Defaulting Lender's Pro Rate Share or the Funded Default Amount. Upon any such purchase of the Pro Rata Share of a Defaulting Lender and as of the date of such purchase (the "Purchase Date"), (X) the Non-Defaulting Lenders purchasing the Defaulting Lender's Pro Rata Share shall also purchase the Funded Default Amount in equivalent proportions from the Non-Defaulting Lenders which funded the same, for a purchase price equal to par plus interest accrued and unpaid thereon under the provisions of Section 10.11(c) ("Default Amount Accrued Interest"), (Y) the Non-Defaulting Lenders purchasing the Defaulting Lender's Pro Rata Share shall promptly advance to the Administrative Agent their proportionate shares of any unfunded portion of the Default Amount, and (Z) the Defaulting Lender's interest in the Loans and the Obligations, and its rights hereunder as a Lender arising from and after the Purchase Date (but not its rights and liabilities in respect thereof or under the Loan Documents or this Agreement for obligations, indemnities and other matters arising or matters occurring before the Purchase Date) shall terminate on the Purchase Date, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest. Without in any manner limiting the remedies of the Lenders, the obligations of a Defaulting Lender to sell and assign its Pro Rata Share under this Section 10.11(f) shall be specifically enforceable by the Administrative Agent and/or the other Lenders, by an action brought in any court of competent jurisdiction for such purpose, it being acknowledged and agreed that, in light of the disruption in the administration of the Advances and the other terms of the Loan Documents that a Defaulting Lender may cause, damages and other remedies at law are not adequate.

                  (ii) The purchase price for the Pro Rata Share of the Advances and the Obligations of a Defaulting Lender (the "Purchase Price") shall be equal to one hundred percent

(100%) of the sum of all of the Defaulting Lender's Advances (including advances for Protective Advances) under the Loans outstanding as of the Purchase Date, less the Default Amount Accrued Interest and costs and expenses incurred by the Administrative Agent and the Lenders directly as a result of the Defaulting Lender's default hereunder, court costs and the fees and expenses of attorneys, paralegals, accountants and other similar advisors, and if such amounts are not then known, there shall be deducted from the Purchase Price and placed into escrow with the Administrative Agent an amount equal to 200% of the Administrative Agent's reasonable estimate of such costs, to be held for disbursement to pay such costs as incurred, with any remainder being returned to the Defaulting Lender upon payment in full of all the Secured Obligations. The Lenders hereby acknowledge that the Lenders purchasing the Defaulting Lender's Pro Rata Share are entitled to do so at the price set forth in this Section 10.11(f)(ii) due to the risk that the Obligations and Collateral may further decline in value after such purchase as a result of the Defaulting Lender's default.

Nothing herein contained shall be deemed or construed to waive, diminish or limit, or prevent or stop any Lender from exercising or enforcing, any rights or remedies which may be available at law or in equity as a result of or in connection with any default under this Agreement by a Lender. In addition, no Lender shall be deemed to be a Defaulting Lender if such Lender refuses to fund its Pro Rata Share of any Advance being made after any bankruptcy-related Default under Section 7.6 or Section 7.7 of this Agreement due to the lack of bankruptcy court approval for such Advance.

     10.12 Authority. The Administrative Agent, as described herein, shall have all rights with respect to collection and administration of the Obligations, the security therefor and the exercise of remedies with respect thereto, except to the extent otherwise expressly set forth herein. The Lenders agree that the Administrative Agent shall make all determinations as to whether to grant or withhold approvals under the Loan Documents and as to compliance with the terms and conditions of the Loan Documents, except to the extent otherwise expressly set forth therein or herein. The Administrative Agent will simultaneously deliver to the Lenders copies of any default notices sent to Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor under the terms of the Loan Documents and will promptly provide to the Lenders copies of any material notices received from Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor, including without limitation notices received under Section 6.17(d) and notices received under Section 6.18 (and copies of the documents received by the Administrative Agent thereunder). The Administrative Agent shall not, however, take the following actions without first obtaining the consent of requisite Lenders, as set forth below:

            (a) The Administrative Agent shall not, without first obtaining the consent of the Unanimous Lenders, take any of the following actions:

                  (i) amend the interest rate, any date on which interest is due, or the Maturity Date set forth in the Loan Documents;

                  (ii) release any collateral for the Secured Obligations, or release any guaranty, indemnity agreement or any Person (including, without limitation, any Subsidiary Guarantor) with respect to any such guaranty or indemnity agreement (except for the release of any Subsidiary Guarantor from the Guaranty upon consummation of an Asset Sale with respect to such Subsidiary Guarantor or substantially all of its assets and except for releases otherwise expressly permitted pursuant to the Loan Documents upon satisfaction of all applicable conditions specified therein), or waive or release any indemnity obligations of Co-Borrowers, Parent Guarantor or any guarantor (including, without limitation, any Subsidiary Guarantor) to the Lenders under the Loan Documents;

                  (iii)    increase the amount of any Commitment;

                  (iv) forgive or reduce any principal, interest or fees due under the Obligations or extend the time for payment of any such principal, interest or fees;

                  (v) consent to the further encumbrance or hypothecation of all or any portion of the Opryland Hotel Florida or the Project or any other Collateral except to the extent expressly permitted under the Loan Documents;

                  (vi) modify, waive or consent to any assignment in violation of Section 12.1(i);

                  (vii) change the Pro Rata Share of any Lender, except in connection with a transfer of a Lender's interest permitted under the Loan Agreement;

                  (viii)   modify or amend this Section 10.12; or

                  (ix) modify or amend the definition of "Unanimous Lenders" or "Majority Lenders" herein.

            (b) The Administrative Agent shall not, without first obtaining the consent of the Majority Lenders, take any of the following actions:

                  (i) exercise (or refrain from exercising) rights or remedies with respect to any Default, including any action with respect to the exercise of remedies or the realization, operation or disposition of any Collateral, provided, however, that the Administrative Agent may deliver consents contemplated by the Loan Documents and waivers of provisions (other than material provisions, including without limitation, any of the provisions specifically enumerated in Section 7.3 hereof) of the Loan Documents;

                  (ii) consent to any material change in Project Scope of Work which reflects a material reduction in the revenue generating capacity of the Project or a material reduction in the Project quality, in each case to the extent that any such changes require the Administrative Agent's consent pursuant to the terms of the Loan Documents;

                  (iii) amend, supplement or otherwise modify in any material respect any of the Loan Documents or execute a written waiver of any material provision of the Loan Documents (including, without limitation, any of the provisions specifically enumerated in Section 7.3 hereof), provided that such amendment, supplement, modification or waiver does not require the consent of all the Lenders under Section 10.12(a) above;

                  (iv) consent to the transfer by Co-Borrowers or Parent Guarantor of all or any part of its direct or indirect interest in the Opryland Hotel Florida and/or the Project or any other Collateral, except to the extent expressly permitted under the Loan Documents;

                  (v)      consent to any Change of Control;

                  (vi) agree to cause an additional or updated Appraisal to be ordered at the Lenders' expense;

                  (vii) modify or amend the definition of "Completion" herein;

                  (viii) modify, amend or waive any requirement in Section 6.25; or

                  (ix) consent to or take action with respect to any matter specified herein to require the consent or approval of the Majority Lenders.

            (c) The consent of the Swingline Lender shall be required for any action, waiver, consent, amendment or other agreement which would have the effect of altering any of the Swingline Lender's rights or obligations with respect to Swingline Loans.

     As to any matters which are subject to the consent of any or all of the Lenders, as set forth above or elsewhere in this Agreement, the Administrative Agent shall not be permitted or required to exercise any discretion or to take any action except upon the receipt of the written consent or instruction with respect to such action by the requisite Lenders, which written consent or instruction shall be binding upon the Lenders. Notwithstanding anything contained herein to the contrary, it is understood and agreed that the Lenders' right to consent to or disapprove any particular matter shall be limited to the extent that the Lenders' or Administrative Agent's rights to consent to or disapprove of such matter are limited in the Loan Documents.

     As to any matter which is subject to a vote of the Lenders hereunder, any of the Lenders may require the Administrative Agent to initiate such a vote. In such event, the Administrative Agent shall conduct a vote in accordance with the provisions of the next paragraph. The Administrative Agent shall be bound by the results of such vote, so long as the action voted in favor of is permissible under the Loan Documents and under applicable law, and subject to the obligation of each Lender to contribute its Pro Rata Share of all expenses and liabilities incurred in connection therewith as more fully set forth below.

     All communications from the Administrative Agent to the Lenders requesting the Lenders' approval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such approval is requested and (iii) shall include, if appropriate, the recommendation of the Administrative Agent, if any.

     Subject to the foregoing limitations, each Lender hereby appoints and constitutes the Administrative Agent as its agent with full power and authority to exercise on behalf of such Lender any and all rights and remedies which such Lender may have with respect to, and to the extent necessary under applicable law for, the enforcement of the Loan Documents, including the right to exercise, or to refrain from exercising, any and all remedies afforded to such Lender by the Loan Documents or which such Lender may have as a matter of law.

     Subject to the last sentence of this paragraph, each Lender shall be responsible for its Pro Rata Share of any reasonable out-of-pocket costs, expenses or liabilities incurred by the Administrative Agent in connection with the Obligations, the protection of any security for the Secured Obligations, the enforcement of the Loan Documents or the management or operation of the Project or any other Collateral after acquisition of title thereto. Each Lender shall, within twenty (20) days after a written demand therefor accompanied with a description of the amounts payable, contribute its respective Pro Rata Share of the out-of-pocket costs and expenses incurred by the Administrative Agent in accordance with the terms of this Agreement, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and expenses of attorneys, it being understood that all such amounts shall be allocated as between Term Lenders and RL Lenders
(x) for so long as no Default has occurred and is continuing, in the proportions that the aggregate of all Term Loan Commitments and the aggregate of all Revolving Loan Commitments, respectively, bear to the Aggregate Commitment and
(y) after the occurrence and during the continuance of a Default, in the proportions that the aggregate Outstanding Credit Exposure of all Term Lenders and the aggregate Outstanding Credit Exposure of all RL Lenders, respectively, bear to the Aggregate Outstanding Credit Exposure.

     10.13 Co-Borrower Default. Promptly after the Administrative Agent acquires actual knowledge that a Default has occurred, the Administrative Agent shall evaluate the circumstances of such Default, its impact on Co-Borrowers, Parent Guarantor and Subsidiary Guarantors and the courses of action available to the Lenders, which may include such responses as entering into a forbearance agreement for a period of time, establishing certain additional credit or collateral safeguards in exchange for a waiver of such Default or determining the timing and order of enforcement of the remedies available to the Lenders. Unless expressly directed in writing to the contrary by the Majority Lenders, the Administrative Agent is expressly authorized to discuss such Default and possible resolutions with Co-Borrowers, Parent Guarantor and Subsidiary Guarantors and to refrain from exercising any rights and remedies while conducting such evaluation, provided that the Administrative Agent shall not enter into any written forbearance agreement with Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor without the prior consent of the Majority Lenders. The foregoing provisions shall not limit the right, power or authority of the Administrative Agent to take actions pursuant to and in accordance with Section
8.1 or Section 9.19.

     The Administrative Agent shall, upon completing such evaluation and if the Administrative Agent deems it appropriate, forward to each Lender a written proposal outlining the course of action that the Administrative Agent recommends, if any.

     If the Majority Lenders so approve the Administrative Agent's proposal, the Administrative Agent shall seek to implement such proposal in due course in the same manner the Administrative Agent generally implements similar proposals for loans held for its own account.

     The Lenders agree to cooperate in good faith and in a commercially reasonable manner in connection with the exercise by the Administrative Agent of the rights granted to the Lenders by law and the Loan Documents, including, but not limited to, providing necessary information to the Administrative Agent with respect to the Obligations, preparing and executing necessary affidavits, certificates, notices, instruments and documents and participating in the organization of applicable entities to hold title to the Opryland Hotel Florida and/or the Project. Each Lender agrees that it shall subscribe to and accept its Pro Rata Share of the ownership interests in any entity organized to hold title to the Opryland Hotel Florida and/or the Project or any other Collateral (it being understood that such interests shall be allocated as between Term Lenders and RL Lenders in the proportions that the aggregate Outstanding Credit Exposure of all Term Lenders and the aggregate Outstanding Credit Exposure of all RL Lenders, respectively, bear to the Aggregate Outstanding Credit Exposure, and each such Lender agrees that the nature of such entity shall be determined by the Majority Lenders. The Administrative Agent is hereby authorized to act for and on behalf of the Lenders in all day-to-day matters with respect to the exercise of rights described herein such as the supervision of attorneys, accountants, appraisers or others acting for the benefit of all of the Lenders in connection with litigation, foreclosure, realization of all or any security given as collateral for the Secured Obligations or other similar actions.

     10.14 Acquisition of Collateral. If the Administrative Agent (or its nominee or designee), on behalf of the Lenders, acquires the Opryland Hotel Florida and/or the Project or any other Collateral either by foreclosure or deed in lieu of foreclosure, then the Lenders agree to negotiate in good faith to reach agreement among themselves in writing relating to the ownership, operation, maintenance, marketing, and sale of the Opryland Hotel Florida and/or the Project. The Lenders agree that such agreement shall be consistent with the following:

            (a) The Collateral will not be held as a long term investment but will be marketed in an attempt to sell the Collateral in a time period consistent with the regulations applicable to national banks for owning real estate. Current Appraisals of the Collateral shall be obtained by the Administrative Agent, such Appraisals shall be furnished to the Lenders from time to time during the ownership period at the Lenders' expense (without diminishing or releasing any obligation of Co-Borrowers or Parent Guarantor to pay for such costs) and an appraised value shall be established and updated from time to time based on such Appraisals.

            (b) Decision-making with respect to the day to day operations of the Opryland Hotel Florida and/or the Project will be delegated to management and leasing agents. All agreements with such management and leasing agents will be subject to the approval of the Majority Lenders. All material decisions reserved to the owner in such agreements will also be subject to the approval of the Majority Lenders. The day to day supervision of such agents shall be done by the Administrative Agent.

            (c) Except as provided in the immediately following sentence, all decisions as to whether to sell the Opryland Hotel Florida and/or the Project and any other Collateral shall be subject to the approval of all the Lenders. Notwithstanding the foregoing, the Lenders agree that if the Administrative Agent receives a bona fide "all cash" (as determined by the Administrative Agent in its discretion) offer for the purchase of the Opryland Hotel Florida and/or the Project or other Collateral which has been approved in writing by the Majority Lenders and such offer equals or exceeds one hundred percent (100%) of the most recent appraised values of the Opryland Hotel Florida and/or the Project and/or such other Collateral, as applicable, as established by an Appraisal or Appraisals that have been completed within six months of such offer, then the Administrative Agent is irrevocably authorized to accept such offer on behalf of all the Lenders.

            (d) All expenses incurred by the Administrative Agent and the Lenders in connection with the Opryland Hotel Florida and the Project, allocated between Term Lenders and RL Lenders in the proportions that the aggregate Outstanding Credit Exposure of all Term Lenders and the aggregate Outstanding Credit Exposure of all RL Lenders, respectively, bear to the Aggregate Outstanding Credit Exposure, shall be allocated among the Lenders pro rata in accordance with their respective Pro Rata Shares. In the event any Lender does not pay its Pro Rata Share of such expenses, such Lender shall be subject to the terms of Section 10.11 above.

            (e) All proceeds received by the Administrative Agent or any Lender from the operation, sale or other disposition of the Opryland Hotel Florida and/or the Project and any other Collateral (net of expenses incurred by the Administrative Agent in connection therewith and any reserves deemed reasonably necessary by the Majority Lenders for potential obligations of the Lenders with respect to the Opryland Hotel Florida and/or the Project and subject to Section 10.11 above) shall be allocated to Term Lenders and RL Lenders in the proportions that the aggregate Outstanding Credit Exposure of all Term Lenders and the aggregate Outstanding Credit Exposure of all RL Lenders, respectively, bear to the Aggregate Outstanding Credit Exposure and paid to the Lenders in accordance with each Lender's Pro Rata Share from time to time upon authorization by the Majority Lenders.

            (f) All expenditures and other actions taken with respect to the Opryland Hotel Florida and/or the Project and any other Collateral shall at all times be subject to the regulations and requirements pertaining to national banks applicable thereto. Without limiting the generality of the foregoing, all necessary approvals from regulatory authorities in connection with any expenditure of funds by the Lenders shall be a condition to such expenditure.

     10.15 Documents. Except as otherwise expressly provided herein, it is acknowledged and agreed that (a) the Administrative Agent has not and shall not provide to the other Lenders documents, other than Loan Documents delivered as of the Effective Date, received from Co-Borrowers and Parent Guarantor with respect to the satisfaction of the conditions set forth in Section 4.1 or the conditions precedent to the initial or any subsequent Advances, but that such documents are or shall be available for inspection by each Lender, and (b) the determination by each Lender of whether the conditions precedent set forth in
Section 4.1 and 4.2 have been satisfied shall be for the benefit of each such Lender only, and may not be relied on by any other party.

     10.16 Receipt and Maintenance of Loan Documents. Each Lender acknowledges that it has received, reviewed and approved the form of the Loan Documents delivered as of the Effective Date. Co-Borrowers and Parent Guarantor shall deliver to the Administrative Agent and to each of the Lenders party hereto on the Effective Date executed original counterparts of all of the Loan Documents, other than the originals of the Notes, each of which shall be delivered to the Lender named therein.

     10.17 No Representations. Each Lender acknowledges and agrees that the Administrative Agent has not made any representations or warranties, express or implied, with respect to any aspect of the Loans, including, without limitation (i) the existing or future solvency or financial condition or responsibility of Co-Borrowers, Parent Guarantor and Subsidiary Guarantors, (ii) the payment or collectibility of the Obligations, (iii) the validity, enforceability or legal effect of the Loan Documents, or the Mortgage Title Insurance Policies or the Surveys furnished by Co-Borrowers, or (iv) the validity or effectiveness of the liens created by the Mortgages or any other liens or security interests required by this Agreement.

     10.18 No Relation. The relationship between the Administrative Agent, the Co-Lead Arrangers, Joint Book-Running Managers, Syndication Agents and the other Lenders is not intended by the parties to create, and shall not create, any trust, joint venture or partnership relation between them.

     10.19 Standard of Care. The Administrative Agent shall be liable to the Lenders for any loss or liability sustained in connection with its management and administration of the Obligations, or in connection with the exercise of any rights and remedies under the Loan Documents or at law, only if, and to the extent, such loss or liability results from the gross negligence or willful misconduct of such Administrative Agent or any of its employees, officers, agents or directors or a breach of the Administrative Agent's express obligations under this Agreement.

     10.20 No Responsibility for Loans, Etc. Except as otherwise provided in this Agreement (including Section 10.21), none of the Administrative Agent, the Initial Lender Affiliates or any of their respective shareholders, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any Advance hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified herein; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. Neither the Administrative Agent nor any of the Initial Lender Affiliates shall have any duty to disclose to the Lenders information that is not required to be furnished to it by Co-Borrowers or Parent Guarantor.

     10.21 Payments After Default. Subject to the provisions of Section 10.11 regarding the subordination of any Defaulting Lender's interest, after the occurrence of a Default, the Administrative Agent shall apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

                  (i) first, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

                  (ii) second, to pay principal of and interest on any Protective Advance for which the Administrative Agent has not then been paid by Co-Borrowers or Parent Guarantor or reimbursed by the Lenders;

                  (iii) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders (other than Rate Management Obligations);

                  (iv) fourth, to the ratable payment, on a pari passu basis, of (a) principal and interest on the Loans (such application to be made first to interest and then to principal) and (b) Secured Rate Management Obligations; and

                  (v)      fifth, to the ratable payment of all other
Obligations.

     The order of priority set forth in this Section 10.21 is set forth solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves. As between Co-Borrowers, Parent Guarantor and Subsidiary Guarantors, on the one hand, and the Administrative Agent and Lenders on the other, after the occurrence of a Default the Administrative Agent and Lenders may apply all payments in respect of any Secured Obligations, and all proceeds of Collateral, to the Secured Obligations in such order and manner as the Administrative Agent and Lenders may elect in their sole and absolute discretion. The order of priority set forth in clauses (i) through (iii) of this
Section 10.21 may be changed by the Majority Lenders with the prior written consent of the Administrative Agent.

     10.22 Payments Received. All payments received by the Administrative Agent from Co-Borrowers or Parent Guarantor for the account of the Lenders shall be disbursed to the applicable Lenders no later than the next Business Day following the day such payment is received in good funds by the Administrative Agent. If payments received by the Administrative Agent from Co-Borrowers or Parent Guarantor are not disbursed to the applicable Lenders the same day as they are received, such funds shall be invested overnight by the Administrative Agent and each Lender will receive its Pro Rata Share of any interest so earned, as allocated to Term Lenders and RL Lenders in the proportions that the aggregate Outstanding Credit Exposure of all Term Lenders and the aggregate Outstanding Credit Exposure of all RL Lenders, respectively, bear to the Aggregate Outstanding Credit Exposure. The Lenders acknowledge that the Administrative Agent does not guarantee any particular level of return on the overnight funds and that the Administrative Agent will invest such funds as it deems prudent from time to time.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

     11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of Co-Borrowers, Parent Guarantor or any Subsidiary Guarantor may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

     11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 and payments to the Swingline Lender in respect of a Swingline Loan, either by Co-Borrowers or by the RL Lenders, pursuant to a Mandatory Advance or participation in respect of Swingline Loans, as contemplated by Section 2.1(d)) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure (other than Swingline Loans) held by the other Lenders so that after such purchase each Lender will hold its applicable Pro Rata Share of the Aggregate Outstanding Credit Exposure (other than Swingline Loans). If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary to provide that the Administrative Agent and all Lenders share in the benefits of such collateral in accordance with the provisions of Section 2.12(b).

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Co-Borrower, Parent Guarantor, Subsidiary Guarantors, the Administrative Agent and the Lenders and their respective successors and assigns, except that (i) Co-Borrowers, Parent Guarantor and Subsidiary Guarantors shall not have the right to assign their respective rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, financings in the nature of repurchase agreements and any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of
Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2   Participations.

     12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Co-Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and Co-Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

     12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest which (a) forgives principal, interest, fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment (except in connection with a waiver of applicability of any post-Default increase in interest rates), extends the Maturity Date, postpones any date fixed for any required payment of principal of, or interest on any Loan in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Advance or Commitment, (b) releases any guarantor of any such Advance (except in connection with an Asset Sale in accordance with the terms hereof) or all or substantially all of any collateral, if any, securing any such Advance;
(c) increases the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation therein is not increased as a result thereof) or
(d) consents to the assignment or transfer by Co-Borrowers or Parent Guarantor of any of their obligations under this Agreement. Notwithstanding the foregoing, Co-Borrowers and Parent Guarantor and the other Lenders shall be entitled to rely upon any actions taken by a Lender in its capacity as such, whether or not within the scope of such Lender's authority under any agreement between the Lender and a Participant.

     12.2.3 Benefit of Setoff. Co-Borrowers and Parent Guarantor agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3   Assignments.

     12.3.1 Permitted Assignments. Subject to satisfaction of the applicable requirements and conditions set forth in this Section 12.3, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents, subject to the following:

                  (i) such assignment shall be substantially in the form of Exhibit F or in such other form as may be agreed to by the Administrative Agent;

                  (ii) the consent, not to be unreasonably withheld or delayed, of Co-Borrowers, Parent Guarantor, the Administrative Agent and, in the case of any proposed assignment by an RL Lender, the Swingline Lender, shall be required prior to an assignment becoming effective, and, unless each of the Co-Borrowers, Parent Guarantor and the Administrative Agent otherwise consents, each assignment with respect to an Eligible Assignee which is not a Lender or an Affiliate thereof shall be in an amount not less than the lesser of (A) $1,000,000 or (B) the sum (calculated as at the date of such assignment) of the assigning Lender's Available Commitment and Outstanding Credit Exposure; provided, however, that (1) the consent of Co-Borrowers and Parent Guarantor shall not be required for an assignment from one Lender to another Lender or an Affiliate thereof; (2) the consent of Co-Borrowers and Parent Guarantor shall not be required in connection with any such assignments occurring in connection with the primary syndication of this facility and (3) if a Default has occurred and is continuing, no consent of Co-Borrowers and Parent Guarantor to any assignment shall be required;

                  (iii) Unless the Administrative Agent and, in the case of any proposed assignment by an RL Lender, the Swingline Lender, otherwise consents, a Lender shall not be permitted to assign less than the entire remaining amount of the assigning Lender's Available Commitment and Outstanding Credit Exposure if upon completion of such assignment the remaining amount (calculated as at the date of such assignment) of the assigning Lender's Available Commitment and Outstanding Credit Exposure shall be less than $1,000,000; and

                  (iv) No Lender shall assign all or any part of its rights and obligations under the Loan Documents without the Administrative Agent's consent, which shall not be unreasonably withheld, or to any Person other than an Eligible Assignee.

     This Section 12.3 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, financings in the nature of repurchase agreements and any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such financing, pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of this Section 12.3.

     12.3.2 Transfers. Notwithstanding any other provision hereof, Lenders consent to each Lender's pledge (a "Pledge") of its interest in the Loans and the Collateral to any Eligible Assignee which has extended a credit facility to such Lender (a "Loan Pledgee"), on the terms and conditions set forth in this paragraph. Upon written notice by the Lender to Administrative Agent that the Pledge has been effected, Administrative Agent agrees to acknowledge receipt of such notice and thereafter agrees: (a) to give Loan Pledgee written notice of any default by Lenders under this Agreement and any amendment, modification, waiver or termination of any of Lenders' rights under this Agreement; (b) that Administrative Agent shall deliver to Loan Pledgee such estoppel certificate(s) as Loan Pledgee shall reasonably request, provided that any such certificate(s) shall be in the form and upon the conditions set forth in Section 18 of the Subordination and Intercreditor Agreement; and (c) that, upon written notice (a "Redirection Notice") to Administrative Agent by Loan Pledgee that a Lender is in default, beyond applicable cure periods, under such Lender's obligations to Loan Pledgee pursuant to the applicable credit agreement between such Lender and Loan Pledgee (which notice need not be joined in or confirmed by Lenders), and until such Redirection Notice is withdrawn or rescinded by Loan Pledgee, any payments to which such Lender is entitled from time to time pursuant to this Agreement, or any other agreements that relate to the Loans, shall be paid or directed to Loan Pledgee. The relevant Lender hereby unconditionally and absolutely releases Administrative Agent and the Lenders from any liability to the relevant Lender on account of Administrative Agent's or any Lender's compliance with any Redirection Notice reasonably believed by Administrative Agent or Lenders to have been delivered in good faith. Loan Pledgee shall be permitted fully to exercise its rights and remedies against the relevant Lender, and realize on any and all collateral granted by such Lender to Loan Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and the provisions of this Agreement. In such event, Lenders shall recognize Loan Pledgee, and its successors and assigns which are Eligible Assignees as the successor to the applicable Lender's rights, remedies and obligations under this Agreement and the Loan Documents. The rights of Loan Pledgee under this paragraph shall remain effective unless and until Loan Pledgee shall have notified Administrative Agent in writing that its interest in the Loans has terminated. Notwithstanding any provisions herein to the contrary, if a conduit ("Conduit") which is not an Eligible Assignee provides financing to a Lender then such Conduit will be a permitted "Loan Pledgee" despite the fact it is not an Eligible Assignee if the following conditions are satisfied: (i) the loan (the "Conduit Inventory Loan") made by the Conduit to a Lender to finance the acquisition and holding of such Lender's Loan will require a third party (the "Conduit Credit Enhancer") to provide credit enhancement; (ii) the Conduit Credit Enhancer will be an Eligible Assignee; (iii) the applicable Lender will pledge its interest in the Loan to the Conduit as collateral for the Conduit Inventory Loan; (iv) the Conduit Credit Enhancer and the Conduit will agree that, if the applicable Lender defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by the applicable Lender, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of the applicable Lender's interest in the relevant Loan to the Conduit Credit Enhancer; and (v) the Conduit will not have any greater right to acquire the interests in the Loan pledged by the relevant Lender, by foreclosure or otherwise, than would any other purchaser that is not an Eligible Assignee at a foreclosure sale conducted by a Loan Pledgee.

     12.3.3 Effect; Effective Date. Upon (a) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3.1, and (b) payment of a non-refundable assignment fee of $3,500 to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and the transferor Lender shall be discharged and released with respect to the percentage of the Commitment and Outstanding Credit Exposure assigned to such Purchaser, without any further consent or action by Co-Borrowers, Parent Guarantor, the Lenders or the Administrative Agent. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent, Co-Borrowers and Parent Guarantor shall make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitment and Outstanding Credit Exposure, as adjusted pursuant to such assignment.

     12.4 Dissemination of Information. Co-Borrowers and Parent Guarantor each authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Co-Borrowers, Parent Guarantor and Subsidiary Guarantors; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

     13.1 Notices. Except as otherwise permitted by Section 2.14 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of Co-Borrowers, Parent Guarantor, the Administrative Agent or any Lender, at its address or facsimile number set forth on the signature pages hereof, or (b) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent, Co-Borrowers and Parent Guarantor in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by certified mail, return receipt requested, when delivered at the address specified in this Section, as indicated by the return receipt, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

     13.2 Change of Address. Co-Borrowers, Parent Guarantor, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Co-Borrowers, Parent Guarantor, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (EXCLUDING THE NEW YORK LIEN LAW AND WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2 CONSENT TO JURISDICTION. CO-BORROWERS AND PARENT GUARANTOR EACH HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK OR ANY UNITED STATES FEDERAL OR FLORIDA OR TEXAS STATE COURT SITTING IN FLORIDA OR TEXAS, AS THE CASE MAY BE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND CO-BORROWERS AND PARENT GUARANTOR EACH HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST CO-BORROWERS, PARENT GUARANTOR OR ANY SUBSIDIARY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY CO-BORROWERS OR PARENT GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK.

     15.3 WAIVER OF JURY TRIAL. CO-BORROWERS, PARENT GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

                                      * * *

            IN WITNESS WHEREOF, Co-Borrowers, Parent Guarantor, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


ADDRESSES:                                CO-BORROWER:

One Gaylord Drive                         OPRYLAND HOTEL - FLORIDA LIMITED
Nashville, Tennessee  37214               PARTNERSHIP, a Florida limited
Attention:  Chief Financial Officer       partnership

                                          By: Opryland Hospitality, LLC, its
                                              general partner

                                              By:   /s/ DAVID C. KLOEPPEL
                                                 -----------------------------
                                                 Name:  David C. Kloeppel
                                                 Title: Executive Vice President



                                          CO-BORROWER:


One Gaylord Drive                         OPRYLAND HOTEL - TEXAS LIMITED
Nashville, Tennessee  37214               PARTNERSHIP, a Delaware limited
Attention:  Chief Financial Officer       partnership

                                          By: Opryland Hospitality, LLC, its
                                              general partner

                                              By:   /s/ DAVID C. KLOEPPEL
                                                 -----------------------------
                                                 Name:  David C. Kloeppel
                                                 Title: Executive Vice President


                                          PARENT GUARANTOR:


One Gaylord Drive                         GAYLORD ENTERTAINMENT COMPANY,
Nashville, Tennessee  37214                 a Delaware corporation
Attention:  Chief Financial Officer



                                              By:   /s/ DAVID C. KLOEPPEL
                                                 -----------------------------
                                                 Name:  David C. Kloeppel
                                                 Title: Executive Vice President
                                                        and Chief Financial
                                                        Officer

                                          LENDERS:


Deutsche Bank                             DEUTSCHE BANK TRUST COMPANY AMERICAS,
200 Crescent Court, Suite 550             Individually and as Administrative
Dallas, Texas  75201                      Agent
Attention:  Robert J. Krenek

                                          By:   /s/ GEORGE R. REYNOLDS
                                             -----------------------------------
                                             Name:  George R. Reynolds
                                             Title: Vice President



Bank of America                           BANK OF AMERICA, N.A.
901 Main Street, 64th Floor
TXI-492-64-01
Dallas, Texas  75202                      By:   /s/ ROGER C. DAVIS
Attention:  Roger C. Davis                   -----------------------------------
                                             Name:  Roger C. Davis
                                             Title: Principal, Portfolio Manager



c/o CIBC World Markets                    CIBC INC.
10880 Wilshire Boulevard, 17th Floor
Los Angeles, California  90024
Attention:  Paul Chakmak                  By:   /s/ PAUL J. CHAKMAK
                                             -----------------------------------
                                             Name:  Paul J. Chakmak
                                             Title: CIBC World Markets Corp., as
                                                    AGENT


c/o iStar Financial Inc.                  iSTAR DB SELLER, LLC, a Delaware
1114 Avenue of the Americas, 27th Floor   limited liability company
New York, New York  10036
Attention: Jeffrey Digel, Catherine
           Rice and Nina Matis            By: iStar Financial Inc., a Maryland
                                              corporation, its sole Class A
                                              member

with a copy to:
                                              By:   /s/ JEFFREY R. DIGEL
                                                 -------------------------------
iStar Asset Services, Inc.                       Name:  Jeffrey R. Digel
100 Great Meadow Road, Suite 603                 Title: Executive Vice President
Wethersfield, Connecticut 06109
Attention:  President

Fleet National Bank                           FLEET NATIONAL BANK
115 Perimeter Center Place, Suite 500
Atlanta, Georgia  30346
Attention:  Lori Litow                        By:   /s/ LORI Y. LITOW
                                                 -------------------------------
                                                 Name:  Lori Y. Litow
                                                 Title: Director



Merrill Lynch                                 MERRILL LYNCH CAPITAL, a Division
222 N. LaSalle                                of Merrill Lynch Business
Chicago, Illinois  60601                      Financial Services Inc.
Attention:  Kirk Booher
                                              By:   /s/ CYNTHIA M. LOZANO
                                                 -------------------------------
                                                 Name:  Cynthia M. Lozano
                                                 Title: Asst. Vice President



MidFirst Bank                                 MIDFIRST BANK, a Federally
501 NW Grand Blvd.                            Chartered Savings Association
Oklahoma City, Oklahoma  73118
Attention:  Todd Wright                       By:   /s/ TODD WRIGHT
                                                 ------------------------------
                                                 Name:  Todd Wright
                                                 Title: Vice President